Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

BIG CYPRESS ACQUISITION CORP.,

BIG CYPRESS MERGER SUB INC.,

SAB BIOTHERAPEUTICS, INC.,

AND

SHAREHOLDER REPRESENTATIVE SERVICES LLC,

AS THE STOCKHOLDERS’ REPRESENTATIVE

DATED AS OF JUNE 21, 2021

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 21, 2021, is made by and among Big Cypress Acquisition Corp., a Delaware corporation (“Parent”), Big Cypress Merger Sub Inc., a Delaware corporation (“Merger Sub”), SAB Biotherapeutics, Inc., a Delaware corporation (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company (the “Stockholders’ Representative”), solely in its capacity as the representative, agent and attorney-in-fact of the Company Stockholders. Parent, Merger Sub and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, (i) Parent is a blank check company incorporated in Delaware for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, and (ii) Merger Sub is a wholly-owned Subsidiary of Parent that was formed for purposes of consummating the transactions contemplated by this Agreement and the Transaction Documents;

WHEREAS, pursuant to the Governing Documents of Parent, Parent is required to provide an opportunity for its stockholders to have their outstanding Parent Shares redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the Parent Stockholder Approval;

WHEREAS, as of the date of this Agreement, Big Cypress Holdings LLC, a Delaware limited liability company (the “Sponsor”) owns 2,630,625 Parent Shares and certain Persons affiliated with Ladenburg Thalmann & Co. Inc. (the “Ladenburg Stockholders”) own 244,375 Parent Shares;

WHEREAS, concurrently with the execution of this Agreement, the Sponsor, the Ladenburg Stockholders, Parent and the Company are entering into the sponsor support agreement, substantially in the form of Exhibit G hereto (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor and the Ladenburg Stockholders have agreed to (i) vote in favor of this Agreement and the transactions contemplated hereby (including the Merger), (ii) waive any adjustment to the conversion ratio set forth in the Governing Documents of Parent or any other anti-dilution or similar protection with respect to the Parent Shares, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement, (iii) be bound by certain transfer restrictions with respect to its Parent Shares and (iv) subject 20.82% of the Parent Shares held by the Sponsor and the Ladenburg Stockholders to vesting conditions set forth in the Sponsor Support Agreement;

WHEREAS, on the Closing Date, (i) Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger and, after giving effect to the Merger, the Company will be a wholly-owned Subsidiary of Parent and (ii) each Company Share will be automatically converted as of the Effective Time into a portion of the Transaction Share Consideration, in each case, on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, at the Closing, Parent, the Sponsor and the Company Stockholders party to the Company Stockholder Support Agreements (as defined below) will enter into an amended and restated registration rights agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Sponsor and the Company Stockholders set forth on Schedule I (i) will agree not to effect any sale or distribution of any Equity Securities of Parent held by any of them during the lock-up period described therein and (ii) will be granted certain registration rights with respect to their respective Parent Shares, in each case, on the terms and subject to the conditions set forth therein;

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has unanimously (i) determined that this Agreement, the Transaction Documents to which Parent is or will be a party and the transactions contemplated by this Agreement and the Transaction Documents (including the Merger) are fair to, and in the best interests of, Parent and the stockholders of Parent, (ii) adopted, approved and declared advisable this Agreement, the Transaction Documents to which Parent is or will be a party and the transactions contemplated hereby and thereby (including the Merger), (iii) recommended, among other things, approval and adoption of this Agreement and the transactions contemplated by this Agreement (including the Merger) by the holders of Parent Shares entitled to vote thereon, and (iv) directed that each Transaction Proposal be submitted to the holders of Parent Shares for approval;

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Transaction Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, Parent, as the sole stockholder of Merger Sub, has executed a written consent, which is conditioned upon, and shall become effective immediately following, the execution and delivery of this Agreement, and which, when effective, shall constitute the approval and adoption of this Agreement, the Transaction Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the board of directors of the Company has unanimously (i) determined that this Agreement, the Transaction Documents to which the Company is or will be a party and to consummate the transactions contemplated by this Agreement and the Transaction Documents (including the Merger) are fair to, and in the best interests of the Company and the stockholders of the Company, (ii) adopted, approved and declared advisable this Agreement, the Transaction Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and the Transaction Proposals and (iii) recommended, among other things, the approval and adoption of this Agreement, the Transaction Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) by the holders of Company Shares entitled to vote thereon;

WHEREAS, Parent has requested that within thirty days after the execution of this Agreement, each Company Stockholder listed on Schedule I attached hereto (collectively, the “Supporting Company Stockholders”) duly execute and deliver to Parent a transaction support agreement, substantially in the form attached hereto as Exhibit B (collectively, the “Company Stockholder Support Agreements”), pursuant to which, among other things, each such Supporting Company Stockholder would agree to, among other things, (i) support and vote in favor of the approval and adoption of this Agreement, the Transaction Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), and (ii) take, or cause to be taken, any actions necessary or advisable to cause certain agreements to be terminated effective as of the Closing; and

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WHEREAS, each of the Parties intends for U.S. federal income tax purposes that (i) this Agreement constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder and (ii) the Merger be treated as a transaction that qualifies as a “reorganization” within the meaning of Section 368 of the Code (clauses (i)-(ii), the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Additional Parent SEC Reports” has the meaning set forth in Section 4.7.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” has the meaning set forth in the Preamble.

“Allocation Schedule” has the meaning set forth in Section 2.4.

“Anti-Corruption Laws” means, collectively, (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended (FCPA), (ii) the UK Bribery Act 2010 and (iii) any other applicable anti-bribery or anti-corruption Laws related to combatting bribery, corruption and money laundering.

“Assumed Plan” has the meaning set forth in Section 2.5.

“Business Combination Proposal” has the meaning set forth in Section 5.10.

“Business Day” means a day, other than a Saturday or Sunday, on which the SEC or commercial banks in the State of Delaware, the State of Florida and the State of South Dakota are open for the general transaction of business.

“Certificate of Merger” has the meaning set forth in Section 2.1(b).

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“Certificates” has the meaning set forth in Section 2.1(h).

“Change of Control” means the occurrence in a single transaction or as a result of a series of related transactions, of one or more of the following events after the Closing Date: (i) a merger, consolidation, reorganization or similar business combination transaction involving Parent in which the holders of all of the outstanding equity interests of Parent immediately prior to the consummation of such transaction do not directly own, beneficially or of record, immediately upon the consummation of such transaction, outstanding equity interests that represent a majority of the combined outstanding voting securities of the surviving entity in such transaction or a parent of the surviving entity in such transaction; (ii) a transaction in which a majority of Parent’s voting securities are transferred to any Person, or any two more Persons acting as a group, and all Affiliates of such Person or Persons (each, a “Group”); or (iii) the consummation of the sale of substantially all of the assets of Parent to any Person or Group.

“Change of Control Payment” means any success, change of control, retention, transaction bonus or other similar payment or amount that may be payable to any Person as a result of or in connection with this Agreement or the transactions contemplated hereby (including any such payments or similar amounts that may become due and payable based upon the occurrence of one or more additional circumstances, matters or events) (in each case, including the employer’s share of payroll, social security, Medicare and unemployment Taxes and other similar assessments arising out of such payments). Notwithstanding the foregoing or anything to the contrary herein, the Parent Shares to be issued in respect of or that will become subject to, as applicable, the Rollover Options or the Rollover Restricted Stock Awards, in each case, at the Effective Time on the terms and subject to the conditions of this Agreement shall not constitute Change of Control Payments.

“Closing” has the meaning set forth in Section 2.2.

“Closing Company Financial Statements” has the meaning set forth in Section 3.5(b).

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Proposal” means (i) any transaction or series of related transactions under which any Persons, directly or indirectly, (A) acquires or otherwise purchases the Company or (B) all or a material portion of the assets or businesses of the Company, taken as a whole (in the case of each of clause (A) and (B), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (ii) any equity or similar investment in the Company (other than the issuance of the applicable class of shares of capital stock of the Company upon the exercise or conversion of any Company Options in accordance with the terms of the Company Equity Plan and the underlying grant, award or similar agreement). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Transaction Documents, the transactions contemplated hereby or thereby or any Specified Strategic Transaction shall constitute a Company Acquisition Proposal.

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“Company Common Stock” means the Common Stock of the Company, par value $0.001 per share.

“Company D&O Persons” has the meaning set forth in Section 5.16(a).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to Parent by the Company on the date of this Agreement.

“Company Equity Award” means, as of any determination time, each outstanding Company Option, each outstanding Company Restricted Stock Award, and each other award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Company of rights of any kind to receive any Equity Security of the Company under any Company Equity Plan or otherwise.

“Company Equity Plan” means the SAB Biotherapeutics, Inc. 2014 Equity Incentive Plan and each other plan or standalone agreement that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Company of rights of any kind to receive Equity Securities of the Company or benefits measured in whole or in part by reference to Equity Securities of the Company, including any stock restriction agreement subjecting outstanding Equity Securities to certain rights of repurchase in favor of the Company in the event of the termination of the holder’s service relationship with the Company.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, the Company in connection with the negotiation, preparation or execution of this Agreement or any Transaction Documents, the performance of its covenants or agreements in this Agreement or any Transaction Document or the consummation of the transactions contemplated hereby or thereby, including (i) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of the Company, and (ii) any other fees, expenses, commissions or other amounts that are expressly allocated to the Company pursuant to this Agreement or any Transaction Document, including fifty percent (50%) of the HSR Act filing fee. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any Parent Expenses.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) and Section 3.1(b) (Organization and Qualification), Section 3.3(a) (Capitalization of the Company), Section 3.4 (Authority), Section 3.17(n) (Tax Matters) and Section 3.18 (Brokers).

“Company IT Systems” means all computer systems, computer software and hardware, communication systems, servers, network equipment and related documentation, in each case, owned, licensed or leased by the Company.

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“Company Licensed Intellectual Property” means Intellectual Property Rights owned by or licensed to any Person (in each case, other than the Company) that is licensed or sublicensed to the Company.

“Company Licensed Patent” has the meaning set forth in Section 3.14(a).

“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on: (i) the business, results of operations or financial condition of the Company, taken as a whole; provided, however, that, none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (a) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (b) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, armed hostilities, insurrection, sabotage or cyberterrorism, (c) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (d) changes in any applicable Laws, (e) any change, event, effect or occurrence that is generally applicable to the industries or markets in which the Company operates, (f) the public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (f) shall not apply to the representations and warranties set forth in Section 3.6(b)), (g) any failure by the Company to meet any budgets, projections, estimates, predictions or forecasts; provided, that this clause (g) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet budgets, projections, estimates, predictions or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect), or (h) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines or similar restrictions, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (a) through (h) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has a disproportionate adverse effect on the Company, taken as a whole, relative to other participants operating in the industries or markets in which Company operates; or (ii) the ability of the Company to consummate the Merger in accordance with the terms of this Agreement.

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“Company Non-Party Affiliates” means, collectively, each Company Related Party and each former, current or future Affiliates, Representatives, successors or permitted assigns of any Company Related Party (other than, for the avoidance of doubt, the Company).

“Company Option” means, as of any determination time, each option to purchase Company Shares that is outstanding and unexercised, whether granted under a Company Equity Plan or otherwise.

“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned by the Company.

“Company Preferred Stock” means the Series A Preferred Stock of the Company the Series A-1 Preferred Stock of the Company, the Series A-2 Preferred Stock of the Company, the Series A-2A Preferred Stock of the Company and the Series B Preferred Stock of the Company.

“Company Preferred Stock Conversion” has the meaning set forth in Section 2.1(c).

“Company Product” means each product or product candidate that is being researched, tested, developed, or manufactured, offered, marketed, licensed, provided, sold, distributed or otherwise exploited by or on behalf of the Company or any licensee of the Company.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by, or filed in the name of, the Company.

“Company Related Party” has the meaning set forth in Section 3.20.

“Company Related Party Transactions” has the meaning set forth in Section 3.20.

“Company Restricted Stock Award” means an award of restricted shares of Company Common Stock granted under a Company Equity Plan, which includes any shares of Company Common Stock issued pursuant to early-exercised Company Options that remain subject to vesting conditions.

“Company Shares” means shares of the Company Common Stock and the Company Preferred Stock.

“Company Stockholder Support Agreement Deadline” has the meaning set forth in Section 5.14(a).

“Company Stockholder Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Company Stockholder Written Consent” has the meaning set forth in Section 5.14(b).

“Company Stockholder Written Consent Deadline” means within two (2) Business Days following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act.

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“Company Stockholders” means, collectively, the holders of Company Shares as of any determination time prior to the Effective Time.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of May 27, 2021, by and between the Company and Parent.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Continental” means Continental Stock Transfer & Trust Company.

“Contingent Worker” means any independent contractor, consultant, contractor, subcontractor, temporary employee, leased employee or other agent used by the Company and classified by the Company as other than an employee, or compensated other than through wages paid by the Company through the Company’s payroll function.

“Contract” or “Contracts” means any written agreement, contract, license, sublicense, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means the SARS-CoV-2 or COVID-19 virus.

“Creator” has the meaning set forth in Section 3.14(d).

“Dentons” has the meaning set forth in Section 8.19.

“DGCL” has the meaning set forth in the recitals to this Agreement.

“Earnout Period” has the meaning set forth in Section 2.3(b).

“Earnout Shares” has the meaning set forth in Section 2.3.

“Earnouts” has the meaning set forth in Section 2.3(a)(iv).

“Effective Time” has the meaning set forth in Section 2.1(b).

“Employee Benefit Plan” means any (i) “employee benefit plans,” as defined in Section 3(3) of ERISA, together with plans or arrangements that would be so defined if they were not (i) otherwise exempt from ERISA by Section 3(3) of ERISA or another Section of ERISA, (ii) maintained outside the United States or (iii) individually negotiated or applicable only to one individual and (ii) any other written or oral benefit arrangement or obligation to provide benefits as compensation for services rendered, including employment or consulting agreements (except for agreements that provide for at will employment that can be terminated without notice and at no cost to the Company and do not include retention or deal-based bonuses or that provide only such notice and severance as is required by applicable Law), severance agreements, arrangements, plans or pay policies, stay or retention bonuses or compensation, incentive (including equity or equity-linked) plans, programs or arrangements, patent award programs, sick leave, vacation pay, plant closing benefits, salary continuation or insurance for disability, consulting, or other compensation arrangements, retirement, deferred compensation, bonus, stock purchase plans or programs, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans subject to Section 125 of the Code and any plans providing compensatory benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, with respect to which the Company or any of its Subsidiaries has any obligation or which are maintained, contributed to or sponsored by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer, director or manager of the Company or its Subsidiaries or with respect to which the Company or any Subsidiary has any actual or contingent liability.

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“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment or workplace health or safety.

“Equity Incentive Plan Proposal” has the meaning set forth in Section 5.10.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Equity Value” means $300,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 2.6(a).

“Exchange Fund” has the meaning set forth in Section 2.6(c).

“Expense Fund” has the meaning set forth in Section 8.18.

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

“FDCA” has the meaning set forth in Section 3.24(e).

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

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“Financial Statements” has the meaning set forth in Section 3.5(a).

“First Earnout” has the meaning set forth in Section 2.3(a)(i).

“Fourth Earnout” has the meaning set forth in Section 2.3(a)(iv).

“Fraud” means intentional common law fraud under Delaware law by a party to this Agreement with respect to the making of the representations and warranties hereunder (excluding constructive fraud, equitable fraud, unfair dealings fraud, promissory fraud or negligent misrepresentation or omission or any form of fraud based on recklessness).

“GAAP” means United States generally accepted accounting principles.

“Good Clinical Practices” means the then current standards for clinical trials (including all applicable requirements relating to the protection of human subjects), as set forth in the FDCA, and applicable regulations and guidances promulgated thereunder, as amended from time to time, and such applicable standards of good clinical practice (including all applicable requirements relating to protection of human subjects) as are required by other organizations and Governmental Entities in any other countries, in which the Company Products are sold or intended to be sold.

“Good Laboratory Practices” mean the then current standards for conducting nonclinical laboratory studies, as set forth in the FDCA and applicable regulations and guidances promulgated thereunder, as amended from time to time, including applicable requirements contained in 21 C.F.R. Part 58, and such applicable standards of good laboratory practices as are required by Governmental Entities in any other countries in which the Company Products are sold or intended to be sold.

“Good Manufacturing Practices” mean the then current standards for the manufacture, processing, packaging, transportation, handling and holding of drug and biological products, as set forth in the FDCA and applicable regulations and guidances promulgated thereunder, as amended from time to time, including applicable requirements contained in 21 C.F.R. Parts 210, 211, 600-610, and 1271, and such applicable standards of good manufacturing practices as are required by Governmental Entities in any other countries in which the Company Products are sold or intended to be sold.

“Governing Document Proposal” has the meaning set forth in Section 5.10.

“Governing Documents” means (i) the certificate of incorporation and bylaws (or similar documents) of a Person, (ii) all shareholder, voting and investor rights agreements applicable to such Person and (iii) all other legal documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“Governmental Entity” means any United States or non-United States (i) federal, state, provincial, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private); provided, however, that (for the avoidance of doubt) institutional review boards shall not be “Governmental Entities” hereunder.

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“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance, waste or other pollutant that is regulated by, or may give rise to Liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon.

“Healthcare Laws” means all applicable Laws relating to the research (including preclinical, nonclinical, and clinical research or studies), development, testing, production, manufacture, transfer, storing or distribution of drugs, biological products, or medical devices subject to regulation under applicable federal, state, provincial, or foreign laws, including the FDCA and the United States Public Health Service Act, the 21st Century Cures Act (Pub. L. 114-255), and Section 543 of the Federal Public Health Services Act.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (i) indebtedness for borrowed money, (ii) other obligations evidenced by any note, bond, debenture or other debt security, (iii) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (iv) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (v) leases required to be capitalized under GAAP, but excluding for the avoidance of doubt the effects of Accounting Standards Update No. 2016-02, Leases (Topic 842), (vi) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (vii) any of the obligations of any other Person of the type referred to in clauses (i) through (vi) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Independent Accountant” has the meaning set forth in Section 2.3(d).

“Intellectual Property Rights” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (i) patents and patent applications, industrial designs, industrial design registration and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing in respect of any of the foregoing and any reissues, reexaminations, substitutes, patent term extensions, supplementary protection certificates, or extensions of any of the foregoing, and any foreign counterparts of any of the foregoing (collectively, “Patents”); (ii) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, social media accounts, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, whether or not registered, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (iii) copyrights and other works of authorship, database and design rights, mask work rights, rights of publicity and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (iv) trade secrets, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, whether patentable or not; (v) rights in or to Software or other technology; (vi) all improvements to any of the foregoing; (vii) the right to sue and collect damages for past, present and future infringement of any of the foregoing; (viii) tangible embodiments of the foregoing and (ix) any other intellectual or proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any Law anywhere in the world.

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“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“IPO” has the meaning set forth in Section 8.17.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Ladenburg Stockholders” has the meaning set forth in the recitals to this Agreement.

“Latest Balance Sheet” has the meaning set forth in Section 3.5(a).

“Law” means any federal, state, provincial, local, foreign, national or supranational statute, law (including common law), directive, act, statute, ordinance, treaty, rule, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Leased Real Property” has the meaning set forth in Section 3.19(b).

“Letter of Transmittal” means the letter of transmittal, substantially in the form attached as Exhibit C hereto and with such modifications, amendments or supplements as may be requested by the Exchange Agent and mutually agreed to by each of Parent and the Company (in either case, such agreement not to be unreasonably withheld, conditioned or delayed).

“Liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Licensed Out IP” has the meaning set forth in Section 3.14(c).

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge, license or other similar interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

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“Material Contracts” has the meaning set forth in Section 3.8(a).

“Material Permits” has the meaning set forth in Section 3.7.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the Preamble.

“Multiemployer Plan” has the meaning set forth in Section (3)37 of ERISA.

“Nasdaq” means the Nasdaq Capital Market.

“Nasdaq Proposal” has the meaning set forth in Section 5.10.

“Non-Party Affiliate” has the meaning set forth in Section 8.12.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to the Company on a non-exclusive basis under standard terms and conditions for a one-time license fee of less than $50,000 per license or an ongoing licensee fee of less than $25,000 per year.

“Officers” has the meaning set forth in Section 5.17(a).

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Other Parent Stockholder Approval” means, with respect to (i) the proposal to elect directors effective as of the Closing as contemplated by Section 5.17(a) and Section 5.17(b), the affirmative vote of a plurality of the votes cast by the stockholders present in person or represented by proxy at the Parent Stockholders Meeting and entitled to vote thereon and (ii) the Other Transaction Proposals, the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Parent Stockholders Meeting and entitled to vote thereon.

“Other Transaction Proposals” means each Transaction Proposal, other than the Required Transaction Proposals.

“Pandemic Measures” means any public health advisories or guidance, including quarantine, “shelter in place”, “stay at home”, social distancing, shut down, closure, sequester or other Laws, Orders, directives, guidelines or recommendations, by any Governmental Entity in connection with, or in response to, COVID-19.

“Parent” has the meaning set forth in the Preamble.

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“Parent Acquisition Proposal” means any transaction or series of related transactions under which Parent or any of its controlled Affiliates, directly or indirectly, (i) acquires or otherwise purchases any other Persons, (ii) engages in a business combination with any other Persons or (iii) acquires or otherwise purchases at least a majority of the voting securities of such Person or all or a material portion of the assets or businesses of any other Persons (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby shall constitute a Parent Acquisition Proposal.

“Parent Board” has the meaning set forth in the recitals to this Agreement.

“Parent Board Recommendation” has the meaning set forth in Section 5.10.

“Parent D&O Persons” has the meaning set forth in Section 5.15(a).

“Parent Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by Parent on the date of this Agreement.

“Parent ESPP” has the meaning set forth in Section 5.19.

“Parent Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, and that are due and payable by and not otherwise expressly allocated to the Company pursuant to the terms of this Agreement or any Transaction Document, a Parent Party in connection with the negotiation, preparation or execution of this Agreement or any Transaction Documents, the performance of its covenants or agreements in this Agreement or any Transaction Document or the consummation of the transactions contemplated hereby or thereby, including (i) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Parent Party and (ii) any other fees, expenses, commissions or other amounts that are expressly allocated to any Parent Party pursuant to this Agreement or any Transaction Document. Notwithstanding anything to the contrary herein, Parent Expenses shall not include any Company Expenses.

“Parent Financial Statements” means all of the financial statements of Parent included in the Parent SEC Reports.

“Parent Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers), Section 4.6 (Capitalization of the Parent Parties) and Section 4.15(j) (Tax Matters).

“Parent Incentive Equity Plan” has the meaning set forth in Section 5.19.

“Parent Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on: (i) the business, results of operations or financial condition of the Parent Parties, taken as a whole, provided, however, that, in the case of this clause (i), no change, event, effect or occurrence to the extent resulting from or arising out of any of the changes, events, effects or occurrences described in clauses (a), (b), (c), (f) and (g) of the definition of Company Material Adverse Effect (which shall apply as to the Parent Parties, mutatis mutandis) shall be deemed to constitute a Parent Material Adverse Effect or be taken into account in determining whether a Parent Material Adverse Effect has occurred or is reasonably likely to occur; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing in clauses (a), (b), (c), (f) and (g) may be taken into account in determining whether an Parent Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has a disproportionate adverse effect on the Parent Parties, taken as a whole, relative to other participants operating in the industries or markets in which Parent operates; or (ii) the ability of any Parent Party to consummate the Merger in accordance with the terms of this Agreement.

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“Parent New Certificate of Incorporation” has the meaning set forth in Section 2.1(j).

“Parent Non-Party Affiliates” means, collectively, each Parent Related Party and each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any Parent Related Party (other than, for the avoidance of doubt, any Parent Party).

“Parent Parties” means, collectively, Parent and Merger Sub.

“Parent Related Party” has the meaning set forth in Section 4.9.

“Parent Related Party Transactions” has the meaning set forth in Section 4.9.

“Parent SEC Reports” has the meaning set forth in Section 4.7.

“Parent Share Value” means $10.10.

“Parent Shares” means Parent’s common stock, par value $0.0001 per share.

“Parent Stockholder Approval” means, collectively, the Required Parent Stockholder Approval and the Other Parent Stockholder Approval.

“Parent Stockholder Redemption” means the right of the holders of Parent Shares to redeem all or a portion of their Parent Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of Parent.

“Parent Stockholders Meeting” has the meaning set forth in Section 5.10.

“Parties” has the meaning set forth in the Preamble.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity.

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“Permitted Liens” means (i) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate Proceedings and for which sufficient reserves have been established in accordance with GAAP, (ii) Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate Proceedings and for which sufficient reserves have been established in accordance with GAAP, (iii) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with the Company’s use or occupancy of such real property, (iv) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Company and do not prohibit or materially interfere with the Company’s use or occupancy of such real property, (v) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (vi) grants by the Company of nonexclusive rights in Intellectual Property Rights in the ordinary course of business consistent with past practice or in connection with material transfer agreements, early-stage research contracts or agreements with contract research organizations and (vii) other Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Data” means any data or information relating to an identified natural person that is regulated by the Privacy Laws.

“PIPE Investment” means one or more equity investments in accordance with the consent requirements of Section 5.8.

“Pre-Closing Parent Holders” means the holders of Parent Shares at any time prior to the Effective Time.

“Privacy and Data Security Policies” has the meaning set forth in Section 3.21(a).

“Privacy Laws” means Laws relating to the Processing or protection of Personal Data that apply to the Company, including HIPAA, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, state social security number protection Laws, state data breach notification Laws, state data security Laws, including state consumer protection Laws, and the European Union Directives 95/46/EC and Canada’s Personal Information Protection and Electronic Documents Act and Canada’s Anti-Spam Law (CASL).

“Privacy Requirements” has the meaning set forth in Section 3.21(a).

“Proceeding” means any lawsuit, litigation, action, audit, investigation, examination, claim, complaint, charge, proceeding, suit, arbitration, investigation, or mediation (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

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“Process” (or “Processing” or “Processes”) means any operation or set of operations which is performed on Personal Data or on sets of Personal Data, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaption or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.

“Prospectus” has the meaning set forth in Section 8.17.

“Public Software” means any Software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (i) be made available or distributed in source code form; (ii) be licensed for purposes of making derivative works; or (iii) be redistributable at no, or a nominal, charge.

“Public Stockholders” has the meaning set forth in Section 8.17.

“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, pursuant to which the Company leases or sub-leases any real property.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain name registrations.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the transactions contemplated by this Agreement and the Transaction Documents and containing a prospectus and proxy statement of Parent.

“Regulatory Permits” means all Permits granted by FDA or any comparable Governmental Entity to the Company, including investigational new drug applications, new drug applications, biologic licensing applications, abbreviated new drug applications, manufacturing approvals and authorizations, CE-mark certificates of conformity, clinical trial authorizations and ethical reviews or their national or foreign equivalents.

“Representative Losses” has the meaning set forth in Section 8.18.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required Company Stockholder Approval” has the meaning set forth in Section 5.14(b).

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“Required Parent Stockholder Approval” means, with respect to (i) the Governing Document Proposal, the affirmative vote of a majority of each of the Parent Shares and Parent Shares then outstanding, voting separately and (ii) the other Required Transaction Proposals, the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Parent Stockholders Meeting and entitled to vote thereon.

“Required Transaction Proposals” means, collectively, the Business Combination Proposal, the Nasdaq Proposal, the Governing Document Proposal, and the Equity Incentive Plan Proposal.

“Rollover Option” has the meaning set forth in Section 2.5(a).

“Rollover Restricted Stock Award” has the meaning set forth in Section 2.5(b).

“Sanctioned Country” means any country, territory or geographical region which is itself the subject or target of territory-wide sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).

“Sanctions and Export Control Laws” means any applicable Law related to (i) import and export controls, including the U.S. Export Administration Regulations, (ii) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and Her Majesty’s Treasury of the United Kingdom or (iii) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the Parent Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Earnout” has the meaning set forth in Section 2.3(a)(ii).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; (iv) application programming interfaces, user interfaces, firmware, Internet websites, web content and links; and (v) all documentation, including user manuals and other training documentation, related to any of the foregoing, and all rights associated with any of the foregoing.

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“Specified Strategic Transaction” means any royalty based transaction, drug development partnership or similar transaction that does not contemplate the issuance of any Equity Securities of the Company or any of its Affiliates (including, after the Effective Time, Parent or any of its Affiliates).

“Sponsor Group” has the meaning set forth in Section 8.19.

“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Supporting Company Stockholders” has the meaning set forth in the recitals to this Agreement.

“Surviving Corporation” has the meaning set forth in Section 2.1(a).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes or charges in the nature of a tax imposed by a Governmental Entity, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

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“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes filed with or required to be filed with any Governmental Entity.

“Termination Date” has the meaning set forth in Section 7.1(d).

“Third Earnout” has the meaning set forth in Section 2.3(a)(ii).

“Trading Day” means any day on which Parent Shares are actually traded on the principal securities exchange or securities market on which Parent Shares are then traded.

“Transaction Documents” means the Registration Rights Agreement, Sponsor Support Agreement, the Company Stockholder Support Agreements, the Letters of Transmittal and each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.

“Transaction Litigation” has the meaning set forth in Section 5.2(e).

“Transaction Proposals” has the meaning set forth in Section 5.10.

“Transaction Share Consideration” means an aggregate number of Parent Shares equal to (i) (a) the Equity Value, divided by (b) the Parent Share Value and (ii) the Earnout Shares.

“Trust Account” has the meaning set forth in Section 8.17.

“Trust Account Released Claims” has the meaning set forth in Section 8.17.

“Trust Agreement” has the meaning set forth in Section 4.8.

“Trustee” has the meaning set forth in Section 4.8.

“Union” has the meaning set forth in Section 3.15(e).

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid Parent Expenses” means the Parent Expenses that are unpaid as of immediately prior to the Closing.

“Unvested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is not a Vested Company Option.

“Vested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is vested as of immediately prior to the Effective Time or will vest solely as a result of the consummation of the Merger.

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“VWAP” means, for any security as of any day or multi-day period, the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time on such day or the first day of such multi-day period (as applicable), and ending at 4:00:00 p.m., New York time on such day or the last day of such multi-day period (as applicable), as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time on such day or the first day of such multi-day period (as applicable), and ending at 4:00:00 p.m., New York time on such day or the last day of such multi-day period (as applicable), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. during such day or multi-day period (as applicable). If the VWAP cannot be calculated for such security for such day or multi-day period (as applicable) on any of the foregoing bases, the VWAP of such security shall be the fair market value per share at the end of such day or multi-day period (as applicable) as reasonably determined by the board of directors of Parent.

“WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as well as analogous applicable foreign, provincial, state or local Laws related to plant closings, relocations, mass layoffs and employment losses.

“Willful Breach” means a party’s material breach of any representation, warranty, covenant or agreement set forth in this Agreement that is a consequence of an intentional act or failure to act undertaken by the breaching party with the actual knowledge that the taking of such act, or failure to act, or making of such representation or warranty, would result in such breach.

Section 1.2. Construction; Interpretation. The term “this Agreement” means this Agreement and Plan of Merger together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to Parent, any documents or other materials posted to the electronic data room located at www.sharevault.net under the project name “SAB Biotherapeutics, Inc.” as of 5:00 p.m., Eastern Time, at least one (1) Business Day prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

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ARTICLE 2
MERGER

Section 2.1. Closing Transactions. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur as set forth in this Section 2.1.

(a) On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, on the Closing Date, Parent, Merger Sub and the Company shall consummate the Merger at the Effective Time. Upon the consummation of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under the DGCL as the surviving corporation in the Merger (hereinafter referred to for the periods at and after the Effective Time as the “Surviving Corporation”).

(b) At the Closing, the parties hereto shall cause a certificate of merger, in a form reasonably satisfactory to the Company and Parent (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date and/or time as is agreed by Parent and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

(c) The Company shall take all actions necessary to cause each share of Company Preferred Stock of the Company that is issued and outstanding immediately prior to the Effective Time to be automatically converted immediately prior to and contingent upon the occurrence of, the Effective Time into a number of shares of Company Common Stock at the applicable conversion rate set forth in the Governing Documents of the Company, which will be set forth in the Allocation Schedule (the “Company Preferred Stock Conversion”). All of the shares of Company Preferred Stock converted into shares of Company Common Stock shall no longer be outstanding and shall cease to exist and no payment or distribution shall be made with respect thereto, and each holder of shares of Company Preferred Stock of the Company shall thereafter cease to have any rights with respect to such securities.

(d) The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub, on whatever account, shall vest in the Surviving Corporation and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the Liabilities, obligations and duties of the Surviving Corporation, in each case, in accordance with the DGCL.

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(e) At the Effective Time, the Governing Documents (including the certificate of incorporation) of the Surviving Corporation shall be amended so that the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Corporation, in each case, until thereafter changed or amended as provided therein or by applicable Law.

(f) At the Effective Time, the directors and officers of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Governing Documents of the Surviving Corporation until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(g) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001, of the Surviving Corporation.

(h) At the Effective Time (after giving effect to the consummation of the Company Preferred Stock Conversion), by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (excluding any Company Shares cancelled and extinguished pursuant to Section 2.1(i) and subject to Section 2.8) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the applicable number of Parent Shares set forth on the Allocation Schedule. A Company Stockholder may obtain the Transaction Share Consideration into which his, her or its Company Shares have been converted by following the requirements contemplated by Section 2.6. From and after the Effective Time, each Company Stockholder’s certificates (the “Certificates”), if any, evidencing ownership of the Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law.

(i) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

(j) Effective as of the Effective Time, (i) Parent shall amend and restate its certificate of incorporation, substantially in the form attached hereto as Exhibit D (the “Parent New Certificate of Incorporation”), and (ii) Parent shall cause Parent’s name to be changed to “SAB Biotherapeutics, Inc.”

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Section 2.2. Closing of the Transactions Contemplated by this Agreement. In accordance with the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.10 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in ARTICLE 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date and/or time as Parent and the Company may agree in writing.

Section 2.3. Earnout Shares.

(a) The Company Stockholders shall be entitled to receive, as additional consideration for the Merger and without any action on the part of Parent, Merger Sub, the Company or the Company Stockholders, additional Parent Shares (the “Earnout Shares”) as set forth below.

(i) Following the Closing Date, if, at any time during the five (5)-year period immediately following the Closing, the VWAP of the Parent Shares is greater than or equal to $15.00 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days, then the Company Stockholders shall be entitled to, and Parent shall promptly issue to the Company Stockholders, 3,000,000 Parent Shares (the “First Earnout”).

(ii) Following the Closing Date, if, at any time during the five (5)-year period immediately following the Closing, the VWAP of the Parent Shares is greater than or equal to $20.00 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days, then the Company Stockholders shall be entitled to, and Parent shall promptly issue to the Company Stockholders, 3,000,000 Parent Shares (the “Second Earnout”).

(iii) Following the Closing Date, if, at any time during the five (5)-year period immediately following the Closing, the VWAP of the Parent Shares is greater than or equal to $25.00 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days, then the Company Stockholders shall be entitled to, and Parent shall promptly issue to the Company Stockholders, 3,000,000 Parent Shares (the “Third Earnout”).

(iv) Following the Closing Date, if, at any time during the five (5)-year period immediately following the Closing, the VWAP of the Parent Shares is greater than or equal to $30.00 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days, then the Company Stockholders shall be entitled to, and Parent shall promptly issue to the Company Stockholders, 3,000,000 Parent Shares (the “Fourth Earnout” and together with the First Earnout, the Second Earnout and the Third Earnout, the “Earnouts”).

(b) In the event that after the Closing Date and during the period when any Earnout may still be earned (the “Earnout Period”), there is a Change of Control, then any Earnout Shares that the Company Stockholders would have been entitled to receive pursuant to the First Earnout, the Second Earnout, the Third Earnout or the Fourth Earnout, as applicable, determined based on whether the aggregate consideration to be received by the Company Stockholders in exchange for a Parent Share in such Change of Control equals or exceeds the applicable stock price threshold set forth in the applicable Earnouts, shall be deemed earned with respect to the applicable Earnouts and issuable by Parent to the Company Stockholders immediately prior to consummation of such Change of Control transaction. By way of example, if such aggregate consideration is $18.00 and the First Earnout has not previously been earned and issued, the First Earnout shall be deemed earned and issuable but not the Second Earnout, the Third Earnout or the Fourth Earnout. Any Earnouts not achieved in connection with the Change of Control shall be canceled and of no further force or effect upon consummation of such Change of Control.

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(c) At all times during the Earnout Period, Parent shall keep available and reserved for issuance a sufficient number of authorized but unissued Parent Shares to permit Parent to satisfy the issuance of the Earnout Shares that may still be earned and issuable and shall take all commercially reasonable actions required to increase the authorized number of Parent Shares if at any time there shall be insufficient unissued Parent Shares to permit such reservation.

(d) Parent and the Stockholders’ Representative shall use commercially reasonable efforts to resolve any disputes in good faith that may arise between any of them with respect to the determination of the satisfaction of the requirement for the issuance (or non-issuance) of any of the Earnout Shares. In the event Parent and the Stockholders’ Representative are unable to reach mutual agreement with each other with respect to the determination of the of the satisfaction of the requirement for the issuance (or non-issuance) of any of the Earnout Shares, all unresolved disputed items shall be promptly referred to an impartial nationally recognized firm of independent certified public accountants appointed by mutual agreement of Parent and the Stockholders’ Representative (the “Independent Accountant”). The resolution of any such dispute by the Independent Accountant shall be final and binding on the parties hereto absent manifest error in its determination, in which case the matter will be brought back to the Independent Accountant for correction no more than one time by Parent or the Stockholders’ Representative, after which the determination of the Independent Accountant shall be final and binding. The fees and expenses of the Independent Accountant shall be borne by Parent.

(e) All share and per share amounts shall be proportionally adjusted for stock splits, stock dividends, recapitalizations and similar events. All distributions of Parent Shares with respect to the Earnout Shares during the Earnout Period, including, but not limited to, Parent Shares issued as a result of stock splits, stock dividends, recapitalizations and similar events, shall be deemed to be Earnout Shares and shall be set aside and not issued until the Earnout Shares have been issued to the Company Stockholders or, if the Earnout Shares are not earned and issued, then all such distributions declared during such period shall be forfeited.

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Section 2.4. Allocation Schedule. No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent an allocation schedule (the “Allocation Schedule”) setting forth (a) the number of Company Shares held by each Company Stockholder, including (without duplication) each Company Stockholder who holds Company Shares subject to a Company Restricted Stock Award, the number of Company Shares subject to each Company Option held by each holder thereof, as well as whether each such Company Option will be a Vested Company Option or an Unvested Company Option as of immediately prior to the Effective Time, and, in the case of the Company Options the exercise price thereof, (b) the number of Parent Shares that will be subject to each Rollover Option, the exercise price thereof at the Effective Time, as well as the exchange ratio on which such calculations are based (which shall, for the avoidance of doubt, be the same exchange ratio for each calculation pursuant to this clause (b)), (c) the portion of the Transaction Share Consideration allocated to each Company Stockholder and (d) a certification, duly executed by an authorized officer of the Company, that the information delivered pursuant to clauses (a), (b) and (c) of this Section 2.4 are, and will be as of immediately prior to the Effective Time, true and correct in all respects and in accordance with the last sentence of this Section 2.4. The Company will review any comments to the Allocation Schedule provided by Parent or any of its Representatives and consider in good faith any reasonable comments proposed by Parent or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (A) the aggregate number of Parent Shares that each Company Stockholder, including (without duplication) each holder of a Rollover Restricted Stock Award, will have a right to receive pursuant to Section 2.1(h) will be rounded down to the nearest whole share, (B) in no event shall the aggregate number of Parent Shares set forth on the Allocation Schedule that are allocated in respect of Company Shares (including Company Shares subject to Company Restricted Stock Awards) and Rollover Options exceed the Transaction Share Consideration, (C) in no event shall the Allocation Schedule (or the calculations or determinations therein) breach, as applicable, any applicable Law, the Governing Documents of the Company, the Company Stockholders Agreement, the Company Equity Plan or any other Contract to which the Company is a party or bound (taking into account, for the avoidance of doubt, any actions taken by the Company pursuant to Section 2.5(c)). Notwithstanding anything else herein, no fractional Parent Shares shall be issued pursuant to this Agreement (with the intended effect that any Parent Shares issuable to a Person under this Agreement shall be aggregated and then rounded to the nearest whole number).

Section 2.5. Treatment of Company Equity Awards.

(a) At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to Section 2.5(c)), Parent shall adopt and assume each Company Equity Plan (each an “Assumed Plan”). At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.5(c)), each Company Option (whether a Vested Company Option or Unvested Company Option) shall cease to represent the right to purchase Company Shares and shall be assumed by Parent and converted into an option to purchase Parent Shares (each, a “Rollover Option”) in an amount, at an exercise price (rounded up to the nearest whole cent) and subject to such terms and conditions, in each case, as set forth on the Allocation Schedule. Each Rollover Option shall otherwise be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company Option immediately prior to the Effective Time, except for such other immaterial administrative or ministerial changes as the Parent Board (or the compensation committee of the Parent Board) may determine in good faith are appropriate to effectuate the administration of the Rollover Options. Such assumption and conversion shall occur in a manner intended to comply with the requirements of Section 409A and 424 of the Code, as applicable.

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(b) At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.5(c)), each unvested Company Restricted Stock Award that is outstanding immediately prior to the Merger shall be converted into the right to receive restricted Parent Shares (each a “Rollover Restricted Stock Award”) in an amount and subject to the terms and conditions, in each case, as set forth on the Allocation Schedule. Each Rollover Restricted Stock Award shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company Restricted Stock Award immediately prior to the Effective Time, subject to the adjustments required by this Section 2.5 after giving effect to the Merger.

(c) Prior to the Closing, the Company and Parent shall take, or cause to be taken, all necessary or appropriate actions under any Company Equity Plan (and the underlying grant, award or similar agreements), including to reserve for issuance a sufficient number of shares of Parent Shares for delivery upon exercise or vesting of the Rollover Options and Rollover Restricted Stock Awards under the Assumed Plan, or otherwise to give effect to the provisions of this Section 2.5; no less than three (3) Business Days prior to Closing, the Company and Parent shall each provide to the other copies of all such necessary or appropriate actions and a meaningful opportunity to provide comments, which comments will be considered in good faith.

Section 2.6. Deliverables.

(a) As promptly as reasonably practicable following the date of this Agreement, but in no event later than five (5) Business Days prior to the Closing Date, Parent shall appoint Continental (or its applicable Affiliate) as an exchange agent (the “Exchange Agent”) and enter into an exchange agent agreement with the Exchange Agent for the purpose of exchanging Certificates, if any, representing the Company Shares and each Company Share held in book-entry form on the stock transfer books of the Company immediately prior to the Effective Time, in either case, for the portion of the Transaction Share Consideration issuable in respect of such Company Shares pursuant to Section 2.1(h) and on the terms and subject to the other conditions set forth in this Agreement. Notwithstanding the foregoing or anything contrary herein, in the event that Continental is unable or unwilling to serve as the Exchange Agent, then Parent and the Company shall, as promptly as reasonably practicable thereafter, but in no event later than the Closing Date, mutually agree upon an exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned, or delayed), Parent shall appoint and enter into an exchange agent agreement with such exchange agent, who shall for all purposes under this Agreement constitute the Exchange Agent and each of Parent and the Company shall mutually agree to any changes to the Letter of Transmittal in order to satisfy any requirements of such exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed).

(b) At least three (3) Business Days prior to the Closing Date, the Company shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, to the Company Stockholders a Letter of Transmittal.

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(c) At the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Stockholders and for exchange in accordance with this Section 2.6 through the Exchange Agent, evidence of Parent Shares in book-entry form representing the portion of the Transaction Share Consideration issuable pursuant to Section 2.1(h) in exchange for the Company Shares outstanding immediately prior to the Effective Time. All shares in book-entry form representing the portion of the Transaction Share Consideration issuable pursuant to Section 2.1(h) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”.

(d) Each Company Stockholder whose Company Shares have been converted into a portion of the Transaction Share Consideration pursuant to Section 2.1(h) shall be entitled to receive the portion of the Transaction Share Consideration to which he, she or it is entitled on the date provided in Section 2.6(e) upon (i) surrender of a Certificate (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent or (ii) in the case of Company Shares held in book-entry form, a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent.

(e) If a properly completed and duly executed Letter of Transmittal, together with any Certificates (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), if any, is delivered to the Exchange Agent in accordance with Section 2.6(d) (i) at least one Business Day prior to the Closing Date, then Parent and the Company shall take all necessary actions to cause the applicable portion of the Transaction Share Consideration to the applicable Company Stockholder in book-entry form on the Closing Date, or (ii) less than one Business Day prior to the Closing Date, then Parent and the Company (or the Surviving Corporation) shall take all necessary actions to cause the applicable portion of the Transaction Share Consideration to the Company Stockholder in book-entry form within two (2) Business Days after such delivery.

(f) If any portion of the Transaction Share Consideration is to be issued to a Person other than the Company Stockholder in whose name the surrendered Certificate or the transferred Company Share in book-entry form is registered, it shall be a condition to the issuance of the applicable portion of the Transaction Share Consideration that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Company Share in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or Company Share in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

(g) No interest will be paid or accrued on the Transaction Share Consideration (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.6, each Company Share (other than, for the avoidance of doubt, the Company Shares cancelled and extinguished pursuant to Section 2.1(i) and subject to Section 2.8) shall solely represent the right to receive a portion of the Transaction Share Consideration to which such Company Share is entitled to receive pursuant to Section 2.1(h).

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(h) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the Effective Time.

(i) Any portion of the Exchange Fund not obtained by the Company Stockholders twelve (12) months following the Closing Date shall be delivered to Parent or as otherwise instructed by Parent, and any Company Stockholder who has not exchanged his, her or its Company Shares for the applicable portion of the Transaction Share Consideration in accordance with this Section 2.6 prior to that time shall thereafter look only to Parent for the issuance of the applicable portion of the Transaction Share Consideration, without any interest thereon. None of Parent, the Surviving Corporation or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any portion of the Transaction Share Consideration remaining unclaimed by the Company Stockholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.7. Withholding. Parent, the Company and the Exchange Agent and any of their Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Section 2.8. Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, Company Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Shares in accordance with Section 262 of the DGCL and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights shall not be converted into, and such stockholders shall have no right to receive, any of the Transaction Share Consideration unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL. Any stockholder of the Company who fails to perfect or who effectively withdraws or otherwise losses his, her or its rights to appraisal of such Company Shares under Section 262 of the DGCL shall thereupon be deemed to have been converted into, as of the Effective Time, the portion of the Transaction Share Consideration, without any interest thereon, to which he, she or it is entitled pursuant to this Agreement upon (a) surrender of a Certificate (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent or (b) in the case of Company Shares held in book-entry form, a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent.

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(b) Prior to the Closing, the Company shall give Parent prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands. The Company shall not, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES RELATING
TO THE COMPANY

Except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to the Parent Parties as follows:

Section 3.1. Organization and Qualification.

(a) The Company is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted; except where the failure to have such power or authority would not, individually or in the aggregate, be material to the Company.

(b) True and complete copies of the Governing Documents of the Company have been made available to Parent, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Company are in full force and effect, and the Company is not in breach or violation of any provision set forth in its Governing Documents.

(c) The Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect.

Section 3.2. Subsidiaries. A complete and accurate list of all of the Subsidiaries of the Company, together with the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary’s outstanding capital stock owned by the Company or another Subsidiary or Affiliate of the Company, is set forth in Section 3.2 of the Company Disclosure Schedules. Except as set forth in Section 3.2 of the Company Disclosure Schedules, the Company does not own or hold (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and the Company is not a partner or member of any partnership, limited liability company or joint venture. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization (to the extent such concepts exist in such jurisdictions) and has all requisite corporate or other power and authority necessary to enable it to own, lease and operate the properties it purports to own, lease or operate and to conduct its business as it is currently conducted, except to the extent that the failure to be so organized or existing or in good standing or have such power or authority would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction (to the extent such concepts exist in such jurisdictions) where the character or location of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except to the extent that the failure to be so qualified or licensed and in good standing would not have a Company Material Adverse Effect.

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Section 3.3. Capitalization of the Company.

(a) Section 3.3(a) of the Company Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding, (ii) the identity of the Persons that are the record and beneficial owners thereof and (iii) with respect to each Company Equity Award, (A) the date of grant, (B) any applicable exercise (or similar) price, (C) the expiration date, (D) any applicable commencement date and the vesting schedule or vesting requirements (including acceleration provisions), (E) the Company Equity Plan under which the Company Equity Award was granted, and (F) in the case of Company Options, whether the Company Option is intended to be an “incentive stock option” as defined in Section 422 of the Code or is a nonstatutory stock option. All of the Equity Securities of the Company have been duly authorized and validly issued. All of the outstanding Company Shares are fully paid and non-assessable.

(b) The Equity Securities of the Company (i) were not issued in violation of the Governing Documents of the Company or the Company Stockholders Agreement or any other Contract to which the Company is party or bound, (ii) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person and (iii) have been offered, sold and issued in material compliance with applicable Law, including Securities Laws.

(c) As of the date hereof, except for the Company Equity Awards set forth on Section 3.3(a) of the Company Disclosure Schedules or the Company Equity Awards either permitted by Section 5.1(b) or issued, granted or entered into in accordance with Section 5.1(b), the Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights or (y) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company.

(d) Except for the Governing Documents of the Company, there are no voting trusts, proxies or other Contracts to which the Company is a party with respect to the voting or transfer of the Company’s Equity Securities.

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(e) Each Company Equity Award was granted in compliance in all material respects with all applicable Laws and all of the terms and conditions of the applicable Company Equity Plan, and each Company Option has an exercise price per share that is equal to or greater than the fair market value of a Company Share on the date of such grant determined in a manner consistent with Section 409A of the Code.

(f) Section 3.3(f) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Company as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof.

(g) Section 3.3(g) of the Company Disclosure Schedules sets forth a list of, as of the date hereof, the Company’s reasonable calculation of all Change of Control Payments of the Company.

Section 3.4. Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each Transaction Document to which it is or will be a party, and subject to the receipt of the Required Company Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Company Stockholder Written Consent, the execution and delivery of this Agreement, the Transaction Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Transaction Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of the Company. This Agreement and each Transaction Document to which the Company is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Transaction Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, conveyance, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 3.5. Financial Statements; Undisclosed Liabilities.

(a) The Company has made available to Parent a true and complete copy of the unaudited balance sheets of the Company as of March 31, 2021 (the “Latest Balance Sheet”) and December 31, 2020, and the related unaudited statements of operations of the Company for the quarters ending March 31, 2021 and March 31, 2020 and the years ended December 31, 2020 and December 31, 2019 (collectively, the “Financial Statements”). Except as set forth in Section 3.5(a) of the Company Disclosure Schedules, the Financial Statements: (A) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and, (B) fairly present in all material respects the financial position and results of operations of the Company as at the date thereof and for the period indicated therein.

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(b) Each of the financial statements or similar reports required to be included in the Registration Statement / Proxy Statement or any other filings to be made by the Company with the SEC in connection with the transactions contemplated by this Agreement or any Transaction Document (the financial statements described in this sentence, which the Parties acknowledge shall, with respect to historical financial statements, solely consist of the audited financial statements as of and for the years ended December 31, 2019 and December 31, 2020, along with unaudited financial statements as of and for the applicable quarterly interim periods thereafter, the “Closing Company Financial Statements”) when delivered following the date of this Agreement in accordance with Section 5.16, (i) will fairly present in all material respects the financial position of the Company as at the respective date(s) thereof, and the results of its operations, stockholders’ deficit and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditor and (iv) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the date of such delivery (including Regulation S-X or Regulation S-K, as applicable).

(c) Except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Transaction Documents to which it is a party, the performance of their respective covenants or agreements in this Agreement or any Transaction Document or the consummation of the transactions contemplated hereby or thereby, and (iv) for executory obligations under contracts to which the Company is a party (other than Liabilities for breach thereof), the Company has no Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

(d) Except as set forth in Section 3.5(d) of the Company Disclosure Schedules, since the incorporation of the Company, the Company has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Company, (ii) a “material weakness” in the internal controls over financial reporting of the Company or (iii) fraud, whether or not material, that involves management or other employees of the Company. Prior to the Closing, the Company will have established and, from the date of such establishment, maintained, a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.

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Section 3.6. Consents and Requisite Governmental Approvals; No Violations.

(a) Except as set forth on Section 3.6(a) of the Company Disclosure Schedules, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Transaction Documents to which the Company is or will be party or the consummation of the transactions contemplated by this Agreement or by the Transaction Documents, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby, (iii) filing of the Certificate of Merger or (iv) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

(b) Except as set forth on Section 3.6(b) of the Company Disclosure Schedules, neither the execution, delivery or performance by the Company of this Agreement nor the Transaction Documents to which the Company is or will be a party nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Contract to which the Company is a party or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Company or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of the Company, except, in the case of any of clauses (ii) and (iv) above, as would not have a Company Material Adverse Effect.

Section 3.7. Permits. The Company has all Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to hold the same would not result in a Company Material Adverse Effect (the “Material Permits”). Each Material Permit is in full force and effect in accordance with its terms. No written notice of revocation, cancellation or termination of any Material Permit has been received by the Company.

Section 3.8. Material Contracts.

(a) Section 3.8(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which the Company is a party (each Contract required to be set forth on Section 3.8(a) of the Company Disclosure Schedules, the “Material Contracts”):

(i) any Contract relating to Indebtedness of the Company or to the placing of a Lien (other than any Permitted Lien) on any material assets or properties of the Company;

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(ii) any Contract under which the Company is lessee of or holds, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $500,000;

(iii) any Contract under which the Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by the Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $500,000;

(iv) any joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization or research or development Contract, in each case, which requires, or would reasonably be expected to require (based on any occurrence, development, activity or event contemplated by such Contract), aggregate payments to or from the Company in excess of $500,000 over the life of the Contract;

(v) any Contract with respect to Company Licensed Intellectual Property or Licensed Out IP which requires, or would reasonably be expected to require (based on any occurrence, development, activity or event contemplated by such Contract), aggregate payments to or from the Company in excess of $500,000 over the life of the Contract (other than (A) any Contract of the type described in Section 3.14(c)(i), (B) licenses to Off-the-Shelf Software, (C) licenses to Public Software, and (D) non-disclosure agreements and licenses granted by employees, individual consultants or individual contractors of the Company pursuant to Contracts with employees, individual consultants or individual contractors);

(vi) any Contract that (A) limits or purports to limit, in any material respect, the freedom of the Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of Parent or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or other similar provisions, obligations or restrictions or (C) contains any other provisions restricting or purporting to restrict the ability of the Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential employee or customer in any material respect or that would so limit or purports to limit, in any material respect, Parent or any of its Affiliates after the Closing;

(vii) any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by the Company in an amount in excess of (A) $250,000 annually or (B) $500,000 over the life of the Contract;

(viii) any Contract requiring the Company to guarantee the Liabilities of any Person (other than the Company) or pursuant to which any Person (other than the Company) has guaranteed the Liabilities of the Company, in each case in excess of $500,000;

(ix) any Contract with any Governmental Entity;

(x) any Contract involving the sale or purchase of substantially all of the assets or equity interests of any Person, or a merger, consolidation or business combination transaction with any Person;

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(xi) any Contract under which the Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person;

(xii) any Contract required to be disclosed on Section 3.20 of the Company Disclosure Schedules;

(xiii) any Contract with any Person (A) pursuant to which the Company (or Parent or any of its Affiliates after the Closing) may be required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events or (B) under which the Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company Product or any Intellectual Property Rights;

(xiv) any Contract in respect of the manufacture or supply of any Company Product, except for any Contract in respect of the manufacture or supply of any Company Product solely for use in research other than clinical research;

(xv) any Contract governing the terms of, or otherwise related to, the employment, engagement or services of any current director, manager, officer, employee, or Contingent Worker of the Company whose annual base salary (or, in the case of a Contingent Worker, actual or anticipated annual base compensation) is in excess of $300,000;

(xvi) any Contract, plan, agreement, or arrangement governing the terms of, or otherwise related to, the employment, engagement or services of any former director, manager, officer, employee, or Contingent Worker of the Company pursuant to which the Company has, will have or could have an obligation to pay severance or other post-termination pay, retention pay or a Change of Control Payment;

(xvii) any collective bargaining agreements and any other agreements executed with a Union;

(xviii) any Contract for the disposition of any portion of the assets or business of the Company or for the acquisition by the Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which the Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation; and

(xix) any Contract for the settlement or conciliation of a prior Proceeding or other dispute with a third party (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement, (B) with a Governmental Entity or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non- monetary obligations on the Company (or Parent or any of its Affiliates after the Closing).

(b) Each Material Contract is valid and binding on the Company and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect. The Company and, to the knowledge of the Company, the counterparties thereto are not in breach of, or default under, or have repudiated, any Material Contract. The Company is not party to any oral Material Contract (disregarding, for the purposes of this sentence only, the word “written” in the definition of “Contract”).

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Section 3.9. Absence of Changes. During the period beginning on the date of the Latest Balance Sheet and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Transaction Document or in connection with the transactions contemplated hereby and thereby, (i) the Company has conducted its business in the ordinary course in all material respects and (ii) the Company has not taken any action that would require the consent of Parent if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(iii), Section 5.1(b)(iv), Section 5.1(b)(v), Section 5.1(b)(vi), Section 5.1(b)(vii), Section 5.1(b)(viii), Section 5.1(b)(ix), Section 5.1(b)(x), Section 5.1(b)(xi) or Section 5.1(b)(xii).

Section 3.10. Litigation. Since January 1, 2015, there has been no Proceeding pending or, to the Company’s knowledge, threatened against the Company. Neither the Company nor any of its properties or assets is subject to any Order. There are no material Proceedings by the Company pending against any other Person. There is no unsatisfied judgment or any injunction binding upon the Company.

Section 3.11. Compliance with Applicable Law. The Company (a) conducts (and since the Company’s inception has conducted) its business in accordance with all Laws and Orders applicable to the Company in all material respects and is not in violation of any such Law or Order in any material respect and (b) has not received any written communications from a Governmental Entity and, to the Company’s knowledge, there is no such pending communication that alleges that the Company is not in compliance with any such Law or Order.

Section 3.12. Employee Benefit Plans.

(a) Section 3.12(a) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans (including, for each such material Employee Benefit Plan, its jurisdiction).

(b) True, complete and correct copies of the following documents, with respect to each material Employee Benefit Plan, where applicable, have previously been delivered or made available to Parent: (i) all documents embodying or governing such Employee Benefit Plan (or for unwritten Employee Benefit Plans a written description of the material terms of such Employee Benefit Plan) and any funding medium for the Employee Benefit Plan; (ii) the most recent IRS determination, advisory or opinion letter; (iii) the most recently filed Form 5500; (iv) the most recent actuarial valuation report; (v) the most recent summary plan description and all modifications thereto; (vi) the last three years of non-discrimination testing results; and (vii) all non-routine written correspondence during the last three years to and from any governmental agency.

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(c) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has timely received a favorable determination or approval from the Internal Revenue Service with respect to such qualification, or may rely on an opinion or advisory letter issued by the Internal Revenue Service with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for application to the Internal Revenue Service for a determination of the qualified status of such Employee Benefit Plan for any period for which such Employee Benefit Plan would not otherwise be covered by an Internal Revenue Service determination and to the knowledge of the Company, no event or omission has occurred that would reasonably be expected to cause any such Employee Benefit Plan to lose such qualification.

(d) Each material Employee Benefit Plan is and has been established, operated and administered in all material respects in accordance with applicable Laws and with its terms, including without limitation ERISA, the Code and the Affordable Care Act. No litigation or governmental administrative proceeding, audit or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened with respect to any material Employee Benefit Plan or any fiduciary or service provider thereof and, to the knowledge of the Company, there is no reasonable basis for any such litigation or proceeding.

(e) Neither the Company nor any ERISA Affiliate has in the past six (6) years maintained, contributed to, or been required to contribute to or had any liability (whether contingent or otherwise) or obligation (including on account of any ERISA Affiliate) with respect to: (i) any employee benefit plan that is or was subject to Title IV of ERISA, Section 412 of the Code, Section 302 of ERISA, (ii) a Multiemployer Plan, (iii) any funded welfare benefit plan within the meaning of Section 419 of the Code, (iv) any “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (v) any “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA).

(f) Neither the Company nor any ERISA Affiliate provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar Law).

(g) The Company has no present intention to modify or terminate any Employee Benefit Plan or adopt any arrangement or program which, once established, would come within the definition of an Employee Benefit Plan.

(h) Each Employee Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

(i) Neither the execution and delivery of this Agreement, the stockholder approval of this Agreement nor the consummation of the transactions contemplated by this Agreement would be reasonably expected to (either alone or in combination with any other event) (i) result in, or cause the accelerated vesting payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former director, manager, officer, employee, individual independent contractor or other service providers of the Company, (ii) further restrict any rights of the Company to amend or terminate any Employee Benefit Plan, or (iii) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).

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(j) The Company has no obligation to make any tax “gross-up” or similar “make whole” payments to any current or former employee or individual service provider of the Company.

(k) No current or former employee of the Company has, while so employed by the Company, been covered by any Employee Benefit Plan subject to the laws of countries other than the United States.

Section 3.13. Environmental Matters.

(a) The Company has not received any written notice or communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation in any respect of, or a failure to comply in any respect with, any applicable Environmental Laws.

(b) There is (and since the incorporation of the Company there has been) no Proceeding pending or, to the Company’s knowledge, threatened in writing against the Company pursuant to applicable Environmental Laws.

(c) There has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances in violation of applicable Environmental Laws in any material respect.

(d) The Company has made available to Parent copies of all environmental, health and safety reports and documents that are in the Company’s possession or control concerning any non-compliance of the Company with, or liability of the Company under Environmental Law.

Section 3.14. Intellectual Property.

(a) Section 3.14(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) all currently issued or pending Company Registered Intellectual Property, (ii) Company Licensed Intellectual Property that is exclusively licensed to the Company that constitutes an issued Patent or pending Patent application owned by or registered to a third party (each, a “Company Licensed Patent”), (iii) material unregistered Marks owned by the Company, in each case, as of the date of this Agreement. Section 3.14(a) of the Company Disclosure Schedules lists, for each item of Company Registered Intellectual Property as of the date of this Agreement (A) the record owner of such item, (B) the jurisdictions in which such item has been issued or registered or filed, (C) the issuance, registration or application date, as applicable, for such item, and (D) the issuance, registration or application number, as applicable, for such item, and for each Company Licensed Patent, such information as is provided under the applicable license agreement.

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(b) As of the date of this Agreement, all necessary fees and filings with respect to any material Company Registered Intellectual Property have been timely submitted to the relevant intellectual property office or Governmental Entity and Internet domain name registrars to maintain such material Company Registered Intellectual Property in full force and effect. All necessary registration, maintenance and renewal fees currently due and owing in connection with all material Company Registered Intellectual Property have been paid and all necessary documents, recordations and certifications in connection with the material Company Registered Intellectual Property have been filed with the relevant United States or foreign patent, copyright or trademark authority or other Governmental Entities, as the case may be, for the purposes of maintaining ownership of and/or rights to such Company Registered Intellectual Property and recording ownership by the Company of such Company Registered Intellectual Property. As of the date of this Agreement, no issuance or registration obtained and no application filed by the Company for any Intellectual Property Rights has been cancelled, abandoned, allowed to lapse or not renewed, except where the Company has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application. As of the date of this Agreement there are no material Proceedings pending, including interference, re-examination, inter partes review, reissue, opposition, nullity or cancellation proceedings, that relate to any of the Company Registered Intellectual Property and, to the Company’s knowledge, no such material Proceedings are threatened by any Governmental Entity or any other Person.

(c) The Company exclusively owns all right, title and interest in and to all material Company Owned Intellectual Property free and clear of all Liens or obligations to others (other than Permitted Liens) except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company, taken as a whole. Each inventor on any Patent owned by the Company has assigned such inventor’s rights to the Company. Except as set forth on Section 3.8(a)(v) or Section 3.14(c) of the Company Disclosure Schedules, the Company has not (i) transferred ownership of, granted any exclusive license, or granted any other license material to the Company’s business with respect to, any material Company Owned Intellectual Property or Company Licensed Intellectual Property used in the Company’s business to any other Person or (ii) granted any customer the right to use any material Company Product or service on anything other than a non-exclusive basis. Section 3.14(c)(i) of the Company Disclosure Schedule sets forth: (A) a list of all current Contracts with the Company for government (including US and foreign governments) sponsored or funded research or other activities; and (B) a list of all current licenses, sublicenses or other agreements, including covenants not to sue, under which any Person has been granted by the Company any right or license (whether or not exercisable) to any Company Owned Intellectual Property or Company Licensed Intellectual Property (“Licensed Out IP”), in each case (A) or (B), other than (I) licenses to Off-the-Shelf Software, (II) licenses to Public Software, (III) non-exclusive licenses granted by the Company in the ordinary course of business, and (IV) non-disclosure agreements and licenses granted by employees, individual consultants or individual contractors of the Company pursuant to Contracts with employees, individual consultants or individual contractors. The Company has valid rights under all Contracts for Company Licensed Intellectual Property to use, sell, license and otherwise exploit, as the case may be, all Company Licensed Intellectual Property licensed pursuant to such Contracts as the same is currently used, sold, licensed and otherwise exploited by the Company. To the knowledge of the Company, the Company Owned Intellectual Property and the Company Licensed Intellectual Property constitute (Y) all of the Intellectual Property Rights used or held for use by the Company in the operation of their respective businesses, and (Z) all Intellectual Property Rights necessary and sufficient to enable the Company to conduct its businesses as currently conducted in all material respects. To the knowledge of the Company, the Company Registered Intellectual Property and the Company Licensed Intellectual Property, is valid, subsisting and enforceable (except for applications for Company Registered Intellectual Property that have not issued), and, to the Company’s knowledge, all of the Company’s rights in and to the Company Registered Intellectual Property, the Company Owned Intellectual Property and the Company Licensed Intellectual Property, are valid and enforceable (except for applications for Registered Intellectual Property that have not issued), in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity. Each item of Company Owned Intellectual Property, Company Licensed Intellectual Property or Company Registered Intellectual Property will be owned, licensed or held and available for use on identical terms immediately following the Closing as such item was owned, licensed or held and available for use prior to the Closing.

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(d) Each employee, consultant, advisor or independent contractor of the Company that solely or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or other development of any Company Owned Intellectual Property since the Company’s inception (each such Person, a “Creator”) has agreed to maintain and protect the trade secrets and confidential information of the Company. Except as set forth on Section 3.14(d) of the Company Disclosure Schedules, each Creator has assigned to the Company, by way of a present assignment, or has agreed to a present assignment, of all Intellectual Property Rights authored, invented, created, improved, modified or otherwise developed by such Creator in the course of such Creator’s employment or other engagement with the Company.

(e) The Company has taken all reasonable steps to safeguard and maintain the secrecy of any trade secrets, know-how and other confidential information owned, possessed or used by the Company or any trade secrets, know-how and other confidential information of any third party made available to the Company. Without limiting the foregoing, the Company has not disclosed any material trade secrets or know-how to any other Person unless such disclosure was under a written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure. There has been no violation or unauthorized access to or disclosure of any trade secrets, know-how or confidential information of or in the possession of the Company, or of any written obligations with respect to any of the foregoing.

(f) None of the Company Owned Intellectual Property and none of the Company Licensed Intellectual Property, is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by the Company or affects the validity, use or enforceability of any such Company Owned Intellectual Property or Company Licensed Intellectual Property.

(g) To the knowledge of the Company, neither the conduct of the business of the Company nor any of the Company Products researched, tested, developed, manufactured, offered, marketed, licensed, provided, sold, distributed or otherwise exploited by the Company nor the design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution, maintenance or other exploitation of any Company Product infringes, constitutes or results from an unauthorized use or misappropriation of or otherwise violates any Intellectual Property Rights of any other Person.

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(h) There is not as of the date of this Agreement, and has never been, any Proceeding pending nor has the Company received any written communications (i) alleging that the Company has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company Owned Intellectual Property or (iii) inviting the Company to take a license under any Patent or consider the applicability of any Patents to any products or services of the Company or to the conduct of the business of the Company.

(i) To the knowledge of the Company, no Person is infringing, misappropriating, or otherwise violating in any material respect any Company Owned Intellectual Property or Company Licensed Intellectual Property. The Company has not made any written claim against any Person alleging any infringement, misappropriation or other violation of any Company Owned Intellectual Property.

(j) The Company has obtained, possesses and is in compliance with valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that is otherwise used by the Company and/or its employees in connection with the Company’s business. The Company has in place binding Contracts to use all Software, systems, information technology equipment, and associated documentation used or held for use in connection with the operation of the Company’s business, all of which rights, to the extent material, shall survive the Closing unchanged. The Company has not disclosed or delivered to any escrow agent any Company Owned Intellectual Property.

(k) Except as set forth in Section 3.14(k) of the Company Disclosure Schedules, there are no royalties, fees (including registration, maintenance and renewal fees), honoraria or other payments payable by the Company to any Person under any Contract by reason of the ownership, development, modification, use, license, sublicense, sale or other disposition of any Company Owned Intellectual Property, Company Licensed Intellectual Property or Company Registered Intellectual Property, other than salaries and sales commissions paid to employees and sales agents, and customary license fees charged by third parties for Off-the-Shelf Software, in each case in the ordinary course of business.

Section 3.15. Labor Matters.

(a) Except as would not result in a material liability to the Company, (i) the Company currently classifies and has properly classified for the last five (5) years each of its employees as exempt or non-exempt for the purposes of the Fair Labor Standards Act and state, provincial, local and foreign wage and hour Laws (as applicable), and is and has been otherwise in compliance with such Laws, and (ii) to the extent that any Contingent Workers are or were engaged by the Company, the Company currently classifies and treats them, and has properly classified and treated them for the last five (5) years, as Contingent Workers (as distinguished from employees) in accordance with applicable Law and for the purpose of all Employee Benefit Plans and perquisites.

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(b) The Company is, and for the past five (5) years has been, in compliance in all material respects with all applicable Laws and regulations respecting labor and employment matters, including fair employment practices, pay equity, the classification of independent contractors, the classification of employees as exempt or non-exempt for wage and hour purposes, workplace safety and health, work authorization and immigration, unemployment compensation, workers’ compensation, accommodation of disabilities, discrimination, harassment, whistleblowing, retaliation, affirmative action, background checks, prevailing wages, terms and conditions of employment, child labor, reductions in force, employee leave and wages and hours, including payment of minimum wages and overtime. The Company is not delinquent in any material payments to any employee or Contingent Worker for any wages, salaries, commissions, bonuses, severance, fees or other direct compensation due with respect to any services performed for it or amounts required to be reimbursed to such employees or Contingent Workers.

(c) In the last five (5) years, (i) the Company (A) has not had any material Liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalty or other sums for failure to comply with any of the foregoing, and (B) has not had any material Liability for any failure to pay into any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of the Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) the Company has withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of the Company.

(d) In the last five (5) years, the Company has not experienced a “mass layoff” or “plant closing” as defined by WARN, and the Company has not incurred any material Liability under WARN nor will they incur any Liability under WARN as a result of the transactions contemplated by this Agreement.

(e) The Company is not a party to, bound by, or negotiating any collective bargaining agreements, work rules or practices, or other agreements or Contracts with any labor organization, labor union, works council or other Person purporting to act as exclusive bargaining representative (“Union”) of any employees or Contingent Workers with respect to the wages, hours or other terms and conditions of employment of any employee or Contingent Worker, nor is there any duty on the part of the Company to bargain with any Union. In the last three (3) years, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting the Company. To the Company’s knowledge, in the last five (5) years, there have been no labor organizing activities with respect to any employees of the Company nor has the Company engaged in any unfair labor practice.

(f) No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other workforce changes affecting employees of the Company has occurred within the past six (6) months.

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(g) In the past twelve (12) months (i) no director, officer, or management-level or key employee’s employment with the Company has been terminated or furloughed for any reason; and (ii) no director, officer, or management-level or key employee, or group of employees or Contingent Workers, has provided written notice of any plans to terminate his, her or their employment or service arrangement with the Company.

(h) Currently, and within the five (5) years preceding the date of this Agreement, the Company has not been a party to any form of litigation, arbitration, mediation, investigation (including but not limited to material internal investigations), audit, administrative agency proceeding, other private dispute resolution proceeding, settlement, or out-of-court or pre-charge or pre-litigation arrangement, in each case relating to employment or labor matters concerning the employees or Contingent Workers of the Company (including but not limited to those concerning allegations of employment discrimination, retaliation, breach of contract, noncompliance with wage and hour Laws, pay equity, the misclassification of employees or independent contractors, violation of restrictive covenants, sexual or other harassment or misconduct, other unlawful harassment, or unfair labor practices), and no such matters are pending or threatened against the Company or any employees or Contingent Workers of the Company (in their respective capacity as employees or Contingent Workers of the Company), as applicable.

(i) In the last five (5) years, no allegations of sexual harassment or sexual misconduct have been made to the Company in writing against any employee, officer, or director of the Company in connection with such individual’s employment or service with the Company and the Company has not otherwise become aware of any such allegations or entered into a settlement agreement, or out of court or pre-charge or pre-litigation arrangements relating to such matters.

Section 3.16. Insurance. Section 3.16 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by the Company as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to Parent. As of the date of this Agreement, no claim by the Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company, taken as a whole.

Section 3.17. Tax Matters.

(a) The Company has timely filed all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws, and the Company has timely paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return, and has paid all material assessments and reassessments in respect of Taxes.

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(b) The Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c) The Company is not the subject of a Tax audit or examination with respect to Taxes. The Company has not been informed of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed.

(d) The Company has not consented to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to the Company which agreement or ruling would be effective after the Closing Date.

(f) The Company is not or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) There are no Liens for Taxes on any assets of the Company other than Permitted Liens.

(h) During the five (5)-year period ending on the date of this Agreement, the Company was not a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(i) The Company (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Company) or (ii) has no material Liability for the Taxes of any Person (other than the Company) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U. S. Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes).

(j) The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (ii) installment sale or open transaction disposition made prior to the Closing; or (iii) deferred revenue or prepaid amount received outside of the ordinary course of business prior to the Closing. The Company will not be required to make any payment after the Closing Date as a result of an election under Code Section 965.

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(k) In the past five (5) years, no written claims have been received by the Company from any Tax Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(l) The Company is not a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and the Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(m) The Company has not deferred any payroll Tax obligations (including those imposed by Code Sections 3101(a) and 3201) pursuant to or in connection with the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020 or under Section 2302, or any other provision, of the Coronavirus Aid, Relief, and Economic Security Act (or any similar provision of state, local or non-U.S. Law).

(n) The Company has not taken any action, has omitted to take any action, or has any knowledge of any fact or circumstance, the taking, omission, or existence of which, as the case may be, could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

(o) The Company has not been, is not, and immediately prior to the Effective Time will not be, treated as an “investment company” within the meaning of Code Section 368(a)(2)(F).

(p) Each holder of a Company Restricted Stock Award has filed a timely and valid election under Section 83(b) of the Code.

Section 3.18. Brokers. Except for fees payable to Persons set forth on Section 3.18 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates for which the Company has any obligation.

Section 3.19. Real and Personal Property.

(a) Owned Real Property. The Company does not own, and has never owned, any real property.

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(b) Leased Real Property. Section 3.19(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased by the Company (the “Leased Real Property”) and all Real Property Leases pursuant to which the Company is a tenant or landlord, in each case, as of the date of this Agreement. True and complete copies of all such Real Property Leases have been made available to Parent. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the Company party thereto, enforceable in accordance with its terms against the Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by the Company or, to the Company’s knowledge, any third party under any Real Property Lease, and to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to such Real Property Leases.

(c) Personal Property. The Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material assets and properties of the Company reflected in the Financial Statements or thereafter acquired by the Company, except for assets disposed of in the ordinary course of business.

Section 3.20. Transactions with Affiliates. Section 3.20 of the Company Disclosure Schedules sets forth all Contracts between (a) the Company, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of the Company or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment with (including benefit plans and other ordinary course compensation from) the Company, (ii) Contracts with respect to a Company Stockholder’s or a holder of Company Equity Awards’ status as a holder of Equity Securities of the Company, (iii) any Transaction Documents, and (iv) Contracts entered into after the date of this Agreement pursuant to, and in accordance with, Section 5.1(b). No Company Related Party (A) owns any interest in any material asset used in the Company’s business, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a supplier, lender, partner, lessor, lessee or other material business relation of the Company or (C) owes any amount to, or is owed any amount by, the Company (other than ordinary course accrued compensation, employee benefits, or employee or director expense reimbursement). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.20 are referred to herein as “Company Related Party Transactions”.

Section 3.21. Data Privacy and Security.

(a) The Company has implemented written policies relating to the Processing of Personal Data as and to the extent required by applicable Law (“Privacy and Data Security Policies”). The Company has at all times complied in all material respects with all applicable Privacy Laws, the Privacy and Data Security Policies and contractual obligations entered into by the Company relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure, or transfer of Personal Data (collectively, the “Privacy Requirements”). The Company owns or has a binding Contract in place to use the Company IT Systems as necessary to operate the business of the Company as currently conducted in all material respects. The Company has established data safeguards against the destruction, loss, damage, corruption, alteration, loss of integrity, commingling or unauthorized access, acquisition, use, disclosure or other Processing of Personal Data that are consistent with industry standards and the requirements of applicable Law. The Company maintains backups of all data used to conduct the business of the Company at a reasonable frequency.

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(b) The Company has not received written notice of any pending Proceedings, nor to the knowledge of the Company has there been any Proceedings against the Company initiated by (i) any Person; (ii) the United States Federal Trade Commission, any state attorney general or similar state official; or (iii) any other Governmental Entity, in each case, alleging that any Processing of Personal Data by or on behalf of the Company is in violation of any Privacy Requirements.

(c) To the knowledge of the Company, during the past seven (7) years, (i) there has been no unauthorized Processing of Personal Data in the possession or control of the Company and/or any of the service providers of the Company and (ii) there have been no unauthorized intrusions or breaches of security into any Company IT Systems under the control of the Company.

Section 3.22. Compliance with International Trade & Anti-Corruption Laws.

(a) Neither the Company nor to the knowledge of the Company, any of its Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, since the incorporation of the Company, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a Sanctioned Country; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in unlawful dealings with or for the benefit of any Person described in clauses (i) - (iii) or any Sanctioned Country.

(b) Neither the Company no any of its Representatives, or any other Persons acting for or on behalf of any of the foregoing has, for the benefit of the Company, (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any improper contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

Section 3.23. Information Supplied. None of the information relating to the Company supplied or to be supplied by or on behalf of the Company expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing Parent Holders or at the time of the Parent Stockholders Meeting, and in the case of any amendment or supplement thereto, at the time of such amendment or supplement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement / Proxy Statement (a) that is modified in any material respect by Parent or any of its Affiliates or Representatives without the Company’s prior written approval, which is misleading by virtue of such modification or (b) in reliance upon and in conformity with information furnished in writing by or on behalf of Parent or any of its Affiliates specifically for inclusion in the Registration Statement / Proxy Statement which is misleading by virtue of such reliance and conformity.

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Section 3.24. Regulatory Compliance.

(a) Section 3.24(a) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a complete and correct list of all Regulatory Permits held by the Company, which are the only Regulatory Permits that are necessary for the Company to conduct its business. The Company and the Company Products are in compliance in all material respects with all Regulatory Permits, and to the knowledge of the Company, no event, circumstance or state of facts has occurred which (with or without due notice or lapse of time or both) would reasonably be expected to result in the failure of the Company to be in compliance in all material respects with the terms of any such Regulatory Permit. No Governmental Entity is considering limiting, suspending or revoking any Regulatory Permit and each third party that is a partner, manufacturer, contractor or agent for the Company is in compliance in all respects with all Regulatory Permits required by all Healthcare Laws insofar as they reasonably pertain to the Company Products.

(b) Since the Company’s inception there has not been, any material Proceeding against the Company related to compliance with Healthcare Laws, or, to the knowledge of the Company, any such Proceedings that have been threatened in writing. To the knowledge of the Company, the Company does not have any Liability for failure to comply with any Healthcare Laws.

(c) All Company Products are being, whether by the Company or a third-party, researched, developed, tested and investigated in compliance in all material respects with the Healthcare Laws or any comparable Law.

(d) The Company has not, and none of its Representatives acting for or on behalf of the Company has, received any written notice that the FDA or any other Governmental Entity responsible for oversight or enforcement of any applicable Healthcare Laws, or any institutional review board (or similar body responsible for oversight of human subjects research) or institutional animal care and use committees (or similar body responsible for oversight of animal research), has initiated, or threatened in writing to initiate, any Proceeding to restrict or suspend nonclinical research on or clinical study of any Company Product, or to recall or request a recall of any Company Product, or to suspend or otherwise restrict the manufacture of any Company Product, or in which the Governmental Entity alleges or asserts a failure to comply, with applicable Healthcare Laws.

(e) There are no Proceedings pending or, to the Company’s knowledge, threatened, with respect to any alleged violation by the Company or any of its Representatives acting for or on behalf of the Company, of the United States Federal Food, Drug, and Cosmetic Act (the “FDCA”) or any other applicable Healthcare Law as it relates to a Company Product, and neither the Company nor, to the Company’s knowledge, any of its Representatives acting for or on behalf of the Company, is party to or subject to any corporate integrity agreement, monitoring agreement, consent decree, deferred prosecution agreement, settlement orders or similar Contract with or imposed by any Governmental Entity related to any applicable Healthcare Law that applies to the transactions contemplated by this Agreement.

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(f) All Company Products are developed, tested and investigated in compliance in all material respects with applicable Healthcare Laws. To the Company’s knowledge, all manufacture of Company Products, including all clinical supplies used in clinical trials, by or on behalf of the Company has been conducted in compliance with the applicable specifications and requirements of Good Manufacturing Practices and all other applicable Laws. To the knowledge of the Company, no manufacturing site used for the manufacture of Company Product is subject to a Governmental Entity shutdown or import or export prohibitions or has received any Form FDA 483, notice of violation, warning letter, untitled letter or similar correspondence or notice from FDA or other Governmental Entity alleging noncompliance with any applicable Law, in each case, that have not been complied with or closed to the satisfaction of the relevant Governmental Entity, and to the knowledge of the Company, neither FDA or any other Governmental Entity is considering such action.

(g) The Company has not, nor as it relates to the Company or any Company Product, has any Person engaged by the Company for contract research, contract manufacturing, consulting, or other collaboration services with respect to any Company Product, made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Entity responsible for enforcement or oversight with respect to applicable Healthcare Laws, or failed to disclose a material fact required to be disclosed to the FDA or such other Governmental Entity that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991), or for any other Governmental Entity to invoke a similar policy.

(h) The clinical trials conducted by or on behalf of the Company or involving any Company Products are being and have been conducted in all material respects in accordance with all applicable clinical trial protocols, informed consents and applicable requirements and Healthcare Laws, including those of the FDA and any comparable Governmental Entity. To the Company’s knowledge, all preclinical studies and clinical trials conducted or being conducted with respect to all Company Products by or at the direction of the Company have been and are being conducted in material compliance with accepted professional scientific standards and all applicable Law, including (i) all applicable Healthcare Laws, including the applicable requirements of Good Laboratory Practices and Good Clinical Practices and applicable foreign Laws in the jurisdictions where clinical trials were or are being conducted; and (ii) applicable Law governing the privacy of patient medical records and other personal information and data.

(i) As of the date of this Agreement, neither the Company, nor any clinical trial site conducting a clinical trial of any Company Product, has undergone any inspection related to any Company Product.

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(j) No Company Products have been detained or subject to a suspension (other than in the ordinary course of business) of research, development, or testing and, to the knowledge of the Company, there are no facts or circumstances reasonably likely to cause a termination or suspension of research, development, testing, or clinical investigation of any Company Product, in either case. As of the date hereof, there are no Proceedings in the United States or any other jurisdiction seeking the suspension of any research, development, testing, or clinical investigation in relation to the Company Product are pending or, to the Company’s knowledge, threatened in writing against the Company.

(k) None of the Company nor to the knowledge of the Company, any of its directors, managers, officers, employees, relevant individual independent contractors or other relevant service providers, including clinical trial investigators, coordinators, monitors, Company Products or services, have been or are currently disqualified, excluded or debarred from, or threatened with or currently subject to an investigation or proceeding that could result in disqualification, exclusion or debarment under state or federal statutes or regulations, or convicted of any crime regarding health care products or services, or engaged in any conduct that would reasonably be expected to result in any such debarment, exclusion, disqualification, or ineligibility, including, without limitation, debarment under 21 U.S.C. Section 335a or any similar Law. Neither the Company nor to the knowledge of the Company, any of its current or former officers, partners, employees, contractors or agents has been (i) subject to any enforcement, regulatory or administrative proceedings against or affecting the Company or any of its Affiliates relating to or arising under any Healthcare Law and no such enforcement, regulatory or administrative proceeding has been threatened, or (ii) a party to any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement order, or similar agreement imposed by any Governmental Entity.

(l) All material reports, documents, claims, Permits and notices required to be filed, maintained or furnished to the FDA or any other Governmental Entity by the Company or any third-party involving Company Products have been so filed, maintained or furnished. All such reports, documents, claims, Permits and notices were complete and accurate in all material respects on the date filed (or were corrected or supplemented by a subsequent filing).

Section 3.25. Investigation; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Parent Parties and (ii) it has been furnished with or given access to such documents and information about the Parent Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Transaction Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis, the Parent SEC Reports, the representations and warranties expressly set forth in ARTICLE 4 and in the Transaction Documents to which it is or will be a party and no other representations or warranties of any Parent Party, any Parent Non-Party Affiliate or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the Parent SEC Reports, the representations and warranties expressly set forth in ARTICLE 4 and in the Transaction Documents to which it is or will be a party, none of the Parent Parties, any Parent Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby.

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Section 3.26. EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES.

NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY PARENT PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 3 OR THE TRANSACTION DOCUMENTS, NONE OF THE COMPANY, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, AND THE PARENT PARTIES HEREBY AGREE THAT THEY ARE NOT RELYING ON, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE ACCURACY OR COMPLETENESS OF THE MATERIALS OR ANY OTHER INFORMATION RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO ANY PARENT PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE TRANSACTION DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY PARENT PARTY OR ANY PARENT NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 3 OR THE TRANSACTION DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY ANY GROUP COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY PARENT PARTY OR ANY PARENT NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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ARTICLE 4
REPRESENTATIONS AND WARRANTIES RELATING TO THE PARENT PARTIES

Except as set forth on (a) the Parent Disclosure Schedules, or (b) any Parent SEC Reports filed with or furnished to the SEC prior to the date of this Agreement that are publicly available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (excluding any risk factor or similar disclosure under the headings “Risk Factors”, “Forward-Looking Statements” or any similar cautionary, predictive or forward-looking sections or statements), each Parent Party hereby represents and warrants to the Company as follows:

Section 4.1. Organization and Qualification.

Each Parent Party is a corporation duly organized, incorporated, validly existing and in good standing under the Laws of the State of Delaware.

Section 4.2. Authority.

Each Parent Party has the requisite corporate power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it is or will be a party, and (subject to the Parent Stockholder Approval), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Transaction Documents to which a Parent Party is or will be a party, and (subject to the receipt of the Parent Stockholder Approval) the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Transaction Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of such Parent Party. This Agreement has been and each Transaction Document to which a Parent Party is or will be a party will be, upon execution thereof, duly and validly executed and delivered by such Parent Party and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of such Parent Party (assuming this Agreement has been and the Transaction Documents to which such Parent Party is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against such Parent Party in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 4.3. Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of a Parent Party with respect to such Parent Party’s execution, delivery or performance of its obligations under this Agreement or the Transaction Documents to which it is or will be party or the consummation of the transactions contemplated by this Agreement or by the Transaction Documents, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby, (iii) such filings with and approvals of Nasdaq to permit the Parent Shares to be issued in connection with the transactions contemplated by this Agreement and the other Transaction Documents to be listed on Nasdaq, (iv) filing of the Certificate of Merger, (v) filing of the Parent New Certificate of Incorporation with the Delaware Secretary of State, (vi) the Parent Stockholder Approval or (vii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Parent Material Adverse Effect.

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(b) Neither the execution, delivery or performance by a Parent Party of this Agreement nor the Transaction Documents to which a Parent Party is or will be a party nor the consummation by a Parent Party of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of a Parent Party, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which a Parent Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such Parent Party or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of a Parent Party, except in the case of clauses (ii) through (iv) above, as would not have a Parent Material Adverse Effect.

Section 4.4. Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the Parent Disclosure Schedules (which fees shall be the sole responsibility of the Parent, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent for which Parent has any obligation.

Section 4.5. Information Supplied. None of the information supplied or to be supplied by or on behalf of either Parent Party expressly for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing Parent Holders or at the time of the Parent Stockholders Meeting, and in the case of any amendment or supplement thereto, at the time of such amendment or supplement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Parent Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement / Proxy Statement (a) that is modified in any material respect by the Company or any of its Affiliates or Representatives without Parent’s prior written approval, which is misleading by virtue of such modification, or (b) in reliance upon and in conformity with information furnished in writing by or on behalf of the Company or any of its Affiliates specifically for inclusion in the Registration Statement / Proxy Statement which is misleading by virtue of such reliance and conformity.

Section 4.6. Capitalization of the Parent Parties.

(a) Section 4.6(a) of the Parent Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of all of the issued and outstanding Parent Shares and other Equity Securities of Parent as of immediately prior to the consummation of the Merger. All outstanding Equity Securities of Parent (except to the extent such concepts are not applicable under the applicable Law of Parent’s jurisdiction of organization, incorporation or formation, as applicable, or other applicable Law) prior to the consummation of the Merger have been duly authorized and validly issued and are fully paid and non-assessable. Such Equity Securities (i) were not issued in violation of the Governing Documents of Parent and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of Parent) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Except for the Parent Shares set forth on Section 4.6(a) of the Parent Disclosure Schedules (taking into account, for the avoidance of doubt, any changes or adjustments to the Parent Shares as a result of, or to give effect to, the Merger and assuming that no Parent Stockholder Redemptions are effected), immediately prior to Closing, there shall be no other outstanding Equity Securities of Parent.

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(b) Immediately after the Effective Time, (i) the authorized capital stock of Parent will consist of such number of Parent Shares and shares of Parent’s preferred stock, par value $0.0001 per share as set forth in the Parent New Certificate of Incorporation, and (ii) any and all of the issued and outstanding Parent Shares, including for the avoidance of doubt, the Transaction Share Consideration, (A) will be duly authorized, validly issued, fully paid and nonassessable, (B) will have been issued in compliance in all material respects with applicable Law and (C) will not have been issued in breach or violation of any, and not subject to any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any, provision of applicable Law, Parent’s Governing Documents, or any Contract to which Parent is a party or otherwise bound.

(c) Except as expressly contemplated by this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby or as otherwise mutually agreed to by the Company and Parent, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require Parent, and, except as expressly contemplated by this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby or as otherwise mutually agreed in writing by the Company and Parent, there is no obligation of Parent, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of Parent.

(d) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, and as of the date hereof, all such shares are issued and outstanding. The Equity Securities of Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Merger Sub is a party or bound. All of the outstanding Equity Securities of Merger Sub are owned directly by Parent free and clear of all Liens (other than transfer restrictions under applicable Securities Law). As of the date of this Agreement, Parent has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub.

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Section 4.7. SEC Filings. Parent has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Parent SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional Parent SEC Reports”). Each of the Parent SEC Reports, as of their respective dates of filing or furnishing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional Parent SEC Reports, as of their respective dates of filing or furnishing, and as of the date of any amendment or filing or furnishing that superseded the initial filing or furnishing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Parent SEC Reports or the Additional Parent SEC Reports (for purposes of the Additional Parent SEC Reports, assuming that the representation and warranty set forth in Section 3.23 is true and correct in all respects with respect to all information supplied by or on behalf of Company expressly for inclusion or incorporation by reference therein). As of their respective dates of filing or furnishing, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading (for purposes of the Additional Parent SEC Reports, assuming that the representation and warranty set forth in Section 3.23 is true and correct in all respects with respect to all information supplied by or on behalf of the Company expressly for inclusion or incorporation by reference therein). As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters received from the SEC with respect to the Parent SEC Reports.

Section 4.8. Trust Account.

(a) As of the date of this Agreement, Parent has an amount in cash in the Trust Account equal to at least $116,150,000. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Account Agreement, dated as of January 11, 2021 (the “Trust Agreement”), between Parent and Continental, as trustee (the “Trustee”). The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Parent and, to the knowledge of Parent, the Trustee, enforceable in accordance with its terms (subject to applicable bankruptcy, conveyance, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

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(b) The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and to the knowledge of Parent, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect or, to Parent’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions set forth in Section 4.8 of the Parent Disclosure Schedules, or Taxes, (ii) the Pre-Closing Parent Holders who shall have elected to redeem their Parent Shares pursuant to the Governing Documents of Parent or (iii) if Parent fails to complete a business combination within the allotted time period set forth in the Governing Documents of Parent and liquidates the Trust Account, subject to the terms of the Trust Agreement, Parent (in limited amounts to permit Parent to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of Parent) and then the Pre-Closing Parent Holders).

(c) Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of Parent and the Trust Agreement. Parent has performed all material obligations required to be performed by it, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of Parent, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default or breach thereunder. As of the date of this Agreement, there are no Proceedings pending with respect to the Trust Account. Parent has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement).

(d) Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the Pre-Closing Parent Holders who have elected to redeem their Parent Shares pursuant to the Governing Documents of Parent, each in accordance with the terms of and as set forth in the Trust Agreement, Parent shall have no further obligation under either the Trust Agreement or the Governing Documents of Parent to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its respective obligations hereunder, Parent has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Parent at the Closing.

Section 4.9. Transactions with Affiliates. Section 4.9 of the Parent Disclosure Schedules sets forth all Contracts between (a) Parent, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including the Sponsor) or Affiliate of either Parent or the Sponsor, on the other hand (each Person identified in this clause (b), an “Parent Related Party”), other than (i) Contracts with respect to a Parent Related Party’s employment with, or the provision of services to, Parent entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation), or (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.11 or entered into in accordance with Section 5.11. No Parent Related Party (A) owns any interest in any material asset used in the business of Parent, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, customer, lessor or lessee of Parent or (C) owes any material amount to, or is owed material any amount by, Parent. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.9 are referred to herein as “Parent Related Party Transactions”.

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Section 4.10. Litigation. There is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding pending or, to Parent’s knowledge, threatened against or involving any Parent Party. None of the Parent Parties nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by any Parent Party pending against any other Person.

Section 4.11. Compliance with Applicable Law. Each Parent Party is (and since its incorporation has been) in compliance in all material respects with all applicable Laws. Except as would not be material to Parent, without limiting the foregoing, none of the Parent Parties have violated or, to Parent’s knowledge, are under investigation with respect to, or have been threatened in writing or charged with or given notice of any violation of any provisions of: (a) Privacy Laws (substituting “Parent Parties” for “Company” in the definition thereof) and Laws applicable to lending activities; (b) the U.S. Foreign Corrupt Practices Act (FCPA) or any comparable or similar Law of any jurisdiction; or (c) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

Section 4.12. Business Activities.

(a) Since its incorporation, Parent has not conducted any business activities other than activities (i) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Transaction Documents, the performance of its covenants or agreements in this Agreement or any Transaction Document or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative, ministerial or otherwise immaterial in nature. Except as set forth in Parent’s Governing Documents, there is no Contract, commitment, or Order binding upon any Parent Party or to which any Parent Party is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries (including, in each case, following the Closing).

(b) Merger Sub was incorporated solely for the purpose of entering into this Agreement, the Transaction Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its incorporation or continuing corporate existence or the negotiation, preparation or execution of this Agreement or any Transaction Documents, the performance of its covenants or agreements in this Agreement or any Transaction Document or the consummation of the transactions contemplated hereby or thereby.

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(c) Parent is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. Parent constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 4.13. Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of Parent’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) Parent has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s financial statements for external purposes in accordance with GAAP and (ii) Parent has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Parent is made known to Parent’s principal executive officer and principal financial officer by others within Parent. Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(b) Since its initial public offering, Parent has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding Parent Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. The issued and outstanding Parent Shares are listed for trading on Nasdaq under the symbol “BYCP.” The issued and outstanding Parent warrants are registered pursuant to Section 12(b) of the Exchange Act and listed for trading on Nasdaq under the symbol “BCYPW.” There is no Proceeding pending or, to the knowledge of Parent, threatened against Parent by Nasdaq or the SEC with respect to any intention by such entity to deregister Parent Shares or prohibit or terminate the listing of Parent Shares on Nasdaq. Parent has not taken any action that is designed to terminate the registration of Parent Shares under the Exchange Act.

(c) The Parent SEC Reports contain true and complete copies of the applicable Parent Financial Statements. The Parent Financial Statements (i) fairly present in all material respects the financial position of Parent as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited Parent Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

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(d) Parent has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Parent’s and its Subsidiaries’ assets. Parent maintains and, for all periods covered by the Parent Financial Statements, has maintained books and records of Parent in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Parent in all material respects.

(e) Since its incorporation, Parent has not received any written complaint, allegation, assertion, notice or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of Parent, (ii) a “material weakness” in the internal controls over financial reporting of Parent or (iii) fraud, whether or not material, that involves management or other employees of Parent who have a significant role in the internal controls over financial reporting of Parent.

Section 4.14. No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 4.14 of the Parent Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Transaction Documents, the performance of its covenants or agreements in this Agreement or any Transaction Document or the consummation of the transactions contemplated hereby or thereby (it being understood and agreed that the expected third parties that are, as of the date hereof, entitled to fees, expenses or other payments in connection with the matters described in this clause (b) shall be set forth on Section 4.14 of the Parent Disclosure Schedules), (c) that are incurred in connection with or incident or related to a Parent Party’s incorporation, or continuing corporate existence, in each case, which are immaterial in nature, (d) that are incurred in connection with activities that are administrative or ministerial, in each case, which are immaterial in nature, (e) that are incurred in accordance with Section 5.11(d) with the written consent of the Company or (f) set forth or disclosed in the Parent Financial Statements included in the Parent SEC Reports, none of the Parent Parties has any Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

Section 4.15. Tax Matters.

(a) Parent has prepared and timely filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws, and Parent has timely paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

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(b) Parent has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c) Parent is not currently the subject of a Tax audit or examination with respect to Taxes. Parent has not been informed of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed.

(d) Parent has not consented to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any Parent Party which agreement or ruling would be effective after the Closing Date.

(f) None of the Parent Parties is and none of the Parent Parties has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) There are no Liens for Taxes on any assets of any Parent Party other than Permitted Liens.

(h) No Parent Party (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent) or (ii) has any material Liability for the Taxes of any Person (other than a Parent Party) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes).

(i) No Parent Party will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (ii) installment sale or open transaction disposition made on or prior to the Closing; or (iii) deferred revenue or prepaid amount received outside of the ordinary course of business prior to the Closing. No Parent Party will be required to make any payment after the Closing Date as a result of an election under Code Section 965.

(j) None of the Parent Parties has taken any action, has omitted to take any action, or has any knowledge of any fact or circumstance, the taking, omission, or existence of which, as the case may be, could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

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Section 4.16. Investigation; No Other Representations.

(a) Each Parent Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Company and (ii) it has been furnished with or given access to such documents and information about the Company and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Transaction Documents to which it is or will be a party, each Parent Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in ARTICLE 3 and in the Transaction Documents to which it is or will be a party and no other representations or warranties of the Company, any Company Non-Party Affiliate or any other Person, either express or implied, and each Parent Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in ARTICLE 3 and in the Transaction Documents to which it is or will be a party, none of the Company, any Company Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby.

Section 4.17. EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE PARENT SEC REPORTS, THIS ARTICLE 4 AND THE TRANSACTION DOCUMENTS, NONE OF THE PARENT PARTIES, ANY PARENT NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND EACH PARENT PARTY EXPRESSLY DISCLAIMS, AND THE COMPANY HEREBY AGREES THAT IT IS NOT RELYING ON, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE ACCURACY OR COMPLETENESS OF MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF ANY PARENT PARTY THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF ANY PARENT PARTY BY OR ON BEHALF OF THE MANAGEMENT OF SUCH PARENT PARTY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE TRANSACTION DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE PARENT SEC REPORTS, THIS ARTICLE 4 OR THE TRANSACTION DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY PARENT PARTY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF ANY PARENT PARTY, ANY PARENT NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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ARTICLE 5
COVENANTS

Section 5.1. Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, except as expressly contemplated by this Agreement or any Transaction Document, as required by applicable Law (including Pandemic Measures), or as consented to in writing by Parent, (i) operate the business of the Company in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Company, taken as a whole.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, except as expressly contemplated by this Agreement or any Transaction Document, as required by applicable Law or as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), not do any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of the Company or repurchase any outstanding Equity Securities of the Company, other than dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company;

(ii) (A) merge, consolidate, combine or amalgamate the Company with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(iii) adopt any amendments, supplements, restatements or modifications to the Company’s Governing Documents or the Company Stockholders Agreement (other than to effect the transactions contemplated by this Agreement and the Transaction Documents);

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(iv) transfer, issue, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of the Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating the Company to issue, deliver or sell any Equity Securities of the Company, other than the issuance of shares of the applicable class of capital stock of the Company upon the exercise or conversion of any Company Options outstanding on the date of this Agreement in accordance with the terms of the applicable Company Equity Plan and the underlying grant, award or similar agreement;

(v) incur, create or assume any Indebtedness, other than ordinary course trade payables;

(vi) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between the Company its wholly owned Subsidiaries and (B) the reimbursement of expenses of employees in the ordinary course of business;

(vii) except (x) as required under the terms of any Employee Benefit Plan of the Company that is set forth on Section 3.12(a) of the Company Disclosure Schedules, (y) in the ordinary course of business consistent with past practice (it being understood and agreed, for the avoidance of doubt, that in no event shall the exception in this clause (y) be deemed or construed as permitting the Company to take any action that is not permitted by any other provision of this Section 5.1(b)), or (z) as required by applicable Law, (A) amend, modify, adopt, enter into or terminate any material Employee Benefit Plan of the Company or any benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) materially increase the compensation or benefits payable to any current director, manager, officer, employee, or Contingent Worker of the Company earning annual compensation in excess of $300,000, increase the aggregate annual compensation or benefits payable to any other current director, manager, officer, employee, or Contingent Worker of the Company to be greater than $300,000, (C) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, employee, or Contingent Worker of the Company, (D) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Company, (E) pay any special bonus or special remuneration to any director, officer or employee of the Company, (F) terminate (other than for cause) or furlough the employment of any director, officer, management-level or key employee of the Company, or (G) enter into a settlement agreement with any current or former director, officer, or employee of the Company;

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(viii) make, change or revoke any material election concerning Taxes, amend any material Tax Return, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(ix) enter into any settlement, conciliation or substantially similar Contract regarding the resolution of a Proceeding, the performance of which would involve the payment by the Company in excess of $500,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on the Company (or Parent or any of its Affiliates after the Closing);

(x) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving the Company;

(xi) change the Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;

(xii) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(xiii) enter into any material amendment of any Material Contract, enter into any Contract that if entered into prior to the Effective Time would be a Material Contract other than in the ordinary course of business pursuant to clause (a) of the definition thereof or the entry into any purchase agreement, or other than in the ordinary course of business, voluntarily terminate any Material Contract, except for any termination at the end of the term of such Material Contract pursuant to the terms of such Material Contract; or

(xiv) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.1.

Section 5.2. Efforts to Consummate; Litigation.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the closing conditions set forth in ARTICLE 6) and, in the case of any Transaction Document to which such Party will be a party after the date of this Agreement, to execute and deliver such Transaction Document when required pursuant to this Agreement. Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Transaction Documents. The Company shall bear the costs incurred in connection with obtaining such Consents; provided, however, that the Parent Parties, on the one hand, and the Company, on the other hand, shall pay fifty percent (50%) of the HSR Act filing fee; provided, further, that each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents. Each Party shall (i) make any appropriate filings pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly (and in any event within ten (10) Business Days) following the date of this Agreement and (ii) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act. Parent shall promptly inform the Company of any communication between any Parent Party, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform Parent of any communication between the Company, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Transaction Document. Without limiting the foregoing, (a) the Parties agree, if available to request early termination of the applicable waiting period under the HSR Act, and (b) each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Transaction Documents, except with the prior written consent of Parent and the Company.

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(b) Prior to the Closing, the Parent Parties shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if such acquisition or agreement would reasonably be expected to delay obtaining or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the transactions contemplated herein or the expiration or termination of any applicable waiting period.

(c) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the Parent Parties, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of any Parent Party) or Parent (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Transaction Documents. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any Parent Party, the Company, or, in the case of the Company, Parent in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of any Parent Party, the Company, or, in the case of the Company, Parent, the opportunity to attend and participate in such meeting or discussion.

(d) Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this ARTICLE 5 that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

(e) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, Parent, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Proceedings (including derivative claims) relating to this Agreement, any Transaction Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of Parent, any of the Parent Parties or any of their respective Representatives (in their capacity as a representative of a Parent Party) or, in the case of the Company, the Company or any of their respective Representatives (in their capacity as a representative of the Company). Parent and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation (to the extent such action would not jeopardize an attorney-client privilege or the attorney work product doctrine), (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with the other, including with respect to the defense, settlement and compromise of any such Transaction Litigation.

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Section 5.3. Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Transaction Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein shall govern and control to the extent of such conflict. Notwithstanding anything herein or in the Confidentiality Agreement to the contrary, following Closing, the Stockholders’ Representative shall be permitted to disclose information as required by law or to advisors and representatives of the Stockholders’ Representative and to the Company Stockholders, in each case who have a need to know such information, provided that such persons are subject to confidentiality obligations with respect thereto.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to Parent and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Company (in a manner so as to not interfere with the normal business operations of the Company). Notwithstanding the foregoing, the Company shall not be required to provide to Parent or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which the Company is subject, including any Privacy Law, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of the Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to the Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if the Company, on the one hand, and any Parent Party, any Parent Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

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(c) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, Parent shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Parent Parties (in a manner so as to not interfere with the normal business operations of the Parent Parties). Notwithstanding the foregoing, Parent shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Parent Party is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any Parent Party with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Parent Party under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), Parent shall use, and shall cause the other Parent Parties to use, commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if a Parent Party, on the one hand, and the Company, any Company Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that Parent shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

Section 5.4. Public Announcements.

(a) Subject to Section 5.4(b), Section 5.9 and Section 5.10, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company and Parent or, after the Closing, Parent; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with the Company, if the disclosing party is any Parent Party, or Parent, if the disclosing party is the Company, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, or (B) after the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with Parent and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4 and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Transaction Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that the Company, the Sponsor and its Affiliates may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities, in each case, of any Affiliate of the Sponsor or the Company.

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(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and Parent prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, Parent shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and Parent shall consider such comments in good faith. The Company, on the one hand, and Parent, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Parent, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), Parent shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which Parent shall have the opportunity to review and comment upon prior to filing and the Company shall consider such comments in good faith. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5. Section 280G.

To the extent the Merger constitutes a “change in ownership or control” within the meaning of Section 280G and the regulations thereunder of the Company, the Company shall (a) prior to the Closing Date, obtain from each “disqualified individual” (within the meaning of Section 280G(c) of the Code and any regulations promulgated thereunder) who could otherwise receive or retain any payment or benefits that could constitute a “parachute payment” (within the meaning of Section 280G(b)(2)(A) of the Code and any regulations promulgated thereunder) a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that no payments and/or benefits shall be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and any regulations promulgated thereunder) and (b) prior to the Closing Date submit to a stockholder vote (along with adequate disclosure) satisfying the requirements of Section 280G(b)(5)(B) of the Code and any regulations promulgated thereunder, the right of any such “disqualified individual” to receive the Waived 280G Benefits. The Company shall provide drafts of the calculations, waivers and approval materials to Parent for its review and comment no later than five (5) Business Days prior to soliciting such waivers and soliciting such approval, and the Company shall incorporate any comments provided by Parent in good faith. If any of the Waived 280G Benefits fail to be approved in accordance with the requirements of Section 280G(b)(5)(B) of the Code as contemplated above, such Waived 280G Benefits shall not be made or provided. Prior to the Closing, the Company shall deliver to Parent evidence reasonably acceptable to Parent that a vote of the stockholders was solicited in accordance with the foregoing provisions of this Section and that either (i) the requisite number of votes of the stockholders was obtained with respect to the Waived 280G Benefits (the “280G Approval”) or (ii) the 280G Approval was not obtained, and, as a consequence, the Waived 280G Benefits shall not be retained or provided.

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Section 5.6. Tax Matters.

(a) Tax Treatment.

(i) The Parties intend that the Merger shall be treated as a transaction that qualifies as a “reorganization” within the meaning of Section 368 of the Code (and any comparable provision of applicable state or local Tax law). The Parties shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), the treatment described in this Section 5.6(a)(i) unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code.

(ii) Parent and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). From the date hereof through the Closing, and following the Closing, the Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

(iii) If, in connection with the preparation and filing of the Registration Statement / Proxy Statement, the SEC requests or requires that tax opinions be prepared and submitted, Parent and the Company shall deliver to Dentons US LLP and Stradling Yocca Carlson & Rauth, respectively, customary Tax representation letters satisfactory to its counsel, dated and executed as of the date the Registration Statement / Proxy Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement / Proxy Statement.

(iv) Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(v) Transfer Taxes. Notwithstanding anything to the contrary contained herein, all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Merger and the other transactions contemplated hereby shall be borne by Parent, which shall file all necessary Tax Returns with respect to all such Taxes and timely pay (or cause to be timely paid) to the applicable Governmental Entity such Taxes. Parent and the Company agree to reasonably cooperate to (i) sign and deliver such resale and other certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) any such Taxes and (ii) prepare and file (or cause to be prepared and filed) all Tax Returns in respect of any such Taxes.

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Section 5.7. Exclusive Dealing.

(a) Except as expressly permitted by the terms of this Agreement, from the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause and its Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing non-public information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of the Company (or any Affiliate or successor of the Company); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify Parent promptly upon receipt of any Company Acquisition Proposal by the Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep Parent reasonably informed on a current basis of any modifications to such offer or information. The Company shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons (other than Parent) conducted prior to or as of the date hereof by the Company, and will cause its Representatives to cease and cause to be terminated any and all existing activities, discussions or negotiations, that would reasonably be expected to lead to a Company Acquisition Proposal, and shall, as promptly as practicable, terminate access by each such Person and its Representatives to any online or other data rooms containing any non-public information in respect of the Company or any of its Subsidiaries for the purpose of permitting such Persons to evaluate a potential Company Acquisition Proposal. For clarity, any actions taken by any of the Representatives of the Company on behalf of the Company that are inconsistent with this Section 5.7(a) will be deemed to be a breach of this Section 5.7(a) by the Company.

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(b) Except as expressly permitted by the terms of this Agreement, from the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Parent Parties shall not, and each of them shall cause their Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing non-public information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Parent Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Parent Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Parent Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of any Parent Party (or any Affiliate or successor of any Parent Party); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Parent agrees to (A) notify the Company promptly upon receipt of any Parent Acquisition Proposal by any Parent Party, and to describe the material terms and conditions of any such Parent Acquisition Proposal in reasonable detail (including the identity of any person or entity making such Parent Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information. Parent shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons (other than with the Company) conducted prior to or as of the date hereof by any of the Parent Parties, and will cause its Representatives to cease and cause to be terminated any and all existing activities, discussions or negotiations, that would reasonably be expected to lead to a Parent Acquisition Proposal, and shall, as promptly as practicable, terminate access by each such Person and its Representatives to any online or other data rooms containing any non-public information in respect of Parent or any of its Subsidiaries for the purpose of permitting such Persons to evaluate a potential Parent Acquisition Proposal. For clarity, any actions taken by any of the Representatives of Parent on behalf of Parent that are inconsistent with this Section 5.7(b) will be deemed to be a breach of this Section 5.7(b) by Parent.

Section 5.8. PIPE Investment.

Parent and the Company shall cooperate and provide assistance and information to each other as reasonably requested by Parent or the Company in connection with any PIPE Investment or any other equity investment to be made by a third party in connection with the consummation of Merger on terms reasonably acceptable to Parent and the Company. Parent shall enter into or consummate a PIPE Investment without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

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Section 5.9. Preparation of Registration Statement / Proxy Statement.

(a) As promptly as reasonably practicable following the date of this Agreement, Parent and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either Parent or the Company, as applicable), and following delivery of the financial statements to Parent pursuant to Section 5.18, Parent shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus of Parent which will be included therein as a prospectus, in connection with the registration under the Securities Act of the Parent Shares (including the Earnout Shares) to be issued in the Merger, and which will be used as a proxy statement for the Parent Stockholders Meeting to adopt and approve the Transaction Proposals and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by Parent’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq). Each of Parent and the Company shall use its reasonable best efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Company, the provision of financial statements of, and any other information with respect to, the Company for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective as long as necessary in order to permit the consummation of the transactions contemplated by this Agreement. Parent also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby, and the Company shall furnish all information concerning the Company, its Subsidiaries and any of their respective members or stockholders as may be reasonably requested in connection with any such action. Parent, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.9 or for including in any other statement, filing, notice or application made by or on behalf of Parent to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement or the Transaction Documents. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of any Parent Party, the Company, or, in the case of the Company, Parent, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of Parent, the Company, or, in the case of the Company, Parent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) Parent shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Pre-Closing Parent Holders. Parent shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Registration Statement / Proxy Statement or the filing of any supplement or amendment thereto, the issuance of any stop order relating thereto or the suspension of the qualification of Parent Shares for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement / Proxy Statement or for additional information and Parent and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to him, her or it or any of his, her or its Non-Party Affiliates or its or their respective Representatives, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

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(b) To the extent not prohibited by Law, the Company and its counsel shall be given a reasonable opportunity to review and comment on the Registration Statement / Proxy Statement each time it is filed with the SEC, and Parent shall give reasonable and good faith consideration to any comments made by the Company and its counsel. To the extent not prohibited by Law, Parent shall provide the Company and counsel of the Company with (i) any comments or other communications, whether written or oral, that Parent or its counsel may receive from time to time from the SEC or its staff with respect to the Registration Statement / Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of Parent to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Company or counsel of the Company in any discussions or meetings with the SEC.

Section 5.10. Parent Stockholder Approval. As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, Parent shall (a) duly give notice of and (b) use reasonable best efforts to duly convene and hold a meeting of its stockholders (the “Parent Stockholders Meeting”) in accordance with the Governing Documents of Parent, for the purposes of obtaining the Parent Stockholder Approval and, if applicable, any approvals related thereto and providing its stockholders with the opportunity to elect to effect a Parent Stockholder Redemption. Parent shall, through unanimous approval of its board of directors, recommend to its stockholders (the “Parent Board Recommendation”), (i) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger) (the “Business Combination Proposal”); (ii) the adoption and approval of the issuance of the Parent Shares in connection with the transactions contemplated by this Agreement as required by Nasdaq listing requirements (the “Nasdaq Proposal”); (iii) the adoption and approval to amend and restate the Parent New Certificate of Incorporation attached hereto as Exhibit D (the “Governing Document Proposal”); (iv) the adoption and approval of the Parent Incentive Equity Plan and the Parent ESPP (the “Equity Incentive Plan Proposal”); (v) election of directors effective as of the Closing as contemplated by Section 5.17(a) and Section 5.17(b); (vi) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (vii) the adoption and approval of each other proposal reasonably agreed to by Parent and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Transaction Documents; and (viii) the adoption and approval of a proposal for the adjournment of the Parent Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (viii) together, the “Transaction Proposals”); provided, that Parent may adjourn the Parent Stockholders Meeting (A) to solicit additional proxies for the purpose of obtaining the Parent Stockholder Approval, (B) for the absence of a quorum, or (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Parent has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing Parent Holders prior to the Parent Stockholders Meeting; provided that, without the consent of the Company, in no event shall Parent adjourn the Parent Stockholders Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond the Termination Date. The Parent recommendation contemplated by the preceding sentence shall be included in the Registration Statement / Proxy Statement. Parent covenants that none of the Parent Board or Parent nor any committee of the Parent Board shall withdraw or modify, or propose publicly or by formal action of the Parent Board, any committee of the Parent Board or Parent to withdraw or modify, in a manner adverse to the Company, the Parent Board Recommendation or any other recommendation by the Parent Board or Parent of the proposals set forth in the Registration Statement / Proxy Statement.

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Section 5.11. Conduct of Business of Parent.

From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Parent shall not, and shall cause its Subsidiaries not to, as applicable, except as expressly contemplated by this Agreement or any Transaction Document, as required by applicable Law, as set forth on Section 5.11 of the Parent Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:

(a) adopt any amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of any Parent Party or any of its Subsidiaries;

(b) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of Parent or any of its Subsidiaries, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of Parent or any of its Subsidiaries, as applicable;

(c) split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

(d) incur, create or assume any material Indebtedness for borrowed money or incur any material Liabilities;

(e) make any loans or advances to, or capital contributions in, any other Person, other than to, or in, Parent or any of its Subsidiaries;

(f) issue any Equity Securities of Parent or any of its Subsidiaries or grant any additional options, warrants or stock appreciation rights with respect to Equity Securities of the foregoing of Parent or any of its Subsidiaries;

(g) enter into, renew, modify or revise any Parent Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a Parent Related Party Transaction);

(h) engage in any activities or business, other than activities or business (i) in connection with or incident or related to such Person’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence, (ii) contemplated by, or incident or related to, this Agreement, any Transaction Document, the performance of covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative or ministerial, in each case, which are immaterial in nature;

(i) make, change or revoke any material election concerning Taxes, enter into any Tax closing agreement, amend any material Tax Return, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

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(j) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(k) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement; or

(l) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.11.

Notwithstanding anything in this Section 5.11 or this Agreement to the contrary, nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, any Parent Party from using the funds held by Parent outside the Trust Account to pay any Parent Expenses or from otherwise distributing or paying over any funds held by Parent outside the Trust Account to the Sponsor or any of its Affiliates, in each case, prior to the Closing.

Section 5.12. Nasdaq Listing. Parent shall use its reasonable best efforts to cause: (a) Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved: (b) Parent to satisfy all applicable initial and continuing listing requirements of Nasdaq; and (c) the Parent Shares issuable in accordance with this Agreement, including the Merger, to be approved for listing on Nasdaq (and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time.

Section 5.13. Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in ARTICLE 6 and provision of notice thereof to the Trustee, (a) at the Closing, Parent shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Stockholders of Parent pursuant to the Parent Stockholder Redemption, (B) pay the amounts due to the underwriters of Parent’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to Parent in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.14. Stockholder Support Agreements; Stockholder Approval.

(a) As promptly as reasonably practicable (and in any event within thirty (30) days) following the date of this Agreement (the “Company Stockholder Support Agreement Deadline”), the Company shall use its reasonable best efforts to deliver, or cause to be delivered, to Parent the Company Stockholder Support Agreements duly executed by each Supporting Company Stockholder.

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(b) The Company shall use its reasonable best efforts to obtain and deliver to Parent, by the Company Stockholder Written Consent Deadline, a true and correct copy of a written consent (in form and substance reasonably satisfactory to Parent) (the “Company Stockholder Written Consent”) approving and adopting this Agreement, the Transaction Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), the amendment of the Company’s Amended and Restated Certificate of Incorporation in the form attached as Schedule B to the form of Company Stockholder Support Agreement, and the Company Preferred Stock Conversion, that is duly executed by the Company Stockholders that hold at least the requisite number of issued and outstanding Company Shares required to approve and adopt such matters in accordance with the DGCL, the Company’s Governing Documents and the Company Stockholders Agreement (the “Required Company Stockholder Approval”). The Company, through its board of directors, shall recommend to the holders of Company Shares the approval and adoption of this Agreement and the transactions contemplated by this Agreement (including the Merger).

Section 5.15. Parent Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification, advancement or exculpation now existing in favor of the directors and officers of each Parent Party, as provided in the applicable Parent Party’s Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) Parent will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity, advancement and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, Parent shall advance, or caused to be advanced, expenses incurred in connection with such indemnification as provided in the applicable Parent Party’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification, advancement and liability limitation or exculpation provisions of the Parent Parties’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of any Parent Party (the “Parent D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such Parent D&O Person was a director or officer of any Parent Party immediately prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) Parent shall not have any obligation under this Section 5.15 to any Parent D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Parent D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) For a period of six (6) years after the Effective Time, Parent shall maintain, without any lapses in coverage, directors’ and officers’ liability insurance for the benefit of those Persons who are currently covered by any comparable insurance policies of the Parent Parties as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under Parent’s directors’ and officers’ liability insurance policies as of the date of this Agreement.

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(d) The Parent Parties shall purchase, at or prior to the Closing, and Parent shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Parent Parties as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Parent Parties’ directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that none of Parent or any of its Affiliates shall pay a premium for such “tail” policy in excess of four hundred percent (400%) of the most recent annual premium paid by Parent prior to the date of this Agreement and, in such event, Parent or one of its Affiliates shall purchase the maximum coverage available for four hundred percent (400%) of the most recent annual premium paid by Parent prior to the date of this Agreement.

(e) If Parent or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Parent shall assume all of the obligations set forth in this Section 5.15.

(f) The Parent D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.15 are intended to be third-party beneficiaries of this Section 5.15. This Section 5.15 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Parent.

Section 5.16. Company Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification, advancement or exculpation now existing in favor of the directors and officers of the Company, as provided in the Company Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) Parent will cause the Company to perform and discharge all obligations to provide such indemnity, advancement and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, Parent shall cause the Company to advance expenses incurred in connection with such indemnification as provided in the Company Governing Documents or other applicable agreements in effect as of immediately prior to the Effective Time. The indemnification, advancement and liability limitation or exculpation provisions of the Company Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Effective Time or at any time prior to the Effective Time, were directors or officers of the Company (the “Company D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such Company D&O Person was a director or officer of the Company prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

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(b) Neither Parent nor the Company shall have any obligation under this Section 5.16 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) The Company shall purchase, at or prior to the Closing, and Parent shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Company as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Company’s directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that none of the Company, Parent or any of their respective Affiliates shall pay a premium for such “tail” policy in excess of four hundred percent (400%) of the most recent annual premium paid by the Company prior to the date of this Agreement and, in such event, the Company, Parent or one of their respective Affiliates shall purchase the maximum coverage available for four hundred percent (400%) of the most recent annual premium paid by the Company prior to the date of this Agreement.

(d) If Parent or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Parent shall assume all of the obligations set forth in this Section 5.16.

(e) The Company D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.16 are intended to be third-party beneficiaries of this Section 5.16. This Section 5.16 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Parent.

Section 5.17. Post-Closing Directors and Officers.

(a) Parent shall take all such action within its power as may be necessary or appropriate such that effective immediately after the Effective Time (i) the Parent Board shall initially consist of seven (7) directors, which shall be divided into three (3) classes, designated Class I, II and III, with Class I consisting of two (2) directors with an initial term that expires in 2022, Class II consisting of two (2) directors with an initial term that expires in 2023, and Class III consisting of three (3) directors with an initial term that expires in 2024; (ii) the members of the Parent Board are the individuals determined in accordance with Section 5.17(b); (iii) the members of the compensation committee, audit committee and nominating committee of the Parent Board are the individuals determined in accordance with Section 5.17(c); and (iv) the officers of Parent (the “Officers”) are the individuals determined in accordance with Section 5.17(d).

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(b) The seven (7) individuals identified in, or in the manner set forth in, Section 5.17(b) of the Company Disclosure Schedules shall be directors on the Parent Board immediately after the Effective Time, five (5) of whom shall be selected by the Company and two (2) of whom shall be selected by Parent. Prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing Parent Holders, each of the Company and Parent may in its sole discretion replace any of its respective designee(s) with any individual by notice to Parent or the Company, as applicable. Prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing Parent Holders, the board of directors of the Company shall designate whether each individual who will serve on the Parent Board immediately after the Effective Time will be designated as a member of Class I, Class II or Class III; provided that two of the Company’s designees shall be members of Class III, one Company designee shall be a member of Class II, two of the Company’s designees shall be members of Class I, one of Parent’s designee shall be designated as a member of Class III and one of Parent’s designee shall be designated as a member of Class II. At least three (3) of the Company’s designees and Parent’s designee shall be “independent” directors for the purposes of Nasdaq. It is currently expected that one of the Parent designee’s shall serve as the Chairman of the Parent Board in an executive capacity.

(c) Prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing Parent Holders, the Company and Parent shall mutually agree to each director that will serve on the compensation committee, the audit committee and the nominating committee of the Parent Board immediately after the Effective Time, based on the qualifications of each director, subject to applicable listing rules of Nasdaq and applicable Law.

(d) The individuals identified in, or in the manner set forth in, Section 5.17(d) of the Company Disclosure Schedules shall be the Officers immediately after the Effective Time, with each such individual holding the title set forth opposite his or her name. In the event that such individuals identified in, or in the manner set forth in, Section 5.17(d) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability, termination of service or otherwise) to serve as an Officer, then, prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing Parent Holders, the Company may in its sole discretion replace such individual with another individual to serve as such Officer by (i) amending Section 5.17(d) of the Company Disclosure Schedules by written notice to Parent (which such amendment shall not require approval of any party) or (ii) in the manner set forth in Section 5.17(d) of the Company Disclosure Schedules.

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Section 5.18. PCAOB Financials.

(a) As promptly as reasonably practicable, but in no event later than June 30, 2021, the Company shall deliver to Parent any audited or unaudited consolidated balance sheet and the related audited or unaudited consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows of the Company as of and for a year-to-date period ended as of the end of any other different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter) as applicable that is required to be included in the Registration Statement / Proxy Statement. All such financial statements, together with any audited or unaudited consolidated balance sheet and the related audited or unaudited consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows of the Company as of and for a year-to-date period ended as of the end of a different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter) that is required to be included in the Registration Statement / Proxy Statement (A) will fairly present in all material respects the financial position of the Company as at the date thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (B) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditor and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(b) The Company shall use its reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of any member of the Company, Parent in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by Parent with the SEC in connection with the transactions contemplated by this Agreement or any Transaction Document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.19. Parent Incentive Equity Plan and Employee Stock Purchase Plan. Prior to the Closing Date, Parent shall approve, and subject to approval of the stockholders of Parent, adopt, (i) a management incentive equity plan in the form attached hereto as Exhibit E (with such changes as may be agreed by Parent and the Company), (the “Parent Incentive Equity Plan”) and (ii) an employee stock purchase plan in the form attached hereto as Exhibit F (with such changes as may be agreed by Parent and the Company) (the “Parent ESPP”). Within five (5) Business Days following the expiration of the sixty (60) day period following the date Parent has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, Parent shall file effective registration statements on Form S-8 (or other applicable form) with respect to the Parent Shares issuable under the Parent Incentive Equity Plan and the Parent ESPP, and Parent shall use reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant to the Parent Incentive Equity Plan and the Parent ESPP remain outstanding.

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Section 5.20. FIRPTA Certificates. At or prior to the Closing, the Company shall deliver, or cause to be delivered, to Parent a signed certification that the Company Shares are not United States real property interests as defined in Section 897(c) of the Code, together with a notice to the Internal Revenue Service (which shall be filed by Parent with the Internal Revenue Service following the Closing), in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code.

ARTICLE 6
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS
CONTEMPLATED BY THIS AGREEMENT

Section 6.1. Conditions to the Obligations of the Parties.

The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:

(a) the applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated;

(b) no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

(c) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d) Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been approved (subject to notice of issuance) and, immediately following the Effective Time, Parent shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and Parent shall not have received any notice of non-compliance therewith that has not been cured prior to, or would not be cured at or immediately following, the Effective Time, and the Parent Shares to be issued pursuant to the Merger and the transactions contemplated by this Agreement shall have been approved for listing on Nasdaq;

(e) the Company Stockholder Written Consent representing the Required Company Stockholder Approval shall have been obtained;

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(f) after giving effect to the transactions contemplated hereby, Parent shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time; and

(g) the Required Parent Stockholder Approval shall have been obtained.

Section 6.2. Other Conditions to the Obligations of the Parent Parties.

The obligations of the Parent Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by Parent (on behalf of itself and the other Parent Parties) of the following further conditions:

(a) (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.3(a), which are addressed in clause (ii) below) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.3(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties set forth in Section 3.9(a) shall be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), and (iv) the representations and warranties of the Company set forth in ARTICLE 3 (other than the Company Fundamental Representations and the representations and warranties of the Company set forth in Section 3.9(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect has occurred that is continuing;

(d) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to Parent:

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(i) a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to Parent;

(ii) the employees of the Company listed on Section 6.2(d)(ii) of the Company Disclosure Schedules shall have executed and delivered employment agreements, in form and substance reasonably agreed to by Parent and the Company; and

(iii) the Registration Rights Agreement duly executed by the stockholders of the Company set forth therein.

Section 6.3. Other Conditions to the Obligations of the Company.

The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company of the following further conditions:

(a) (i) the Parent Fundamental Representations (other than the representations and warranties set forth in Section 4.6(a), which are addressed in clause (ii) below) shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 4.6(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), and (iii) the representations and warranties of the Parent Parties (other than the Parent Fundamental Representations) contained in ARTICLE 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Parent Material Adverse Effect;

(b) the Parent Parties shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;

(c) at or prior to the Closing, Parent shall have delivered, or caused to be delivered, the following documents to the Company:

(i) a certificate duly executed by an authorized officer of Parent, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a) and Section 6.3(b) are satisfied, in a form and substance reasonably satisfactory to the Company; and

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(ii) the Registration Rights Agreement duly executed by Parent and the Sponsor.

(d) The size and composition of the post-Closing Parent Board shall reflect the terms of Section 5.17.

Section 6.4. Frustration of Closing Conditions.

The Company may not rely on the failure of any condition set forth in this ARTICLE 6 to be satisfied if such failure was proximately caused by the Company’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2 or a breach of this Agreement by the Company. None of the Parent Parties may rely on the failure of any condition set forth in this ARTICLE 6 to be satisfied if such failure was proximately caused by a Parent Party’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2 or a breach of this Agreement by any Parent Party.

ARTICLE 7
TERMINATION

Section 7.1. Termination.

This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of Parent and the Company;

(b) by Parent, if any of the representations or warranties set forth in ARTICLE 3 shall not be true and correct or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by Parent, and (ii) the Termination Date; provided, however, that none of the Parent Parties is then in breach in any material respect of this Agreement which would prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;

(c) by the Company, if any of the representations or warranties set forth in ARTICLE 4 shall not be true and correct or if any Parent Party has failed to perform any covenant or agreement on the part of such applicable Parent Party set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to Parent by the Company and (ii) the Termination Date; provided, however, the Company is not then in breach of this Agreement in any material respect which would prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;

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(d) by either Parent or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to December 15, 2021 (the “Termination Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Parent if any Parent Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;

(e) by either Parent or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable;

(f) by either Parent or the Company if the Parent Stockholders Meeting has been held (including any adjournment thereof), has concluded, Parent’s stockholders have duly voted and the Required Parent Stockholder Approval was not obtained; or

(g) by Parent, if the Company does not deliver, or cause to be delivered to Parent (i) a Company Stockholder Support Agreement duly executed by each Supporting Company Stockholder in accordance with Section 5.14(a) on or prior to the Company Stockholder Support Agreement Deadline or (ii) the Company Stockholder Written Consent in accordance with Section 5.14(b) on or prior to the Company Stockholder Written Consent Deadline.

Section 7.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of Section 5.3(a), this Section 7.2, ARTICLE 8 and ARTICLE 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties, and the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination, or for Fraud.

ARTICLE 8
MISCELLANEOUS

Section 8.1. Non-Survival. The representations, warranties, agreements and covenants in this Agreement shall terminate at the Effective Time, except for those covenants and agreements that, by their terms, contemplate performance after the Effective Time.

Section 8.2. Entire Agreement; Assignment. This Agreement (together with the Transaction Documents and the Schedules) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of (a) Parent and the Company prior to Closing and (b) Parent, the Sponsor and the Stockholders’ Representative after the Closing. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

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Section 8.3. Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by (a) Parent and the Company prior to the Closing and (b) Parent, the Sponsor and the Stockholders’ Representative after the Closing. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio. Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 8.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail during normal business hours (and otherwise as of the immediately following Business Day) (upon confirmation of receipt by the intended recipient, but excluding any automated reply, such as an out-of-office notification), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a) If to any Parent Party, to:

Big Cypress Acquisition Corp.
300 W. 41st Street, Suite 202
Miami Beach, Florida 33140
Attention: Samuel J. Reich
Email: sam@bigcypressaccorp.com

with a copy (which shall not constitute notice) to:

Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Ilan Katz and Brian Lee
Email: ilan.katz@dentons.com and brian.lee@dentons.com

(b) If to the Company, to:

SAB Biotherapeutics, Inc.
2100 East 54th Street North
Sioux Falls, SD 57104
Attention: Eddie Sullivan
Email: Esullivan@sabbiotherapeutics.com

with a copy (which shall not constitute notice) to:

Stradling Yocca Carlson & Rauth
800 Anacapa Street, Suite A
Santa Barbara, CA 93101
Attention: Ian Smith
Email: Ismith@stradlinglaw.com

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(c) if to the Stockholders’ Representative, to:

Shareholder Representative Services LLC
950 17th Street, Suite 1400
Denver, CO 80202
Attention: Managing Director
Email: deals@srsacquiom.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.5. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 8.6. Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and Parent shall pay, or cause to be paid, all Unpaid Parent Expenses and (b) if the Closing occurs, then Parent shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid Parent Expenses.

Section 8.7. Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the Parent Disclosure Schedules corresponding to any Section or subsection of ARTICLE 3 (in the case of the Company Disclosure Schedules) or ARTICLE 4 (in the case of the Parent Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of ARTICLE 3 (in the case of the Company Disclosure Schedules) or ARTICLE 4 (in the case of the Parent Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of ARTICLE 3 or ARTICLE 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature, nor shall such additional information be deemed to establish a standard of materiality.

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Section 8.8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.15, Section 5.16 and the two subsequent sentences of this Section 8.8, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The Sponsor shall be an express third-party beneficiary of Section 8.2, Section 8.3, Section 8.13, Section 8.14 and this Section 8.8 (to the extent related to the foregoing). Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 8.13, Section 8.14 and this Section 8.8 (to the extent related to the foregoing).

Section 8.9. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.10. Counterparts; Electronic Signatures. This Agreement and each Transaction Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Transaction Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Transaction Document.

Section 8.11. Knowledge of Company; Knowledge of Parent. For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the knowledge of the individuals set forth on Section 8.11 of the Company Disclosure Schedules, assuming reasonable inquiry. For all purposes of this Agreement, the phrase “to Parent’s knowledge” and “to the knowledge of Parent” and any derivations thereof shall mean as of the applicable date, the knowledge of the individuals set forth on Section 8.11 of the Parent Disclosure Schedules, assuming reasonable inquiry. For the avoidance of doubt, none of the individuals set forth on Section 8.11 of the Company Disclosure Schedules or Section 8.11 of the Parent Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

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Section 8.12. No Recourse. Except for claims pursuant to any Transaction Document by any party(ies) thereto against any Company Non-Party Affiliate or any Parent Non-Party Affiliate (each, a “Non-Party Affiliate”), each Party agrees on behalf of itself and on behalf of the Company Non-Party Affiliates, in the case of the Company, and the Parent Non-Party Affiliates, in the case of Parent, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Non-Party Affiliate, and (b) none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, Parent or any Non-Party Affiliate concerning the Company, any Parent Party, this Agreement or the transactions contemplated hereby; provided, that nothing herein shall prejudice the Stockholders’ Representative’s right to be indemnified by the Company Stockholders, on a several basis, as provided in Section 8.18.

Section 8.13. Extension; Waiver. The Company prior to the Closing and the Company and the Sponsor after the Closing may (a) extend the time for the performance of any of the obligations or other acts of the Parent Parties set forth herein, (b) waive any inaccuracies in the representations and warranties of the Parent Parties set forth herein or (c) waive compliance by the Parent Parties with any of the agreements or conditions set forth herein. Parent may (i) extend the time for the performance of any of the obligations or other acts of the Company, set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 8.14. Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY TRANSACTION DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.14.

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Section 8.15. Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Transaction Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Transaction Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Transaction Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Transaction Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.15 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 8.16. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Without limiting the foregoing, each Party hereto hereby agrees that service of process upon such party in any action or proceeding contemplated by this Section shall be effective if notice is given in accordance with Section 8.4 of this Agreement.

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Section 8.17. Trust Account Waiver. Reference is made to the final prospectus of Parent, filed with the SEC (File No. 333-251178) on January 12, 2021 (the “Prospectus”). Each of the Company and the Stockholders’ Representative acknowledges and agrees and understands that Parent has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Parent’s public stockholders (including overallotment shares acquired by Parent’s underwriters, the “Public Stockholders”), and Parent may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of Parent entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and the Stockholders’ Representative hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company, the Stockholders’ Representative nor any of their respective Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Parent or any of its Representatives, on the one hand, and, the Company or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). Each of the Company and the Stockholders’ Representative, on its own behalf and on behalf of its respective Representatives, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with Parent or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with Parent or its Affiliates).

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Section 8.18. Stockholders’ Representative. By the adoption of the Merger, and by receiving the benefits thereof, including any consideration payable hereunder, each Company Stockholder shall be deemed to have appointed, and Shareholder Representative Services LLC is hereby appointed by the Company Stockholders, as of the Closing, as representative, agent and attorney-in-fact for each Company Stockholder for all purposes in connection with this Agreement and the agreements ancillary hereto, (a) to give and receive notices and communications to Parent for any purpose under this Agreement and the Transaction Documents, (b) to agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any disputes arising under or related to this Agreement, (c) to act on behalf of Company Stockholders in accordance with the provisions of the Agreement, the securities described herein and any other document or instrument executed in connection with the Agreement and the Merger, and (d) to take all actions necessary or appropriate in the judgment of the Stockholders’ Representative for the accomplishment of the foregoing. The Stockholders’ Representative may resign at any time, and such agency may be changed by the Company Stockholders from time to time upon no less than twenty (20) days prior written notice to Parent; provided, however, that the Stockholders’ Representative may not be removed unless holders of at least 51% of all of the Company Shares outstanding immediately prior to the Effective Time agree to such removal. Any vacancy in the position of Stockholders’ Representative may be filled by approval of the holders of at least 51% of all of the Company Shares outstanding immediately prior to the Effective Time. Any removal or change of the Stockholders’ Representative shall not be effective until written notice is delivered to Parent. Notices or communications to or from the Stockholders’ Representative shall constitute notice to or from the Company Stockholders. A decision, act, consent or instruction of the Stockholders’ Representative shall, for all purposes hereunder, constitute a decision, act, consent or instruction of all of the Company Stockholders and shall be final, binding and conclusive upon each of the Company Stockholders. The Stockholders’ Representative will incur no liability in connection with its services pursuant to this Agreement and any related agreements except to the extent resulting from its gross negligence or willful misconduct. The Stockholders’ Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Company Stockholders, on a several basis in accordance with each Company Stockholder’s pro rata right to receive Earnout Shares, shall indemnify the Stockholders’ Representative against any reasonable, documented, and out-of-pocket losses, liabilities and expenses (“Representative Losses”) arising out of or in connection with this Agreement and any related agreements, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been caused by the gross negligence or willful misconduct of the Stockholders’ Representative, the Stockholders’ Representative will reimburse the Company Stockholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. Representative Losses may be recovered by the Stockholders’ Representative from (i) the funds in the Expense Fund and (ii) any other funds that become payable to the Company Stockholders under this Agreement at such time as such amounts would otherwise be distributable to the Company Stockholders; provided, that while the Stockholders’ Representative may be paid from the aforementioned sources of funds, this does not relieve the Company Stockholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred. In no event will the Stockholders’ Representative be required to advance its own funds on behalf of the Company Stockholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Stockholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Stockholders’ Representative hereunder. The foregoing indemnities will survive the Closing, the resignation or removal of the Stockholders’ Representative or the termination of this Agreement. Upon the Closing, Parent will wire $100,000 (the “Expense Fund”) to the Stockholders’ Representative, which will be used for any expenses incurred by the Stockholders’ Representative pursuant to this Agreement. Parent, the Company and the Company Stockholders shall not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Stockholders’ Representative any ownership right that they may otherwise have had in any such interest or earnings. The Stockholders’ Representative will hold these funds separate from its corporate funds and will not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Stockholders’ Representative’s responsibilities, the Stockholders’ Representative shall deliver any remaining balance of the Expense Fund to Parent. The parties agree that the Stockholders’ Representative is not responsible for any tax reporting or withholding in connection with the distribution of the Expense Fund.

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Section 8.19. Conflicts and Privilege. The Company, Parent and Merger Sub, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (i) the Sponsor, the shareholders or holders of other equity interests of Parent or the Sponsor or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Company after the Closing) (collectively, the “Sponsor Group”), on the one hand, and (ii) the Company and/or Parent after the Closing or any of the shareholders or holders of other equity interests of the Company prior to the Closing or any of their respective directors, members, partners, officers, employees or Affiliates, on the other hand, Dentons US LLP (“Dentons”), which represented Parent or the Sponsor prior to the Closing, may represent the Sponsor or any other member of the Sponsor Group, in such dispute even though the interests of such Persons may be directly adverse to the Company and/or Parent, and even though such counsel may have represented Parent in a matter substantially related to such dispute, Parent or the Sponsor. The Company, Parent and Merger Sub, on behalf of their respective successors and assigns (including, after the Closing, the Company), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or action arising out of or relating to, this Agreement, any Transaction Documents or the transactions contemplated hereby or thereby) between or among Parent, the Sponsor or any other member of the Sponsor Group, on the one hand, and Dentons, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the transactions contemplated by this Agreement and, after the Closing, belong to the Sponsor Group, and shall not pass to or be claimed or controlled by the Company or Parent. Notwithstanding the foregoing, after the Closing, in the event that a dispute arises between any member of the Sponsor Group, on the one hand, and a third party other than the Sponsor Group, on the other hand, Parent and the Company may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement and Plan of Merger to be duly executed on its behalf as of the day and year first above written.

BIG CYPRESS ACQUISITION CORP.

By:	/s/ Samuel J. Reich
Name:	Samuel J. Reich
Title:	Chief Executive Officer

BIG CYPRESS MERGER SUB INC.

By:	/s/ Samuel J. Reich
Name:	Samuel J. Reich
Title:	President

SAB BIOTHERAPEUTICS, INC.

By:	/s/ Eddie J. Sullivan
Name:	Eddie J. Sullivan
Title:	President and CEO

STOCKHOLDERS’ REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Stockholders’ Representative

By:	/s/ Sam Riffe
Name:	Sam Riffe
Title:	Managing Director

EXHIBIT A

FORM OF AMENDED AND

RESTATED STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●] [●], 2021, by and among Big Cypress Acquisition Corp., a Delaware corporation (the “Company”), Big Cypress Holdings LLC, a Delaware limited liability company (the “Sponsor”), Ladenburg Thalmann & Co. Inc. (together with employees of Ladenburg listed on the signature page hereof, “Ladenburg”), and each of the Persons listed on Schedule A hereto, together with any of such Persons’ Permitted Transferees that have been assigned such Persons’ rights in accordance with the terms of this Agreement, including the Sponsor Members (each, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, the Company, SAB Biotherapeutics, Inc., a Delaware corporation (“SAB”), and Big Cypress Merger Sub Inc., a Delaware corporation (“Merger Sub”), have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into SAB, with SAB being the surviving corporation (the “Merger”);

WHEREAS, the Company, the Sponsor and Ladenburg (collectively with the Sponsor, the “Existing Holders”) are parties to that certain Registration Rights Agreement, dated as of January 11, 2021 (the “Existing Registration Rights Agreement”);

WHEREAS, pursuant to Section 5.5 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified by the written consent of the Company and the Holders (as defined in the Existing Registration Rights Agreement) of at least a majority-in-interest of the Registrable Securities (as defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, the Company and the Existing Holders desire to amend and restate the Existing Registration Rights Agreement pursuant to Section 5.5 thereof, in order to provide the Holders with registration rights with respect to the Registrable Securities on the terms set forth herein.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1. Definitions. The terms defined in this Article 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public.

“Affiliate” shall mean, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.

“Agreement” shall have the meaning given in the Preamble.

“Automatic Shelf Registration Statement” shall mean an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

“Board” shall mean the Board of Directors of the Company.

“Claims” shall have the meaning given in Section 5.1(a).

“Closing Date” shall mean the Closing Date as defined in the Merger Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Commission Guidance” shall mean (a) any publicly-available written or oral guidance of the Commission staff or any comments, requirements or requests of the Commission staff and (b) the Securities Act.

“Common Stock” shall mean the Company’s Common Stock, par value $0.0001 per share.

“Company” shall have the meaning given in the Preamble.

“Demanding Holder” shall have the meaning given in Section 2.1(d).

“Earnout Shares” has the meaning ascribed to such term in the Merger Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Holders” shall have the meaning given in the Recitals hereto.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Form S-1” shall mean a registration statement on Form S-1 or any similar long-form registration statement that may be available at such time.

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“Form S-1 Shelf” shall have the meaning given in Section 2.1(b).

“Form S-3” shall mean a registration statement on Form S-3 or any similar short form registration statement that may be available at such time, and if the Company is a WKSI, such Form S-3 may be an Automatic Shelf Registration Statement.

“Form S-3 Shelf” shall have the meaning given in Section 2.1(b).

“Founder Shares” shall mean shares of Common Stock issued or issuable to the Holders prior to the consummation of the Merger.

“Holder Information” shall have the meaning given in Section 3.3.

“Holders” shall have the meaning given in the Preamble.

“Lock-Up” shall have the meaning given in Section 6.1.

“Lock-Up Parties” shall mean the Holders (other than Ladenburg) and their respective Permitted Transferees.

“Lock-Up Period” shall mean the period beginning on the Closing Date and ending on the date that is one hundred eighty (180) days after the Closing Date.

“Lock-Up Shares” shall mean the shares of Common Stock and any other equity securities convertible into or exercisable or exchangeable for shares of Common Stock held by the Holders immediately following the Closing, Earnout Shares or shares of Common Stock issued with respect to or in exchange for equity awards on or after the Closing.

“Maximum Number of Securities” shall have the meaning given in Section 2.1(e).

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Minimum Amount” shall have the meaning given in Section 2.1(d).

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading.

“Other Coordinated Offering” shall have the meaning given in Section 2.1(g).

“Permitted Transferees” shall mean with respect to each Holder and its Permitted Transferees, (a) prior to the expiration of the Lock-Up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities prior to the expiration of the Lock-Up Period pursuant to Section 6.1 and (b) after the expiration of the Lock-Up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or its Permitted Transferees and the Company and any transferee thereafter.

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“Person” shall mean any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Piggyback Registration” shall have the meaning given in Section 2.3(a).

“Private Placement Warrants” shall mean the warrants held by certain Holders, purchased by such Holders in the private placement that occurred concurrently with the closing of the Company’s initial public offering, including any shares of Common Stock issued or issuable upon conversion or exchange of such warrants.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any shares of Common Stock issued or issuable upon the consummation of the Merger (including the Earnout Shares), (b) any Founder Shares, (c) the Private Placement Warrants (and underlying shares of Common Stock), (d) any shares of Common Stock, or any other equity security (including warrants to purchase shares of Common Stock and shares of Common Stock issued or issuable (directly or indirectly) upon conversion or exercise of any other equity securities) of the Company, acquired by the Holders after the consummation of the Merger to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company and (e) any other equity security of the Company issued or issuable with respect to any share of Common Stock referred in the forgoing clauses (a) through (d) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

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“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) reasonable fees and disbursements of counsel for the Sponsor;

(f) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(g) in a Shelf Takedown or Other Coordinated Offering, reasonable fees and expenses of one firm of legal counsel selected by the majority-in-interest of the Demanding Holders initiating such Shelf Takedown or Other Coordinated Offering.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Removed Shares” shall have the meaning given in Section 2.2.

“Requesting Holder” shall have the meaning given in Section 2.1(e).

“SAB” shall have the meaning given in the Recitals.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Registration Statement” shall have the meaning given in Section 2.1(a).

“Shelf Takedown” shall have the meaning given in Section 2.1(d).

“Shelf Takedown Block Trade” shall have the meaning given in Section 2.1(g)(i).

“Sponsor” shall have the meaning given in the Preamble.

“Sponsor Members” shall mean members or affiliates of the Sponsor who hold Registrable Securities, including members of the Sponsor who receive Registrable Securities upon the dissolution of Sponsor and become Holders hereunder in accordance with Section 7.2.

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“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Withdrawal Notice” shall have the meaning given in Section 2.1(f).

“WKSI” shall mean a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

ARTICLE 2

REGISTRATIONS

Section 2.1. Shelf Registration.

(a) The Company shall, within forty-five (45) calendar days after the Closing Date, file a Registration Statement under the Securities Act to permit the public resale of all Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”), on the terms and conditions specified in this Section 2.1(a) and shall use its best efforts to cause such Shelf Registration Statement to be declared effective as soon as practicable after the filing thereof, but not later than (i) the 90th calendar day following the filing date if the Commission notifies the Company that it will “review” the Shelf Registration Statement, and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Shelf Registration Statement will not be “reviewed” or will not be subject to further review. The Shelf Registration Statement filed with the Commission pursuant to this Section 2.1(a) shall be on Form S-1 or, if the Company is eligible to use Form S-3, then on Form S-3 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this Section 2.1(a) shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use its commercially reasonable efforts to cause a Registration Statement filed pursuant to this Section 2.1(a) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. When effective, a Registration Statement filed pursuant to this Section 2.1(a) (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain a Misstatement. The Company’s obligations under this Section 2.1(a), shall for the avoidance of doubt, be subject to Section 2.4 and Section 3.4.

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(b) If the Company files a Shelf Registration Statement on Form S-3 (a “Form S-3 Shelf”) and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its commercially reasonable efforts to file a Shelf Registration Statement on Form S-1 (a “Form S-1 Shelf”) as promptly as practicable to replace the Form S-3 Shelf and have the Form S-1 Shelf declared effective as promptly as practicable and to cause such Form S-1 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. Upon such date as the Company becomes eligible to use Form S-3 for secondary sales or, in the case of a Form S-1 Shelf filed to register the resale of Removed Shares pursuant to Section 2.2, upon such date as the Company becomes eligible to register all of the Removed Shares for resale on a Form S-1 Shelf pursuant to the Commission Guidance and, if applicable, without a requirement that any of the Holders be named as an “underwriter” therein, the Company shall use its commercially reasonable efforts to file a Form S-3 Shelf as promptly as practicable to replace the applicable Form S-1 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities thereunder held by the applicable Holders until all such Registrable Securities have ceased to be Registrable Securities. The Company’s obligations under this Section 2.1(b), shall for the avoidance of doubt, be subject to Section 2.4 and Section 3.4.

(c) Additional Registrable Securities. Subject to Section 2.4 and Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of the Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf Registration Statement (including by means of a post-effective amendment) or by filing a subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Holders.

(d) Underwritten Shelf Takedown. Subject to Section 2.4 and Section 3.4, at any time that a Shelf Registration Statement is effective, a Holder of at least 30% of the then-outstanding number of Registrable Securities, any of the Sponsor Members or the Sponsor (such Holder or the Sponsor in such capacity, a “Demanding Holder”) may request to sell all or part of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf Registration Statement (an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown for a Holder of at least 30% of the then-outstanding number of Registrable Securities if such offering shall include Registrable Securities proposed to be sold by such Demanding Holder, either individually or together with other Demanding Holders, yielding aggregate gross proceeds in excess of $30,000,000 (based on then-current market prices) (the “Minimum Amount”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the number of Registrable Securities to be offered and sold under the Shelf Takedown. The Company shall have the right to select the Underwriter for such offering (which shall consist of one or more reputable nationally recognized investment banks). Notwithstanding the foregoing, (i) the Sponsor and the Sponsor Members (taken together) and (ii) the other Demanding Holders (taken together) may each demand not more than one (1) Underwritten Shelf Takedowns, in each case pursuant to this Section 2.1(d) in any twelve (12) month period, for an aggregate of not more than three (3) Underwritten Shelf Takedowns pursuant to this Section 2.1(d) in any twelve (12) month period. The Company may effect any Underwritten Offering pursuant to any then effective Registration Statement that is then available for such offering.

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(e) Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any shares of Common Stock or other equity securities proposed to be sold by Company or by other holders of Common Stock or other equity securities, the Registrable Securities of (i) first, the Demanding Holders that can be sold without exceeding the Maximum Number of Securities (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that all of the Demanding Holders have requested be included in such Underwritten Shelf Takedown) and (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that all of the Requesting Holders have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities.

(f) Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the remaining Demanding Holders may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Amount would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by such Holders. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1(d), unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if the remaining Demanding Holders elect to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by such remaining Demanding Holders, for purposes of Section 2.1(d). Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1(f), other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1(f).

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(g) Shelf Takedown Block Trade; Other Coordinated Offering.

(i) Notwithstanding anything to the contrary in Section 2.1(d) but subject to Section 3.4, at any time and from time to time when an effective Shelf Registration Statement is on file with the Commission, if a Demanding Holder wishes to engage in (i) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Shelf Takedown Block Trade”) or (ii) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case, with a total offering price reasonably expected to exceed, in the aggregate, the Minimum Amount or all of the remaining Registrable Securities held by the Demanding Holder, then notwithstanding the foregoing time periods, the Demanding Holder needs to notify the Company of the Shelf Takedown Block Trade or Other Coordinated Offering five business days prior to the day such offering is to commence, and the Company shall use its commercially reasonable efforts (including cooperating with such Demanding Holder with respect to the provision of necessary information) to facilitate such Shelf Takedown Block Trade or Other Coordinated Offering (which may close as early as two business days after the date it commences); provided that the Demanding Holder wishing to engage in such Shelf Takedown Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and the underwriter(s), brokers, placement agents or sales agents (if any) (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Shelf Takedown Block Trade or Other Coordinated Offering) prior to making such request in order to facilitate preparation of the Registration Statement and other offering documentation, comfort procedures and due diligence related to such Shelf Takedown Block Trade or Other Coordinated Offering.

(ii) Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Shelf Takedown Block Trade or Other Coordinated Offering, the Demanding Holders initiating such Shelf Takedown Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company and the underwriter(s), brokers, placement agents or sales agents (if any) of their intention to withdraw from such Shelf Takedown Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.1(g).

(iii) Notwithstanding anything to the contrary in this Agreement, Section 2.3 shall not apply to a Shelf Takedown Block Trade or Other Coordinated Offering.

(iv) The Demanding Holder in a Shelf Takedown Block Trade or Other Coordinated Offering shall have the right to select the underwriter(s), brokers, placement agents or sales agents (if any) for such Shelf Takedown Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

(v) Each of (i) the Sponsor and the Sponsor Members (taken together) and (ii) the other Demanding Holders (taken together) each may demand not more than two Shelf Takedown Block Trades or Other Coordinated Offerings pursuant to this Section 2.1(g) in any twelve (12) month period.

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Section 2.2. Rule 415 – Removal. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement on Form S-3 filed pursuant to Section 2.1 is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (it being understood that the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the Commission Guidance, including Compliance and Disclosure Interpretation 612.09) or requires a Holder to be named as an “underwriter,” the Company shall (a) promptly notify each Holder of Registrable Securities subject to such Registration Statement (or in the case of the Commission requiring a Holder to be named as an “underwriter,” the Holders) and (b) use reasonable best efforts to persuade the Commission that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter.” The Holders shall have the right, at the expense of the Holders, to select one firm of legal counsel designated by the Holders of a majority of the Registrable Securities subject to such Registration Statement to review and oversee any registration or matters pursuant to this Section 2.2, including participation in any meetings or discussions with the Commission regarding the Commission’s position and the Company will consider, in good faith, any comments from such Holders’ counsel to any written submission proposed made by the Company to the Commission with respect thereto. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2.2, the Commission refuses to alter its position, the Company shall, in its sole discretion, (i) remove from such Registration Statement such portion of the Registrable Securities (the “Removed Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder. In the event of a share removal pursuant to this Section 2.2, the Company shall give the applicable Holders at least five days prior written notice along with the calculations as to such Holder’s allotment. Any removal of shares of the Holders pursuant to this Section 2.2 shall be allocated between the Holders pro rata. In the event of a share removal of the Holders pursuant to this Section 2.2, the Company shall promptly register the resale of any Removed Shares pursuant to Section 2.1(b) and in no event shall the filing of such Registration Statement on Form S-1 or subsequent Registration Statement on Form S-3 filed pursuant to the terms of Section 2.1(b) be counted as a Shelf Takedown hereunder. Until such time as the Company has registered all of the Removed Shares for resale pursuant to Rule 415 on an effective Registration Statement, the Company shall not be able to defer the filing of a Registration Statement pursuant to Section 2.4.

Section 2.3. Piggyback Registration.

(a) Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company other than a Shelf Takedown Block Trade or Other Coordinated Offering (or by the Company and by the stockholders of the Company), other than a Registration Statement (a) filed in connection with any employee stock option or other benefit plan, (b) for an exchange offer or offering of securities solely to the Company’s existing stockholders, including an exchange offer on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (c) for an offering of debt that is convertible into equity securities of the Company, or (d) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration Statement, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (i) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (ii) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five days after receipt of such written notice (such Registration a “Piggyback Registration”). Subject to Section 2.4 and Section 3.4, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.3(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company or Company stockholder(s) for whose account the Registration Statement is to be filed included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.3(a) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company or Company stockholder(s) for whose account the Registration Statement is to be filed. For purposes of this Section 2.3, the filing by the Company of an Automatic Shelf Registration Statement for offerings pursuant to Rule 415(a) (if available) that omits information with respect to any specific offering pursuant to Rule 430B shall not trigger any notification or participation rights hereunder until such time as the Company amends or supplements such Registration Statement to include information with respect to a specific offering of Registrable Securities (and such amendment or supplement shall trigger the notice and participation rights provided for in this Section 2.3).

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(b) Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock that the Company desires to sell for its own account, taken together with (a) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (b) the Registrable Securities as to which registration has been requested pursuant to Section 2.3 and (c) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.3(a), pro rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(ii) If the Registration is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Common Stock or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.3(a), pro rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

(c) Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw all or a portion of its Registrable Securities from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw such Registrable Securities from such Piggyback Registration (a) in the case of a Piggyback Registration not involving an Underwritten Offering, the effectiveness of the applicable Registration Statement or (b) in the case of a Piggyback Registration involving an Underwritten Offering, prior to the pricing of such Underwritten Offering. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.3(c).

(d) Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to this Section 2.3 shall not be counted as a Registration pursuant to Section 2.1(d).

Section 2.4. Restrictions on Registration Rights. The Company shall not be obligated to effect, or to take any action to effect, any Registration pursuant to Section 2.1(d) or Section 2.3 during the period that is 60 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such Registration Statement to become effective.

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ARTICLE 3

COMPANY PROCEDURES

Section 3.1. General Procedures. Whenever required under this Agreement to effect the Registration of any Registrable Securities, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

(b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Sponsor or any Holder that holds at least 5% of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

(d) prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request (or provide evidence satisfactory to such Holder that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e) cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(f) provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g) if Rule 172 under the Securities Act or any successor provision (“Rule 172”) is unavailable, furnish to each Holder selling Registrable Securities covered by such Registration Statement such number of conformed copies of the Prospectus contained in such Registration Statement, and any amendment or supplement thereto (in each case, excluding any amendment or supplement made through incorporation by reference of ordinary course Exchange Act filings), in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request, in each case, in order to facilitate the transfer or other disposition of such Registrable Securities;

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(h) notify each participating Holder, as soon as practicable after the Company receives notice thereof, but in any event within one business day of such date, of the time when the Registration Statement has been declared effective and the effectiveness of any post-effective amendment thereto;

(i) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(j) at least five days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

(k) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

(l) in the event of an Underwritten Offering, a Shelf Takedown Block Trade, an Other Coordinated Offering, or a sale, by a broker, placement agent or sales agent pursuant to such Registration, permit a representative of the Holders, the Underwriters or other financial institutions facilitating such Underwritten Offering, Shelf Takedown Block Trade, Other Coordinated Offering, if any, and any attorney or accountant retained by such Holders, Underwriter or other financial institution to participate, at each such person’s own expense, in the preparation of the Registration Statement, cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters, financial institution, attorney or accountant agree to confidentiality arrangements reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

(m) obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Shelf Takedown Block Trade, an Other Coordinated Offering or a sale by a broker, placement agent or sales agent pursuant to such Registration (subject to such broker, placement agent or sales agent providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel) in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

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(n) in the event of an Underwritten Offering, a Shelf Takedown Block Trade, an Other Coordinated Offering or a sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, broker, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders and any Underwriter;

(o) in the event of any Underwritten Offering, a Shelf Takedown Block Trade, an Other Coordinated Offering or a sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting agreement or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or broker, placement agent or sales agent of such offering or sale;

(p) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

(q) in the event of any Underwritten Offering pursuant to Section 2.1(d), use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

(r) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Section 3.2. Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

Section 3.3. Requirements for Participation in Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company in writing (which may be by e-mail) such information and affidavits as the Company reasonably requests (or cause to be provided to the Company on its behalf) for use in connection with any such Registration Statement or Prospectus (the “Holder Information”), the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

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Section 3.4. Adverse Disclosure; Suspension of Sales.

(a) Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed.

(b) If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (i) require the Company to make an Adverse Disclosure, (ii) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, (iii) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company, (iv) render the Company unable to comply with requirements under the Securities Act or Exchange Act or (v) in the good faith judgment of the majority of the Board such Registration, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, determined in good faith by the Board to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each, maintain the confidentiality of such notice and its contents.

(c) The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.4 shall be exercised by the Company, in the aggregate, not more than ninety (90) days in any twelve (12)-month period.

Section 3.5. Reporting Obligations: As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. Following such time as Rule 144 is available, the Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.6. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any Registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of ARTICLE 2 or this ARTICLE 3.

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ARTICLE 4

OTHER AGREEMENTS

Section 4.1. Limitations on Subsequent Registration Rights. From and after the Closing Date, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (a) would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or (b) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided, however, that this limitation shall not apply to any additional Holder who becomes a party to this Agreement in accordance with Section 7.10.

Section 4.2. “Market Stand-Off” Agreement.

(a) Each Holder that is an executive officer, director or Holder in excess of 5% of the outstanding Common Stock (and for which it is customary for such Holder to agree to a lock-up) hereby agrees that, if requested by the managing Underwriter(s), it will not Transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the managing Underwriter, during the period commencing on the date of the final prospectus relating to the Registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement (other than a Shelf Takedown Block Trade or Other Coordinated Offering), and ending on the date specified by the Company and the managing Underwriter (such period not to exceed 90 days). Each Holder further agrees to execute such agreements, including a customary lock-up agreement, as may be reasonably requested by the Underwriters in connection with such Registration that are consistent with this Section 4.2(a), in which case such agreement shall replace and supersede the obligations of this Section 4.2(a) with respect to such Registration.

(b) In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to the shares of Common Stock or other equity securities of the Company of each Holder (and transferees and assignees thereof) until the end of such restricted period.

ARTICLE 5

INDEMNIFICATION AND CONTRIBUTION

Section 5.1. Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented outside attorney’s fees) (collectively, “Claims”) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder or other Person for any legal or other reasonable and documented expenses reasonably incurred by them in connection with investigating or defending such Claim, except insofar as the same are caused by or contained in any Holder Information or is based upon an omission or alleged omission from such Holder Information. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

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(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish or cause to be furnished to the Company such Holder Information and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any Claims resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and such Holder will reimburse the Company or such other Person for any legal or other reasonable and documented expenses reasonably incurred by them in connection with investigating or defending such Claim, but only to the extent that such untrue statement or omission is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

(c) Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

(e) If the indemnification provided under this Section 5.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Claims referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 5.1(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 5.1(a), Section 5.1(b) and Section 5.1(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.1(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 5.1(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.1(e) from any Person who was not guilty of such fraudulent misrepresentation.

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ARTICLE 6

LOCK-UP; BOARD OBSERVER RIGHTS

Section 6.1. Lock-Up. Each Lock-Up Party agrees that it shall not, without the consent of the Company, Transfer any Lock-Up Shares prior to the end of the Lock-Up Period (the “Lock-Up”), subject to the early release provisions set forth in Section 6.5 below. Notwithstanding the foregoing, the provisions of Section 6.1 shall not apply to: (a) Transfers or distributions to the Lock-Up Party’s current or former general or limited partners, managers or members, stockholders, other equityholders or other direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act) or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the Lock-Up Party or who shares a common investment advisor with the Lock-Up Party or to the estates of any of the foregoing; (b) transfers by bona fide gift to a member of the Lock-Up Party’s immediate family or to a trust, the beneficiary of which is the Lock-Up Party or a member of the Lock-Up Party’s immediate family for estate planning purposes; (c) by virtue of will, intestate succession or the laws of descent and distributions upon death of the Lock-Up Party; (d) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement; (e) pursuant to a bona fide third-party tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions approved by the Board and made to all holders of the Company’s capital stock that would result in a Change in Control; (f) establishment of a trading plan pursuant to Rule 10b-1 under the Exchange Act for the transfer of restricted securities; provided, that such plan does not provide for the transfer of Lock-Up Shares during the Lock-Up Period; (g) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity, (h) Transfers and transactions (including without limitation any swap, hedge, derivative or other synthetic arrangement) relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market or other transactions after the effective time of the Merger or that otherwise do not involve or relate to Lock-Up Shares, and (i) transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Section 6.2. Void Transfers. If any Transfer of Lock-Up Shares prior to the end of the Lock-Up Period is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Lock-Up Shares as one of its equityholders for any purpose. In order to enforce this Section 6.1, the Company may impose stop-transfer instructions with respect to the Lock-Up Shares until the end of the Lock-Up Period, except in compliance with the foregoing restrictions.

Section 6.3. Legend.

(a) During the Lock-Up Period, each certificate evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, DATED AS OF [●], 2021, BY AND AMONG THE COMPANY (THE “ISSUER”), THE ISSUER’S STOCKHOLDERS NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUE TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) Promptly upon the expiration of the Lock-Up Period, the Company will make best efforts to promptly remove such legend from the certificates evidencing the Lock-Up Shares.

(c) For the avoidance of doubt, each Lock-Up Party shall retain all of its rights as a stockholder of the Company during the Lock-Up Period including the right to vote any Lock-Up Shares.

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Section 6.4. Partial Release. In the event that the Company releases or waives, in full or in part, any Lock-Up Party (“Released Lock-Up Party”) from the Lock-Up, then the same percentage of Lock-Up Shares held by the other Lock-Up Parties as the percentage of Lock-Up Shares held by such Released Lock-Up Party to such other Lock-Up Party’s aggregate number of Lock-Up Shares that are the subject of such waiver or release shall be automatically, immediately and fully released on the same terms from the Lock-Up. In the event that, as a result of this Section 6.4, any Lock-Up Shares owned by Lock-Up Parties are to be released from the restrictions imposed by Lock-Up, the Company shall notify the Lock-Up Parties in writing at least three (3) business days prior to the effective date of such release or waiver, which notice shall state the percentage of Lock-Up Shares held by the Lock-Up Parties to be released and the effective date of such release.

Section 6.5. Termination of Lock-Up. The Lock-Up Period shall terminate upon the earlier of (i) 180 days after the Closing Date, or (ii) the closing of a merger, liquidation, stock exchange, reorganization or other similar transaction after the Closing Date that results in all of the public stockholders of the Company having the right to exchange their shares of Common Stock for cash securities or other property.

Section 6.6. Board Observer Rights. Until such time as BioDak, LLC and its Affiliates (together, the “BioDak Investors”) Transfer (other than to any Permitted Transferee) a number of shares of Common Stock representing more than 75% of the aggregate outstanding shares of Common Stock held by the BioDak Investors as of the Closing, the Company will permit an individual designated in writing by the BioDak Investors from time to time (the “Observer”) to attend all meetings of the Board and of any committee thereof as a non-voting observer, and will give such individual notice of such meetings at the same time and in the same manner as notice to the directors. The Observer shall be entitled to concurrent receipt of any materials provided to the Board or any committee thereof, provided, however, that the Observer shall agree to hold in confidence and trust all information so provided; provided further, however, that the Company reserves the right to withhold any materials and to exclude such Observer from any meeting or portion thereof if access to such materials or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets.

ARTICLE 7

MISCELLANEOUS

Section 7.1. Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (i) when delivered in person or by courier service providing evidence of delivery, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following business day), addressed as follows:

(a) if to any Holder, at such Holder’s address, e-mail or facsimile number as set forth in the Company’s books and records; or

(b)	if to the Company, to:

SAB Biotherapeutics, Inc.

2100 East 54th Street North

Sioux Falls, SD 57104|

Attention: Eddie Sullivan

Email: Esullivan@sabbiotherapeutics.com

with a required copy to (which copy shall not constitute notice) each of:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Ilan Katz and Brian Lee

Email: ilan.katz@dentons.com and brian.lee@dentons.com

And

Stradling Yocca Carlson & Rauth
800 Anacapa Street, Suite A
Santa Barbara, CA 93101
Attention: Ian Smith
Email: Ismith@stradlinglaw.com

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Section 7.2. Assignment; No Third Party Beneficiaries.

(a) This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

(b) This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees, subject to any lock-up or other agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter.

(c) This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement.

(d) No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 7.1 and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 7.2 shall be null and void.

(e) For the avoidance of doubt, the Sponsor shall be permitted to transfer its rights under this Agreement to the Sponsor Members in connection with a distribution of any Registrable Securities held by the Sponsor to its members. Upon a transfer by the Sponsor to the Sponsor Members, the rights that are personal to the Sponsor shall be exercisable by the Sponsor Members.

Section 7.3. Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.4. Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. All references in this Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

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Section 7.5. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

Section 7.6. Consent to Jurisdiction; Waiver of Jury Trial. Any claims or causes of action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in New York County, New York, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of each such court in any such claim or cause of action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims and causes of action shall be heard and determined only in any such court, and agrees not to bring any claim or cause of action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing contained in this Agreement shall be deemed to affect the right of any party hereto to serve process in any manner permitted by law, or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction, in each case, to enforce judgments obtained in any claim or cause of action brought pursuant to this Section 7.6. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.7. Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of the Sponsor so long as the Sponsor and its affiliates hold, in the aggregate, at least 2% of the outstanding shares of Common Stock of the Company; provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

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Section 7.8. Termination of the Existing Registration Rights Agreement. The parties to the Existing Registration Rights Agreement hereby agree that, effective as of and contingent upon the Closing Date, the Existing Registration Rights Agreement shall be terminated automatically without any further action of the parties thereto, and the registration rights granted under this Agreement shall supersede any registration, qualification or similar rights of the Holders with respect to any of the shares or any securities of the Company granted under any other agreement, and any of such preexisting registration, qualification or similar rights and such agreements shall be terminated and of no further force and effect.

Section 7.9. Term. Following the Closing Date, this Agreement shall terminate upon the date as of which (a) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (b) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 promulgated by the Commission (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of ARTICLE 7 shall survive any termination.

Section 7.10. Additional Holders. Subject to the prior written consent of the Holders holding a majority of the Registrable Securities, the Company may permit a Person to become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter such Person shall be deemed a “Holder” for all purposes hereunder.

Section 7.11. Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

Section 7.12. Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

Section 7.13. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Affiliates relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the transactions contemplated hereby exist between the parties hereto except as expressly set forth or referenced in this Agreement.

(Signature Page Follows)

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

BIG CYPRESS ACQUISITION CORP.

By:
Name:
Title:

BIG CYPRESS HOLDINGS LLC

By:
Name:
Title:

LADENBURG THALMANN & CO. INC.

By:
Name:
Title:

Steven Kaplan

Peter Blum

Jeff Caliva

[SAB STOCKHOLDERS TO BE ADDED]

EXHIBIT B

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of June 21, 2021, by and among Big Cypress Acquisition Corp., a Delaware corporation (“Parent”), Big Cypress Merger Sub Inc., a Delaware corporation (“Merger Sub”), and SAB Biotherapeutics, Inc., a Delaware corporation (the “Company”), and the stockholder of the Company set forth on the signature page here (the “Stockholder”). Capitalized terms used but not defined shall have the meanings ascribed to such terms in the Merger Agreement (as defined below). Parent, Merger Sub, the Company and the Stockholder are each referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger as of the date hereof (the “Merger Agreement”), which provides (upon the terms and subject to the conditions set forth therein) for a business combination transaction by which Merger Sub will merge with and into the Company, with the Company being the surviving corporation and a direct wholly owned subsidiary of Parent (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, the Stockholder is the record and beneficial owner of the number and class or series (as applicable) of Equity Securities of the Company set forth on Schedule A hereto (together with any other Equity Securities of the Company that the Stockholder acquires record or beneficial ownership after the date hereof, collectively, the “Subject Shares”); and

WHEREAS, the Company and the Stockholder are entering into this Agreement in order to induce Parent and Merger Sub to enter into the Merger Agreement and cause the Transactions to be consummated.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Company Stockholder Consent and Related Matters.

(a) Subject to the earlier termination of the Agreement in accordance with Section 4, as promptly as reasonably practicable (and in any event within one (1) Business Day) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Stockholder shall duly execute and deliver to the Company and Parent an irrevocable written consent (the “Company Stockholder Written Consent”) in accordance with the DGCL and the Company’s Governing Documents, approving and adopting the Merger Agreement, the Transaction Documents to which the Company is or will be a party, and the transactions contemplated thereunder (including the Merger), the amendment of the Certificate of Incorporation of the Company in the form attached thereto as Schedule B hereto (the “Amendment”), and the matters, actions and proposals contemplated by Section 5.14(b) of the Merger Agreement as and to the extent provided herein. Without limiting the generality of the foregoing in this Section 1(a), prior to the Closing, the Stockholder shall vote (or cause to be voted) the Subject Shares, at any meeting of the Company Stockholders, however called, and in any action by written consent of Company Stockholders, (1) in favor of the adoption of the Merger Agreement and the approval of the Merger, and (2) against and withhold consent with respect to (A) any Company Acquisition Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of the Company’s covenants, agreements or obligations under the Merger Agreement or (y) any of the conditions to the Closing set forth in Sections 6.1 or 6.2 of the Merger Agreement not being satisfied.

(b) Without limiting any other rights or remedies of Parent, the Stockholder hereby irrevocably appoints Parent or any individual designated by Parent as the Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Stockholder, to attend on behalf of the Stockholder any meeting of the Company Stockholders with respect to the matters described in Section 1(a), to include the Subject Shares in any computation for purposes of establishing a quorum at any such meeting of the Company Stockholders, to vote (or cause to be voted) the Subject Shares or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the Company Stockholders or any action by written consent by the Company Stockholders (including the Company Stockholder Written Consent), in each case, in the event that the Stockholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a).

(c) The proxy granted by the Stockholder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for Parent entering into the Merger Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by the Stockholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Stockholder and shall revoke any and all prior proxies granted by the Stockholder with respect to the Subject Shares. The vote or consent of the proxyholder in accordance with Section 1(b) and with respect to the matters described in Section 1(b) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Shares and a vote or consent by the Stockholder of the Subject Shares (or any other Person with the power to vote or provide consent with respect to the Subject Shares) with respect to the matters described in Section 1(b). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except for those matters described in Section 1(b).

(d) Except as expressly set forth herein, at any time prior to the Termination Date, the Stockholder shall not enter into any agreement, understanding or arrangement (whether written or oral) with any Person to vote or give instructions in any manner inconsistent with this Section 1, other than customary prime broker arrangements. Any such vote shall be cast, or consent shall be given, in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

2. Other Covenants and Agreements.

(a) The Stockholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, upon such termination neither the Company nor any of its Affiliates (including, from and after the Effective Time, Parent and its Affiliates) shall have any further obligations or liabilities under each such agreement. Without limiting the generality of the foregoing, the Stockholder hereby agrees to promptly execute and deliver all additional agreements, documents or instruments, take, or cause to be taken, all actions and provide, or cause to be provided, all additional information or other materials as may be necessary or reasonably advisable, in each case, as reasonably determined by Parent, in connection with, or otherwise in furtherance of, the consummation of the transactions contemplated by the Merger Agreement or this Agreement.

(b) The Stockholder shall be bound by and subject to (i) Section 5.4(a) (Public Announcements) of the Merger Agreement to the same extent as such provisions apply to the parties of the Merger Agreement, as if the Stockholder is directly party thereto, and (ii) the first sentence of Section 5.7(a) (Exclusive Dealing) and Section 8.17 (Trust Account Waiver) of the Merger Agreement to the same extent as such provisions apply to the Company, as if the Stockholder is directly party thereto.

(c) The Stockholder acknowledges and agrees that Parent is entering into the Merger Agreement in reliance upon the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement.

3. No Transfers. Except as expressly contemplated by the Merger Agreement or with the prior written consent of Parent (such consent to be given or withheld in its sole discretion), from and after the date hereof through the termination of this Agreement pursuant to Section 4 hereof, the Stockholder agrees not to (a) Transfer any of the Subject Shares, (b) enter into (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer the Subject Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Shares other than customary prime broker arrangements, or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

4. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; and (b) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 4(b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination, or in the case of Fraud and (ii) each of Section 2(b)(ii) (solely to the extent it relates to Section 8.17 (Trust Account Waiver) of the Merger Agreement), Section 7, Section 8, and Sections 10 to 23 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and the Company as to itself only as follows:

(a) The Stockholder is the only record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Subject Shares, free and clear of Liens other than as created by, or by which the Subject Shares are subject pursuant to, (i) this Agreement, (ii) the Company’s certificate of incorporation, (iii) the Company’s bylaws, (iv) applicable Securities Laws. As of the date hereof, other than the Subject Shares, the Stockholder does not own of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company) or any interest therein.

(b) The Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein that the Stockholder is obligated to take, in each case, with respect to the Subject Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Subject Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Subject Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would reasonably be expected to interfere with, or prohibit or prevent Stockholder from satisfying, its obligations pursuant to this Agreement.

(c) If the Stockholder is not an individual, the Stockholder (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legally valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. If the Stockholder is not an individual, the individual signing this Agreement on behalf of the Stockholder has the authority to execute and deliver this Agreement on behalf of the Stockholder. The Stockholder has taken all necessary action to authorize the execution, delivery and performance of this Agreement by the Stockholder.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Stockholder from, or to be given by the Stockholder to, or be made by the Stockholder with, any Governmental Entity in connection with the execution, delivery and performance by the Stockholder of this Agreement or the consummation of the transactions contemplated hereby.

(e) The execution, delivery and performance of this Agreement by the Stockholder do not, and the consummation by the Stockholder of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of the Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Stockholder pursuant to any Contract binding upon the Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 5(d), under any applicable Law to which the Stockholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Stockholder, except, in the case of clause (ii) or (iii) directly above, as would not reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(f) As of the date of this Agreement, there is no action, proceeding or investigation pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder, in any case, that challenges the beneficial or record ownership of the Stockholder’s Subject Shares, the validity of this Agreement or the performance by the Stockholder of its obligations under this Agreement.

(g) The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Stockholder contained herein.

(h) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Parent or the Company is or will be liable in connection with the transactions contemplated hereby based upon Contracts entered into by the Stockholder.

6. Representations and Warranties of the Parent. The Parent hereby represents and warrants to the Stockholder and the Company as follows:

(a) The Parent (i) is a legal entity duly organized, validly existing and in good standing under the Laws of the state of Delaware, and (ii) has all requisite corporate power and authority and has taken all corporate action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and constitutes a valid and binding agreement of the Parent enforceable against the Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Parent from, or to be given by the Parent to, or be made by the Parent with, any Governmental Entity in connection with the execution, delivery and performance by the Parent of this Agreement or the consummation of the transactions contemplated hereby.

(c) The execution, delivery and performance of this Agreement by the Parent do not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the Governing Documents of Parent, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Parent pursuant to any Contract binding upon Parent or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 6(b), under any applicable Law to which the Parent is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Parent, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Parent’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

7. Non-Participation in Proceedings. The Stockholder further agrees not to commence or participate in, and to take all actions necessary that are reasonably within the Stockholder’s control to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Parent, Parent’s Affiliates, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby, other than with respect to obligations arising from and after the Effective Time.

8. Disclosure. The Stockholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure, the Stockholder has been provided with a reasonable opportunity to review and comment upon such announcement or disclosure.

9. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other like changes or transactions, the terms “Subject Shares” and “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 10):

(a) if to the Stockholder, to such address or addresses set forth on the Stockholder’s signature page hereto;

(b) if to Parent or Merger Sub, to it at:

Big Cypress Acquisition Corp.
300 W. 41st Street, Suite 202
Miami Beach, Florida 33140
Attention: Samuel J. Reich
Email: sam@bigcypressaccorp.com

with a copy (which shall not constitute notice) to:

Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Ilan Katz and Brian Lee
Email: ilan.katz@dentons.com and brian.lee@dentons.com

(c) if to the Company, to it at:

SAB Biotherapeutics, Inc.
2100 East 54th Street North
Sioux Falls, SD 57104

Attention: Eddie Sullivan
Email: Esullivan@sabbiotherapeutics.com

with a copy (which shall not constitute notice) to:

Stradling Yocca Carlson & Rauth
800 Anacapa Street, Suite A
Santa Barbara, CA 93101
Attention: Ian Smith
Email: Ismith@stradlinglaw.com

11. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

12. Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the Parties to the extent they relate in any way to the subject matter hereof.

13. No Third-Party Beneficiaries. The Stockholder hereby agrees that (a) its representations, warranties and covenants set forth herein are solely for the benefit of Parent in accordance with and subject to the terms of this Agreement, (b) this Agreement is being entered into in order to induce the Parent to execute and deliver the Merger Agreement and without the representations, warranties, covenants and agreements of the Stockholder hereunder, the Parent would not enter into the Merger Agreement, and (c) this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Proceeding that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

14. Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Parent, the Company and the Stockholder.

15. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall (a) be assigned by the Stockholder, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of Parent and the Company or (b) be assigned by Parent or the Company, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the Company (in the case of an attempted assignment by Parent) or Parent (in the case of an attempted assignment by the Company). Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

16. Other Remedies; Specific Performance. The Parties agree that irreparable damage (for which monetary damages, even if available, would not be an adequate remedy) would occur, and that the Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to specific performance, an injunction or injunctions, or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each Party acknowledges and agrees that the right of specific enforcement is an integral part of the transactions contemplated hereby and that, without such right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law.

17. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(b) Any Proceeding based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state or federal courts in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 17.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

19. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

20. Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

21. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, and no abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

22. Interpretation. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. References to any person include the successors and permitted assigns of that person. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references in this to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, cash dividend, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction after the date hereof.

23. Non-Recourse. Without limiting any rights of any party against any other party to the Merger Agreement or to any other Ancillary Document, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of or related to this Agreement may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Without limiting any rights of any party against another party to the Merger Agreement or to any other Ancillary Document, except to the extent named as a party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the parties under this Agreement or for any claim based on, arising out of, or related to this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SAB BIOTHERAPEUTICS, INC.

By:
Name:
Title:

BIG CYPRESS ACQUISITION CORP.

By:
Name:
Title:

BIG CYPRESS MERGER SUB INC.

By:
Name:
Title:

[STOCKHOLDER]

Schedule A

Type of Equity Securities	Number of Securities Held

Schedule B

Article IV, Section 3 of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to add the following to the end of such section:

“(e) for the avoidance of doubt and notwithstanding any provision in this Amended and Restated Certificate of Incorporation to the contrary, (1) for all purposes of this Amended and Restated Certificate of Incorporation, the merger (the “Merger”) of Big Cypress Merger Sub Inc., a Delaware corporation (“Merger Sub”), with and into the Corporation pursuant to the Merger Agreement, dated as of June 21, 2021 by and among Big Cypress Acquisition Corp., a Delaware corporation, Merger Sub, and the Corporation (as may be amended from time to time, the “Merger Agreement”) shall constitute a Liquidation Event, and (2) the proceeds payable to holders of the Preferred Stock and the Common Stock upon consummating the Merger shall be determined and paid in accordance with and subject to the terms of the Merger Agreement.”

EXHIBIT C

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

To Accompany Certificates Formerly Representing
Shares of Capital Stock of

SAB BIOTHERAPEUTICS, INC.

DESCRIPTION OF SURRENDERED CERTIFICATES

Names(s) and Address(es) of Registered Owner(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Certificate(s) Surrendered (Attach additional list if necessary)
	Certificate Number(s)	Total Number of Shares Represented By Certificate(s)

Total number of shares:

[  ] If any certificate(s) representing shares of stock that you own have been lost or destroyed, check this box and see Instruction 8. Please fill out the remainder of this Letter of Transmittal and indicate here the number of shares of stock represented by the lost or destroyed certificates. ________ (Number of Shares)

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 4, and 5)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 4 and 5)
To be completed ONLY if the shares for surrendered Certificates is to be issued in the name of someone other than the undersigned.	To be completed ONLY if the shares for surrendered Certificates is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.
Issue check to:	Deliver check to:
Name: _________________________________________ (Please Print)	Name: _________________________________________ (Please Print)
Address: _________________________________ _________________________________ (Include Zip Code)	Address: _________________________________ _________________________________ (Include Zip Code)
_________________________________ (Tax Identification or Social Security No.)

IMPORTANT — STOCKHOLDERS SIGN HERE
(U.S. Holders Also Please Complete Substitute Form W-9 Below)
(Non-U.S. Holders Please Obtain and Complete Form W-8BEN or Other Form W-8)

(Must be signed by former registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) as evidenced by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

Name(s) _____________________________________________________________________________________

Area Code and Telephone Number: ________________________________________________________________

Dated: ___________________, 2021

GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 4)
Complete ONLY if required by Instruction 1.

FOR USE BY FINANCIAL INSTITUTION ONLY.

PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Firm:
By:
Title:
Address:

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me hereafter will be subject to backup withholding tax until I provide a properly certified taxpayer identification number within 60 days of the date of this Substitute Form W-9.
Signature:____________________________________ Date:_____________________, 2021

TO BE COMPLETED BY ALL SURRENDERING U.S. HOLDERS
(See Instruction 6)

PAYER: CONTINENTAL STOCK TRANSFER & TRUST COMPANY
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number (TIN) And Certification	Name: Address:
Check appropriate box: Individual/Sole Proprietor [ ] Corporation [ ] Partnership [ ] Other (specify) [ ] Exempt from Backup Withholding [ ]
	Part I. Please provide your taxpayer identification number in the space at right. If awaiting TIN, write “Applied For” in space at right and complete the Certificate of Awaiting Taxpayer Identification Number below.	SSN: ______________________________
OR EIN: ______________________________

Part II. For Payees exempt from backup withholding, see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” and complete as instructed therein.

Part III. Certification

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or, as indicated, I am waiting for a number to be issued to me):

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Signature: ______________________________________ Date: __________________, 2021

You must complete the following certificate if you wrote
“applied for” in part I of this substitute form W-9

INSTRUCTIONS FOR LETTER OF TRANSMITTAL

1. Guarantee of Signature. Signatures on all Letters of Transmittal must be guaranteed by a financial institution that is a member of a Securities Transfer Association approved medallion program such as STAMP, SEMP or MSP (an “Eligible Institution”), except in cases where securities are surrendered (i) by a registered holder of the securities who has not completed either the box entitled “Special Payment/Issuance Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instruction 4.

2. Delivery of Letter of Transmittal and Certificates. The Letter of Transmittal, properly completed and duly executed, together with the certificate(s) for the securities described should be delivered to Continental Stock Transfer & Trust Company in the envelope enclosed for your convenience.

Do not send this Letter of Transmittal to SAB Biotherapeutics, Inc. (“Company”).

THE METHOD OF DELIVERY OF CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE OWNER, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. DELIVERY OF THE DOCUMENTS WILL BE EFFECTIVE, AND RISK OF LOSS AND TITLE WITH RESPECT THERETO SHALL PASS, ONLY WHEN THE MATERIALS ARE ACTUALLY RECEIVED BY THE PAYING AGENT.

3. Inadequate Space. If the space provided on the Letter of Transmittal is inadequate, the certificate numbers and the number of shares should be listed on a separate schedule to be attached thereto.

4. Signatures of Letter of Transmittal, Stock Powers and Endorsements. When the Letter of Transmittal is signed by the registered owner(s) of the certificate(s) listed and surrendered thereby, no endorsements of certificates or separate stock powers are required.

If the certificate(s) surrendered is (are) owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

If any surrendered certificates are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If the Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, such certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificate(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If the Letter of Transmittal or any certificate or stock power is signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others, acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence, satisfactory to Continental Stock Transfer & Trust Company, the Company’s transfer agent, of their authority to do so must be submitted.

5. Special Payment and Delivery Instructions. Indicate the name and address to which payment for the securities is to be issued and/or sent if different from the name and address of the person(s) signing the Letter of Transmittal.

6. Substitute Form W-9. Enter your social security or employer identification number, and complete, sign and date the Substitute W-9 certification. If you are a foreign person, you must provide a properly completed and executed Internal Revenue Service Form W-8BEN, which you can obtain from Continental Stock Transfer & Trust Company.

7. Additional Copies. Additional copies of the Letter of Transmittal may be obtained from the Reorganization Department of Continental Stock Transfer & Trust Company at the address listed below.

8. Lost, Stolen or Destroyed Certificates. If any stock certificates have been lost, stolen or destroyed, please so indicate on the front of the Letter of Transmittal, and additional paperwork will be sent to you to replace the lost, stolen or destroyed certificates.

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by Continental Stock Transfer & Trust Company and the Company, and such determination shall be final and binding. Continental Stock Transfer & Trust Company and the Company reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived. Neither Continental Stock Transfer & Trust Company nor the Company is under any obligation to waive or to provide any notification of any irregularities or defects in the surrender of any certificates, nor shall Continental Stock Transfer & Trust Company or the Company be liable for any failure to give such notification.

For Information:
Continental Stock Transfer & Trust Company
1 State Street – 30th Floor
New York, New York 10004
917-262-2378

EXHIBIT D

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

Big Cypress Acquisition Corp.

____________, 2021

Big Cypress Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.	The name of the Corporation is “Big Cypress Acquisition Corp.”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 12, 2020 (the “Original Certificate”). The Amended and Restated Certificate of Incorporation (the “First Amended and Restated Certificate”), which both restated and amended the provisions of the Original Certificate was filed with the Secretary of the State of Delaware on January 11, 2021.

2.	This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which both restates and amends the provisions of the First Amended and Restated Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

3.	This Second Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of Delaware.

4.	This Second Amended and Restated Certificate is being amended and restated in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated June [●] 2021 (the “Merger Agreement”), by and among the Corporation, SAB Biotherapeutics, Inc. and Big Cypress Merger Sub Inc.

5.	The text of the Original Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is Big Cypress Acquisition Corp. (the “Corporation”).

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV
CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is [500,000,000] shares, consisting of (a) 490,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) and (b) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Section 4.2 Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the shares of Common Stock are entitled to vote.

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(iii) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders of the Corporation. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate, and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

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Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.4 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a two-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.4 hereof, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Second Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c) Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

(d) Subject to Section 5.5 hereof, a director shall hold office until the next annual meeting and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(e) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights.

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Section 5.2 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.3 Removal. Subject to the rights, if any, of one or more series of Preferred Stock, to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of not less than two thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of Directors. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

Section 5.5 Preferred Stock – Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI
BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum or by unanimous written consent. The Bylaws also may be adopted, amended, altered or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a two thirds (2/3) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

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ARTICLE VII
SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by another person or persons. Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Section 7.1.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders of the Corporation. Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Section 7.3.

ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

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Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

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(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

(e) Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article VIII.

ARTICLE IX
CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation only with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue, and to the extent the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.

ARTICLE X
AMENDMENT OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

he Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Except as otherwise required by this Certificate or by law, whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose.

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ARTICLE XI
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 11.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended. Notwithstanding the foregoing, the provisions of this Section 12.1 will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Section 11.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 12.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE XII
SEVERABILITY

If any provision or provisions (or any part thereof) of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (ii) the provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

(Signature page follows)

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IN WITNESS WHEREOF, Big Cypress Acquisition Corp. has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

BIG CYPRESS ACQUISITION CORP.

By:
Name:
Title:

10

EXHIBIT E

SAB BIOTHERAPEUTICS, INC.

2021 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE 1
Effective Date, Objectives and Duration

1.1 Effective Date of the Plan. The Board of Directors of SAB Biotherapeutics, Inc., a Delaware corporation (the “Company”) adopted the SAB Biotherapeutics, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”) effective as of __________, 2021 (the “Effective Date”).

1.2 Objectives of the Plan. The Plan is intended (a) to allow Service Providers to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Affiliates in attracting new Service Providers and retaining existing Service Providers, (b) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company’s goals, (d) to provide Grantees with an incentive for excellence in individual performance, (e) to promote teamwork among Service Providers, and (f) to attract and retain highly qualified persons to serve as Non-Employee Directors and to promote ownership by such Non-Employee Directors of a greater proprietary interest in the Company, thereby aligning such Non-Employee Directors’ interests more closely with the interests of the Company’s stockholders.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to ARTICLE 15 hereof, until the earlier of the tenth anniversary of the Effective Date, or the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan’s provisions.

ARTICLE 2

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “$100,000 Limit” shall have the meaning set forth in Section 6.4(d).

2.2 “Acquired Entity” shall have the meaning set forth in Section 5.6(b).

2.3 “Acquired Entity Awards” shall have the meaning set forth in Section 5.6(b).

2.4 “Affiliate” means any corporation or other entity, including but not limited to partnerships, limited liability companies and joint ventures, with respect to which the Company, directly or indirectly, owns as applicable (a) stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of stock of such corporation, or (b) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of a non-corporate entity.

2.5 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other Applicable Laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the Applicable Laws and rules of any foreign country or other jurisdiction where Awards are granted.

2.6 “Award” means Options (including non-qualified options and Incentive Stock Options), SARs, Restricted Shares, Performance Units (which may be paid in cash), Performance Shares, Deferred Stock, Restricted Stock Units, Dividend Equivalents, Bonus Shares or Other Stock-Based Awards granted under the Plan.

2.7 “Award Agreement” means either (a) a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company to a Grantee describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Grantee.

2.8 “Board” means the Board of Directors of the Company.

2.9 “Bonus Shares” means Shares that are awarded to a Grantee with or without cost and without restrictions either in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise), as an inducement to become an Eligible Person or, with the consent of the Grantee, as payment in lieu of any cash remuneration otherwise payable to the Grantee.

2.10 “Cause” means, except as otherwise defined in an Award Agreement:

(a) the commission of any act by a Grantee constituting a felony or crime of moral turpitude (or their equivalent in a non-United States jurisdiction);

(b) an act of dishonesty, fraud, intentional misrepresentation, or harassment which, as determined in good faith by the Committee, would: (i) materially adversely affect the business or the reputation of the Company or any of its Affiliates with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (ii) expose the Company or any of its Affiliates to a risk of civil or criminal legal damages, liabilities or penalties;

(c) any material misconduct in violation of the Company’s or an Affiliate’s written policies; or

(d) willful and deliberate non-performance of the Grantee’s duties in connection with the business affairs of the Company or its Affiliates;

provided, however, that if the Grantee has a written employment or consulting agreement with the Company or any of its Affiliates or participates in any severance plan established by the Company that includes a definition of “cause,” Cause shall have the meaning set forth in such employment or consulting agreement or severance plan.

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2.11 “Change in Control” shall have the meaning set forth in Section 16.4(e).

2.12 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.13 “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

2.14 “Common Stock” means the common stock, $0.001 par value, of the Company.

2.15 “Company” means SAB Biotherapeutics, Inc., a Delaware company.

2.16 “Consultant” means any consultant or advisor, engaged by the Company or any Subsidiary of the Company to render services to such entity, who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.

2.17 “Corporate Transaction” shall have the meaning set forth in Section 4.2(b).

2.18 “Current Grant” shall have the meaning set forth in Section 6.4(d).

2.19 “Deferred Stock” means a right, granted under ARTICLE 10, to receive Shares at the end of a specified deferral period.

2.20 “Director” means a Board member.

2.21 “Disability” or “Disabled” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan:

(a) Except as provided in (b) below, a disability within the meaning of Section 22(e)(3) of the Code; and

(b) In the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, a disability as defined in regulations under Code Section 409A. For purpose of Code Section 409A, a Grantee will be considered Disabled if:

(i) the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

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(ii) the Grantee is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Grantee’s employer.

2.22 Disqualifying Disposition” shall have the meaning set forth in Section 6.4(f).

2.23 “Dividend Equivalent” means a right to receive payments equal to dividends or property, if and when paid or distributed, on a specified number of Shares.

2.24 “Effective Date” has the meaning set forth in Section 1.1.

2.25 “Eligible Person” means any Service Provider; provided, however, that solely with respect to the grant of an Incentive Stock Option, an Eligible Person shall be any Employee. Notwithstanding the foregoing, an Eligible Person shall also include an individual who is expected to become a Service Provider within a reasonable period of time after the grant of an Award (other than an Incentive Stock Option); provided that any Award granted to any such individual shall be automatically terminated and cancelled without consideration if the individual does not become a Service Provider within twelve (12) months after the Grant Date. Solely for purposes of Section 5.6(b), current or former employees or non-employee directors of, or consultants to, of an Acquired Entity who receive Substitute Awards in substitution for Acquired Entity Awards shall be considered Eligible Persons under this Plan with respect to such Substitute Awards.

2.26 “Employee” means any employee of the Company or any Subsidiary of the Company.

2.27 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.28 “Exercise Price” means (a) with respect to an Option, the price at which a Share may be purchased by a Grantee pursuant to such Option or (b) with respect to an SAR, the price established at the time an SAR is granted pursuant to ARTICLE 7, which is used to determine the amount, if any, of the payment due to a Grantee upon exercise of the SAR.

2.29 “Fair Market Value” means, as of any date, unless otherwise specifically provided in an Award Agreement, the value of Shares determined as follows:

(a) If the Shares are listed on one or more established and regulated securities exchanges, national market systems or automated quotation systems on which Shares are listed, quoted or traded, Fair Market Value means a price that is based on the opening, closing, actual, high, low, or the arithmetic mean of selling prices of a Share reported on the principal exchange or system on which the Shares are traded on the applicable date or the preceding trading day.

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(b) If the Shares are traded over the counter at the time a determination of Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or if no such trades were made that day then the most recent date on which Shares were publicly traded.

(c) In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate provided such manner is consistent with Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).

2.30 “FICA” “ shall have the meaning set forth in Section 17.1(a).

2.31 “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.

2.32 “Grantee” means a person who has been granted an Award.

2.33 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.34 “Including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.35 “Non-Employee Director” means a member of the Board who is not an Employee.

2.36 “Option” means an option granted under ARTICLE 6 of the Plan.

2.37 “Other Plans” shall have the meaning set forth in Section 6.4(d).

2.38 “Other Stock-Based Award” means a right, granted under Article 13 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.39 “Performance Period” means, with respect to an Award of Performance Shares or Performance Units, the period of time during which the performance vesting conditions applicable to such Award must be satisfied.

2.40 “Performance Share” and “Performance Unit” have the respective meanings set forth in ARTICLE 9.

2.41 “Period of Restriction” means the period during which Restricted Shares are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.42 “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.43 “QDRO” has the meaning set forth in Section 5.4(a).

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2.44 “Restricted Shares” means Shares, granted under ARTICLE 8, that are both subject to forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.45 “Restricted Stock Units” are rights, granted under ARTICLE 10, to receive Shares if the Grantee satisfies the conditions specified in the Award Agreement applicable to such rights.

2.46 “Returned Shares” has the meaning set forth in Section 4.1(c).

2.47 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.48 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.49 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.50 “Separation from Service” means, with respect to any Award that constitutes deferred compensation within the meaning of Code Section 409A, a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h). For this purpose, a “separation from service” is deemed to occur on the date that the Company and the Grantee reasonably anticipate that the level of bona fide services the Grantee would perform for the Company and/or any Affiliates after that date as a Service Provider would permanently decrease to a level that, based on the facts and circumstances, would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service. The Committee retains the right and discretion to specify, and may specify, whether a separation from service occurs with respect to those individuals who are performing services for the Company or an Affiliate immediately prior to an asset purchase transaction in which the Company or an Affiliate is the seller and who continue to perform services for the buyer (or an Affiliate thereof) immediately following such asset purchase transaction; provided, such specification is made in accordance with the requirements of Treasury Regulation Section 1.409A-1(h)(4).

2.51 “Service Provider” means an Employee, Consultant or Director.

2.52 “Share” means a share of Common Stock, and such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.53 “Stock Appreciation Right” or “SAR” means an Award granted under ARTICLE 7 of the Plan.

2.54 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

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2.55 “Substitute Awards” shall have the meaning set forth in Section 5.6(b).

2.56 “Surviving Company” means (a) the surviving corporation in any merger, consolidation or similar transaction, involving the Company (including the Company if the Company is the surviving corporation), (b) or the direct or indirect parent company of such surviving corporation or (c) the direct or indirect parent company of the Company following a sale of substantially all of the outstanding stock of the Company.

2.57 “Tax Date” “ shall have the meaning set forth in Section 17.1(a).

2.58 “Tendered Restricted Shares” shall have the meaning set forth in Section 6.5(f).

2.59 “Term” of any Option or SAR means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled. No Option or SAR granted under this Plan shall have a Term exceeding 10 years.

2.60 “Termination of Affiliation” means the date the Grantee ceases to be a Service Provider. Notwithstanding the foregoing, if an Award constitutes deferred compensation within the meaning of Code Section 409A, Termination of Affiliation with respect to such Award shall mean the Grantee’s Separation from Service.

ARTICLE 3
Administration

3.1 Committee.

(a) Subject to ARTICLE 14, the Plan shall be administered by the Committee.

(b) Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, its Affiliates, any Grantee, any Person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(c) The Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

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3.2 Powers of Committee. Subject to and consistent with the provisions of the Plan (including ARTICLE 14), the Committee has full and final authority and sole discretion as follows; provided that any such authority or discretion exercised with respect to a specific Non-Employee Director shall be approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, but excluding the Non-Employee Director with respect to whom such authority or discretion is exercised:

(a) to determine when, to whom and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any Exercise Price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c) to determine the benefit payable, including where applicable the number of Shares issued, under any Performance Unit, Performance Share, Dividend Equivalent, Other Stock-Based Award and to determine whether any performance or vesting conditions have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e) to determine the Term of any Option or SAR;

(f) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

(g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h) to determine with respect to Awards granted to Eligible Persons whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or automatically pursuant to the terms of the Award Agreement;

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(i) to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(j) to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(k) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(l) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(m) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new Applicable Law or change in an existing Applicable Law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(n) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(o) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(p) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in Applicable Laws, regulations or accounting principles;

(q) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(r) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

3.3 No Repricings. Notwithstanding any provision in Section 3.2 to the contrary, the terms of any outstanding Option or SAR may not be amended to reduce the Exercise Price of such Option or SAR or cancel any outstanding Option or SAR in exchange for other Options or SARs with an Exercise Price that is less than the Exercise Price of the cancelled Option or SAR or for any cash payment (or Shares having with a Fair Market Value) in an amount that exceeds the excess of the Fair Market Value of the Shares underlying such cancelled Option or SAR over the aggregate Exercise Price of such Option or SAR or for any other Award, without stockholder approval; provided, however, that the restrictions set forth in this Section 3.3, shall not apply (i) unless the Company has a class of stock that is registered under Section 12 of the Exchange Act or (ii) to any adjustment allowed under to Section 4.2.

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ARTICLE 4
Shares Subject to the Plan

4.1 Number of Shares Available for Grants.

(a) Subject to adjustment as provided in Section 4.2 and except as provided in Section 5.6(b), the maximum number of Shares hereby reserved for delivery under the Plan shall be:

(i) ____________ Shares, plus

(ii) an annual increase to be added as of the first day of the Company’s fiscal year, beginning in 2022 and occurring each year thereafter through 2031, equal to two percent (2%) of the total number of Shares of Common Stock issued and outstanding on a fully-diluted basis as of the end of the Company’s immediately preceding fiscal year (or such lesser number of shares, including no shares, determined by the Board in its sole discretion); provided, however, that the aggregate number of additional Shares available for issuance pursuant to this paragraph (b) shall not exceed a total of _______ Shares.

(b) Up to a maximum of _______ million Shares may be delivered pursuant to the exercise of Incentive Stock Options granted hereunder.

(c) if any Shares subject to an Award granted hereunder (other than a Substitute Award granted pursuant to Section 5.6(b)) are forfeited or such Award otherwise terminates without payment or delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. For avoidance of doubt, however, if any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto (“Returned Shares”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. Moreover, the number of Shares available for issuance under the Plan may not be increased through the Company’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options granted hereunder. Upon settlement of an SAR, the number of Shares underlying the portion of the SAR that is exercised will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for issuance under the Plan.

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(d) Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2 Adjustments in Authorized Shares and Awards; Corporate Transaction, Liquidation or Dissolution.

(a) Adjustment in Authorized Shares and Awards. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the Exercise Price with respect to any Option or SAR or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (iv) the number and kind of Shares of outstanding Restricted Shares, or the Shares underlying any other form of Award. Notwithstanding the foregoing, no such adjustment shall be authorized with respect to any Options or SARs to the extent that such adjustment would cause the Option or SAR to violate Section 424(a) of the Code or otherwise subject any Grantee to taxation under Section 409A of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b) Merger, Consolidation or Similar Corporate Transaction. In the event of a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the stock of the Company (a “Corporate Transaction”), unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Committee shall cancel any outstanding Awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the Committee accelerates the vesting of any such Awards) and with respect to any vested and nonforfeitable Awards, the Committee may either (i) allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding Options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding Awards in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the Grantee would have received (net of the Exercise Price with respect to any Options or SARs) if such vested Awards were settled or distributed or such vested Options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Option or SAR is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to any outstanding Option or SAR exceeds the Fair Market Value of the Shares immediately prior to the consummation of the Corporate Transaction, such Awards shall be cancelled without any payment to the Grantee.

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(c) Liquidation or Dissolution of the Company. In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. Additionally, the Committee may, in the exercise of its sole discretion, cause Awards to be vested and non-forfeitable and cause any conditions on any such Award to lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable and allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of such proposed action. Any Awards that remain unexercised upon consummation of such proposed action shall be cancelled.

(d) Deferred Compensation. Notwithstanding the forgoing provisions of this Section 4.2, if an Award constitutes deferred compensation within the meaning of Code Section 409A, no payment or settlement of such Award shall be made pursuant to Section 4.2 (b) or (c), unless the Corporate Transaction or the dissolution or liquidation of the Company, as applicable, constitutes a Change in Control.

ARTICLE 5
Eligibility and General Conditions of Awards

5.1 Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award; provided, however, that all Awards made to Non-Employee Directors shall be determined by the Board in its sole discretion.

5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 General Terms and Termination of Affiliation. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 15.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Except as may be required under the Delaware General Corporation Law, Awards may be granted for no consideration other than prior and future services. Except as set forth in an Award Agreement or as otherwise determined by the Committee, (a) all Options and SARs that are not vested and exercisable at the time of a Grantee’s Termination of Affiliation, and any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested at the time of the Grantee’s Termination of Affiliation shall be forfeited to the Company and (b) all outstanding Options and SARs not previously exercised shall expire three months after the Grantee’s Termination of Affiliation.

5.4 Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

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(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement or as otherwise approved by the Committee, Options (other than Incentive Stock Options) and Restricted Shares, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Option may be exercised by such transferee in accordance with the terms of the Award Agreement. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such Persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d) Nothing herein shall be construed as requiring the Committee to honor a QDRO except to the extent required under Applicable Law.

5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

5.6 Stand-Alone, Tandem and Substitute Awards.

(a) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan unless such tandem or substitution Award would subject the Grantee to tax penalties imposed under Section 409A of the Code. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits; provided, however, that if any SAR is granted in tandem with an Incentive Stock Option, such SAR and Incentive Stock Option must have the same Grant Date, Term and the Exercise Price of the SAR may not be less than the Exercise Price of the Incentive Stock Option.

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(b) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current or former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations in Section 4.1 on the number of Shares reserved or available for grants shall not apply to Substitute Awards granted under this Section 5.6(b).

5.7 Compliance with Rule 16b-3.

(a) Six-Month Holding Period Advice. Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b) of the Exchange Act: (i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(b) Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(c) Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

5.8 Deferral of Award Payouts. The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Restricted Stock Units, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the lapse or waiver of the deferral period for Deferred Stock, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards. If the Committee permits such deferrals, the Committee shall establish rules and procedures for making such deferral elections and for the payment of such deferrals, which shall conform in form and substance with applicable regulations promulgated under Section 409A of the Code and ARTICLE 16 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee’s deferral election.

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ARTICLE 6
Stock Options

6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Term of the Option, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3 Option Exercise Price. The Exercise Price of an Option under this Plan shall be determined in the sole discretion of the Committee but may not be less than 100% of the Fair Market Value of a Share on the Grant Date.

6.4 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a) shall be granted only to an Employee;

(b) shall have an Exercise Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary of the Company (a “More Than 10% Owner”), have an Exercise Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(c) shall be for a period of not more than 10 years (five years if the Grantee is a More Than 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary of the Company (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

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(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within 10 days of such a Disqualifying Disposition;

(g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.5 Payment of Exercise Price. Except as otherwise provided in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a) cash, personal check or wire transfer;

(b) with the approval of the Committee, delivery of Common Stock owned by the Grantee prior to exercise, valued at Fair Market Value on the date of exercise;

(c) with the approval of the Committee, Shares acquired upon the exercise of such Option, such Shares valued at Fair Market Value on the date of exercise;

(d) with the approval of the Committee, Restricted Shares held by the Grantee prior to the exercise of the Option, valued at Fair Market Value on the date of exercise; or

(e) subject to Applicable Law (including the prohibited loan provisions of Section 402 of the Sarbanes Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

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(f) The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Exercise Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

ARTICLE 7
Stock Appreciation Rights

7.1 Issuance. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under ARTICLE 6. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2 Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee.

7.3 SAR Exercise Price. The Exercise Price of a SAR shall be determined by the Committee in its sole discretion; provided that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of the grant of the SAR.

7.4 Exercise and Payment. Upon the exercise of an SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by

(b) The number of Shares with respect to which the SAR is exercised.

SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. The Company shall make payment in respect of any SAR within five (5) days of the date the SAR is exercised. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine or, to the extent permitted under the terms of the applicable Award Agreement, at the election of the Grantee.

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ARTICLE 8
Restricted Shares

8.1 Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

8.2 Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without Cause.

8.3 Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares.

8.4 Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

8.5 Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

ARTICLE 9
Performance Units and Performance Shares

9.1 Grant of Performance Units and Performance Shares. Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Value/Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

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(a) Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(b) Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

9.3 Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee.

At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period.

At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with vested Performance Shares which have been earned, but not yet delivered to the Grantee.

ARTICLE 10
Deferred Stock and Restricted Stock Units

10.1 Grant of Deferred Stock and Restricted Stock Units. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock and/or Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. Deferred Stock must conform in form and substance with applicable regulations promulgated under Section 409A of the Code and with ARTICLE 16 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such Deferred Stock.

10.2 Vesting and Delivery.

(a) Delivery with Respect to Deferred Stock. Delivery of Shares subject to a Deferred Stock grant will occur upon expiration of the deferral period or upon the occurrence of one or more of the distribution events described in Section 409A(a)(2) of the Code as specified by the Committee in the Grantee’s Award Agreement for the Award of Deferred Stock. An Award of Deferred Stock may be subject to such substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon the achievement of such objectives as the Committee shall determine at the time of grant or thereafter. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Deferred Stock remains subject to a substantial risk of forfeiture, such shares of Deferred Stock shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without “cause.”

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(b) Delivery with Respect to Restricted Stock Units. Delivery of Shares subject to a grant of Restricted Stock Units shall occur no later than the 15th day of the third month following the end of the taxable year of the Grantee or the fiscal year of the Company in which the Grantee’s rights under such Restricted Stock Units are no longer subject to a substantial risk of forfeiture as defined in final regulations under Section 409A of the Code. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Affiliation while the Restricted Stock Units remains subject to a substantial risk of forfeiture, such Restricted Stock Units shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Affiliation due to death, Disability, or involuntary termination by the Company or an Affiliate without “cause.”

10.3 Voting and Dividend Equivalent Rights Attributable to Deferred Stock and Restricted Stock Units. A Grantee awarded Deferred Stock or Restricted Stock Units will have no voting rights with respect to such Deferred Stock or Restricted Stock Units prior to the delivery of Shares in settlement of such Deferred Stock and/or Restricted Stock Units. Unless otherwise determined by the Committee, a Grantee will have the rights to receive Dividend Equivalents in respect of Deferred Stock and/or Restricted Stock Units, which Dividend Equivalents shall be deemed reinvested in additional Shares of Deferred Stock or Restricted Stock Units, as applicable, which shall remain subject to the same forfeiture conditions applicable to the Deferred Stock or Restricted Stock Units to which such Dividend Equivalents relate.

ARTICLE 11
Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested subject to distribution at the same time and subject to the same conditions as the Award to which it relates; provided, however, that any Dividend Equivalents granted in conjunction with any Award that is subject to forfeiture conditions shall remain subject to the same forfeiture conditions applicable to the Award to which such Dividend Equivalents relate and any payments in respect of any Dividend Equivalents granted in conjunction with any Options or SARs may not be conditioned, directly or indirectly, on the Grantee’s exercise of the Options or SARs or paid at the same time that the Options or SARs are exercised. The timing of payment or distribution of Dividend Equivalents must comply with the requirements of Section 409A of the Code.

ARTICLE 12
Bonus Shares

Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

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ARTICLE 13
Other Stock-Based Awards

The Committee is authorized, subject to limitations under Applicable Law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this ARTICLE 13 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

ARTICLE 14
Non-Employee Director Awards

Subject to the terms of the Plan, the Board may grant Awards to any Non-Employee Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the full Board in its sole discretion. Except as otherwise provided in Section 5.6(b), a Non-Employee Director may not be granted Awards with respect to Shares that have a Fair Market Value (determined as of the date of grant) in excess of $1,000,000 in a single calendar year.

ARTICLE 15
Amendment, Modification, and Termination

15.1 Amendment, Modification, and Termination. Subject to Section 15.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval.

15.2 Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

ARTICLE 16
Compliance with Code Section 409A

16.1 Awards Subject to Code Section 409A. The provisions of this ARTICLE 16 shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Code Section 409A (a “409A Award”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award.

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16.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Code Section 409A, the following rules shall apply to any deferral and/or elections as to the form or timing of distributions (each, an “Election”) that may be permitted or required by the Committee with respect to a 409A Award:

(a) Any Election must be in writing and specify the amount being deferred, and the time and form of distribution (i.e., lump sum or installments) as permitted by this Plan. An Election may but need not specify whether payment will be made in cash, Shares or other property.

(b) Any Election shall become irrevocable as of the deadline specified by the Committee, which shall not be later than December 31 of the year preceding the year in which services relating to the Award commence; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Code Section 409A and is based on services performed over a period of at least twelve (12) months, then the deadline may be no later than six (6) months prior to the end of such Performance Period.

(c) Unless otherwise provided by the Committee, an Election shall continue in effect until a written election to revoke or change such Election is received by the Committee, prior to the last day for making an Election for the subsequent year.

16.3 Subsequent Elections. Except as otherwise permitted or required by Code Section 409A, any 409A Award which permits a subsequent Election to further defer the distribution or change the form of distribution shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b) Each subsequent Election related to a distribution upon separation from service, a specified time, or a Change in Control must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c) No subsequent Election related to a distribution to be made at a specified time or pursuant to a fixed schedule shall be made less than twelve (12) months prior to the date the first scheduled payment would otherwise be made.

16.4 Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Code Section 409A, no distribution in settlement of a 409A Award may commence earlier than:

(a) Separation from Service;

(b) The date the Grantee becomes Disabled;

(c) The Grantee’s death;

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(d) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of the Award and set forth in the Award Agreement or (ii) specified by the Grantee in an Election complying with the requirements of Section 16.2 and/or Section 16.3, as applicable; or

(e) A change in ownership of the Company or a substantial portion of its assets within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(v) or (vii) or a change in effective control of the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi) (a “Change in Control”).

16.5 Six Month Delay. Notwithstanding anything herein or in any Award Agreement or Election to the contrary, to the extent that distribution of a 409A Award is triggered by a Grantee’s Separation from Service, if the Grantee is then a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)), no distribution may be made before the date which is six (6) months after such Grantee’s Separation from Service, or, if earlier, the date of the Grantee’s death.

16.6 Death or Disability. Unless the Award Agreement otherwise provides, if a Grantee dies or becomes Disabled before complete distribution of amounts payable upon settlement of a 409A Award, such undistributed amounts, to the extent vested, shall be distributed as provided in the Grantee’s Election. If the Grantee has made no Election with respect to distributions upon death or Disability, all such distributions shall be paid in a lump sum within 90 days following the date of the Grantee’s death or Disability.

16.7 No Acceleration of Distributions. This Plan does not permit the acceleration of the time or schedule of any distribution under a 409A Award, except as provided by Code Section 409A and/or applicable regulations or rulings issued thereunder.

ARTICLE 17
Withholding

17.1 Required Withholding.

(a) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted an irrevocable instructions to deliver promptly to the Company, the amount to be withheld);

(ii) delivering part or all of the amount to be withheld in the form of Common Stock valued at its Fair Market Value on the Tax Date;

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(iii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iv) withholding from any compensation otherwise due to the Grantee.

(b) The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or SARs, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, to be satisfied by withholding Shares upon exercise of such Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(c) Any Grantee who makes a Disqualifying Disposition or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in Section 17.1(a).

17.2 Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

ARTICLE 18
Additional Provisions

18.1 Successors. Subject to Section 4.2(b), all obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

18.2 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18.3 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any Applicable Law or regulation.

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18.4 Securities Law Compliance.

(a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. In addition, if requested by the Company and any underwriter engaged by the Company, Shares acquired pursuant to Awards may not be sold or otherwise transferred or disposed of for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s initial public offering or 90 days in the case of any other public offering. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b) If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.5 Forfeiture Events. Notwithstanding any provisions herein to the contrary, the Committee shall have the authority to determine (and may so provide in any Award Agreement) that a Grantee’s (including his or her estate’s, beneficiary’s or transferee’s) rights (including the right to exercise any Option or SAR), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by Applicable Law) in the event of the Grantee’s termination for Cause; serious misconduct; violation of the Company’s or an Affiliate’s policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Company or an Affiliate; breach of applicable noncompetition, nonsolicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Company or an Affiliate, or otherwise detrimental to the business, reputation or interests of the Company and/or an Affiliate; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Grantee is then an Employee or Non-Employee Director). The determination of whether a Grantee’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Grantee’s outstanding Awards pending any investigation of the matter.

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18.6 No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

18.7 Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

18.8 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for Service Providers as it may deem desirable.

18.9 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice or conflicts of law rule or principles that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Grantees are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

18.10 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

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18.11 Affiliation. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment or consulting contract at any time, nor confer upon any Grantee the right to continue to be an Employee, Consultant or Director.

18.12 Participation. No Person shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

18.13 Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

18.14 Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

18.15 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.16 Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

18.17 No Right to Continue as Director. Nothing in the Plan or any Award Agreement shall confer upon any Non-Employee Director the right to continue to serve as a Director.

18.18 Stockholder Approval. All Incentive Stock Options granted on or after the Effective Date and prior to the date the Company’s stockholders approve the Plan are expressly conditioned upon and subject to approval of the Plan by the Company’s stockholders.

* * * * *

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EXHIBIT F

SAB BIOTHERAPEUTICS, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1
Purpose and Effective Date

1.1 Effective Date. The Board of Directors of SAB Biotherapeutics, Inc., a Delaware corporation (the “Company”), adopted the 2021 Employee Stock Purchase Plan (the “Plan”) effective as of ______________ (the “Effective Date”).

1.2 Purpose. The purpose of the Plan is to provide eligible employees of the Company or any Participating Subsidiary with an opportunity to purchase common stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

ARTICLE 2
Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Account” means a recordkeeping account maintained for a Participant to which payroll deductions are credited in accordance with Article 8 of the Plan.

2.2 “Administrator”means the Board or committee authorized to administer the Plan under Section 3.1.

2.3 “Accumulation Period” means a period determined by the Administrator that is no longer than twenty-seven (27) months; provided that unless otherwise determined by the Administrator, each Accumulation Period shall consist of one year terms commencing on July 1 of the applicable year or such other date specified from time to time by the Administrator. The Administrator may modify or suspend Accumulation Periods at any time and from time to time.

2.4 “Base Earnings” means regular salary and wages payable by the Company or a Participating Subsidiary to an Eligible Employee, prior to deductions for employee contributions to any employee benefit plans or arrangements, and excluding bonuses and other incentive pay, but including commissions. The Administrator, in its discretion, may establish a different definition of Compensation for any future Accumulation Period(s) prior to the commencement of such Accumulation Period.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.7 “Cut-Off Date” means the date established by the Administrator from time to time by which enrollment forms must be received with respect to an Accumulation Period.

2.8 “Effective Date” means ____________, 2021.

2.9 “Eligible Employee” means an Employee who is eligible to participate in the Plan in accordance with Article 5.

2.10 “Employee” means any common law employees of the Company or a Participating Subsidiary. “Employee” shall not include any individual classified by the Company or a Participating Subsidiary as either an independent contractor or an individual who provides services to the Company or Participating Subsidiary through another entity shall not be eligible to participate in this Plan during the period that the individual is so classified, even if such individual is later retroactively reclassified as an employee during all or any part of such period pursuant to applicable law or otherwise.

2.11 “Enrollment Date” means the first Trading Day of an Accumulation Period beginning on or after the Effective Date.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.13 “Fair Market Value” of a Share means the closing sales price of a Share reported on an established stock exchange which is the principal exchange upon which the Shares are traded on the applicable date. Unless the Administrator determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or if no such trades were made that day then the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Administrator in such manner as it deems appropriate provided such manner is consistent with Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).

2.14 “Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Article 6. A Participant shall remain a Participant until the applicable date set forth in Article 10.

2.15 “Participating Subsidiary” means a Subsidiary Corporation, which has adopted the Plan as a Participating Subsidiary by action of its board of directors and which has been designated by the Administrator in accordance with Section 3.3 as covered by the Plan.

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2.16 “Plan” means the SAB Biotherapeutics, Inc. 2021 Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

2.17 “Purchase Date” means the specific Trading Day during an Accumulation Period on which Shares are purchased under the Plan in accordance with Article 9. For each Accumulation Period, the Purchase Date shall be the last Trading Day occurring in such Accumulation Period. The Administrator may, in its discretion, designate a different Purchase Date with respect to any Accumulation Period.

2.18 “Securities Act” means the Securities Act of 1933, as amended from time to time. References to a particular section of the Securities Act include references to successor provisions.

2.19 “Share” means a share of common stock of the Company, and such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.20 “Subsidiary Corporation” means any corporation in an unbroken chain of corporations beginning with the Company if, as of the applicable Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.21 “Trading Day” means a day the national exchange on which the Shares are listed for trading or, if not so listed, a day NASDAQ is open for trading.

ARTICLE 3
Administration

3.1 Administrator.

(a) The Plan shall be administered by the Board, or committee (“Committee”) appointed by the Board, which may be the Board’s Compensation Committee. The Committee shall consist of at least one Board member, but may additionally consist of individuals who are not members of the Board. The Committee shall serve at the pleasure of the Board. If the Board does not so appoint a Committee, the Board shall administer the Plan. Any references herein to “Administrator” are, except as the context requires otherwise, references to the Board or the Committee, as applicable.

(b) This Article 3 relating to the administration of the Plan may be amended by the Administrator from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws, rules or regulations of the United States or any applicable stock exchange, or to obtain any exemption under such laws, rules or regulations.

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3.2 Powers of the Committee.

(a) If appointed under Section 3.1, the Administrator may select one of its members as chairman and may appoint a secretary. The Administrator shall make such rules and regulations for the conduct of its business as it shall deem advisable; provided, however, that all determinations of the Administrator shall be made by a majority of its members.

(b) The Administrator shall have the power, in addition to the powers set forth elsewhere in the Plan, and subject to and within the limits of the express provisions of the Plan, to construe and interpret the Plan and options granted under it; to establish, amend and revoke rules and regulations for administration of the Plan; to determine all questions of policy and expediency that may arise in the administration of the Plan; to allocate and delegate such of its powers as it deems desirable to facilitate the administration and operation of the Plan; and, generally, to exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of the Company. The Administrator’s determinations as to the interpretation and operation of this Plan shall be final and conclusive.

3.3 Designation of Participating Subsidiaries. The Administrator may designate from time to time which Subsidiary Corporations of the Company shall be Participating Subsidiaries.

ARTICLE 4
Number of Shares

4.1 Number of Shares Issuable Under the Plan. Subject to adjustment as provided in Section 4.2, the maximum number of Shares hereby reserved for delivery under the Plan shall be _______ Shares. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Plan.

4.2 Adjustments in Authorized Shares; Liquidation or Dissolution. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the capital structure of the Company, the Administrator shall make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the Shares available for purchase under the Plan. In the event that, at a time when options are outstanding hereunder, there occurs a dissolution or liquidation of the Company, each option to purchase Shares shall terminate, but the Participant holding such option shall have the right to exercise his or her option prior to such termination of the option upon the dissolution or liquidation. The Company reserves the right to reduce the number of Shares which Employees may purchase pursuant to their enrollment in the Plan.

ARTICLE 5
Eligibility Requirements

5.1 Eligibility. Except as provided in Section 5.2, each individual who is an Employee of the Company or a Participating Subsidiary on the applicable Cut-Off Date shall become eligible to participate in the Plan in accordance with Article 6 as of the first Enrollment Date following the date the individual becomes an Employee of the Company or a Participating Subsidiary, provided that the individual remains an Eligible Employee on the first day of the Accumulation Period associated with such Enrollment Date. Participation in the Plan is entirely voluntary.

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5.2 Ineligible Employees.

(a) Employees meeting any of the following restrictions are not eligible to participate in the Plan:

(i) Employees of the Company or a Subsidiary Corporation who are members of a collective bargaining unit whose benefits were the subject of good faith collective bargaining are excluded from participation in the Plan.

(ii) Employees whose customary employment is 20 hours or less per week.

(iii) Employees whose customary employment is for not more than 5 months in any calendar year.

(iv) Employees of a Participating Subsidiary who are citizens or residents of a foreign jurisdiction (a “Foreign Employee”) if (i) the grant of an option under the Plan to such Foreign Employee is prohibited under the laws of such foreign jurisdiction or (ii) compliance the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

(v) Section 16 Officers may be restricted in their ability to acquire or sell Shares of common stock in order to comply with Section 16 of the Securities Exchange Act of 1934, as amended, in accordance with rules and procedures adopted by the Administrator.

(vi) Employees of any Subsidiary Corporation that is not a Participating Subsidiary.

(b) The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

ARTICLE 6
Enrollment

6.1 Enrollment. Any Eligible Employee may consent to enrollment in the Plan for an Accumulation Period by completing and signing an enrollment form (which authorizes payroll deductions during such Accumulation Period in accordance with Section 8.1) and submitting such enrollment form to the Company or the Participating Subsidiary on or before the Cut-Off Date specified by the Administrator. Payroll deductions pursuant to the enrollment form shall be effective as of the first payroll period with a pay day after the Enrollment Date for the Accumulation Period to which the enrollment form relates, and shall continue in effect until the earliest of:

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(a) the end of the last payroll period with a payday in the Accumulation Period;

(b) the date during the Accumulation Period as of which the Employee elects to cease his or her enrollment in accordance with Section 8.4; and

(c) the date during the Accumulation Period as of which the Employee withdraws from the Plan or has a termination of employment in accordance with Article 10.

ARTICLE 7
Grant of Options on Enrollment

7.1 Option Grants. The automatic enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant as of such Enrollment Date by the Company to such Participant of an option to purchase Shares from the Company pursuant to the Plan.

7.2 Option Term. An option granted to a Participant pursuant to this Plan shall expire, if not terminated earlier for any reason, on the earliest to occur of: (a) the end of the Purchase Date with respect to the Accumulation Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Article 9; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

7.3 Restrictions on Option Grants.

(a) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary Corporation, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiary Corporations accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the Shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(b) No more than 25,000 Shares may be purchased by any Participant on the Purchase Date with respect to any Accumulation Period; provided, however, that the Administrator may specify with respect to any Accumulation Period: (i) a lower maximum aggregate number of Shares that may be purchased by any Participant on the Purchase Date, and/or (ii) a maximum number of Shares that may be purchased by all Participants on the Purchase Date.

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ARTICLE 8
Payroll Deductions

8.1 Payroll Deduction Elections. An Eligible Employee who files an enrollment form pursuant to Article 8 shall elect and authorize in such form to have deductions made from his or her Base Earnings on each payday he or she receives a paycheck during the Accumulation Period to which the enrollment form relates, and he or she shall designate on such form the percentage (in whole percentages) of Base Earnings to be deducted each payday during such Accumulation Period. The minimum an Employee may elect and authorize to have deducted is 1% of his or her Base Earnings paid per pay period in such Accumulation Period, and the maximum is 15% of his or her Base Earnings paid per pay period in such Accumulation Period (or such larger or smaller percentage as the Administrator may designate from time to time).

8.2 Duration of Payroll Deductions. Deductions from a Participant’s Base Earnings shall commence upon the first payday on or after the commencement of the Accumulation Period, and shall continue until the date on which such authorization ceases to be effective in accordance with Article 6. The amount of each deduction made for a Participant shall be credited to the Participant’s Account.

8.3 Unfunded Status of Payroll Deductions. Prior to the time a Participant’s payroll deduction is used to purchase Shares as provided in Article 9 below, such amounts are considered general assets of the Company or Participating Subsidiary (as applicable) and, as such, are subject to the claims of the Company’s or Participating Subsidiary’s creditors in the event of insolvency or bankruptcy. The Company or Participating Subsidiary may use such funds for any corporate purpose, and the Company will not be obligated to segregate such funds from the Company’s or Participating Subsidiary’s general corporate funds and/or deposit such funds with an independent third party.

8.4 Cancellation of Payroll Deduction Election. As of the last day of any month during an Accumulation Period, a Participant may elect to cease (but not to increase or decrease) payroll deductions made on his or her behalf for the remainder of such Accumulation Period by filing the applicable election with the Company or Participating Subsidiary in such form and manner and at such time as may be permitted by the Administrator. A Participant who has ceased payroll deductions may have the amount which was credited to his or her Account prior to such cessation applied to the purchase of Shares as of the Purchase Date in accordance with Section 9.1 and receive the balance of the Account with respect to which the enrollment is ceased, if any, in cash. A Participant who has ceased payroll deductions may also voluntarily withdraw from the Plan pursuant to Section 10.1. Any Participant who ceases payroll deductions for an Accumulation Period may re-enroll in the Plan on the next subsequent Enrollment Date following the cessation in accordance with the provisions of Article 6. A Participant who ceases to be employed by the Company or any Participating Subsidiary will cease to be a Participant in accordance with Section 10.2.

8.5 No Additional Contributions Permitted. A Participant may not make any separate or additional contributions to his Account under the Plan. Neither the Company nor any Participating Subsidiary shall make separate or additional contributions to any Participant’s Account under the Plan.

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ARTICLE 9
Purchase of Shares

9.1 Exercise of Options. Subject to Section 9.2, any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the purchase of the number of whole Shares which the funds accumulated in his or her Account as of the Purchase Date will purchase at the applicable purchase price. Unless otherwise determined by the Committee, any payroll deductions which are not sufficient to purchase a whole Share shall be retained in a Participant’s account for the subsequent Accumulation Period. Any other amounts in a Participant’s Account after a Purchase Date shall be returned to the Participant.

No Shares will be purchased on behalf of any Participant who fails to file an enrollment form authorizing payroll deductions for an Accumulation Period.

9.2 Effect of Withdrawal from the Plan. A Participant who holds an outstanding option as of a Purchase Date shall not be deemed to have exercised such option if the Participant elected not to exercise the option by withdrawing from the Plan in accordance with Section 10.1.

9.3 Option Exercise Price. The purchase price for each Share purchased under any option shall not be less than 85% of the lesser of (a) the Fair Market Value of a Share on the Purchase Date or (b) the Fair Market Value of a Share on the first Trading Day of the Accumulation Period. Notwithstanding the preceding, the Administrator may establish a different purchase price for each Share purchased under any option provided that such purchase price is determined at least thirty (30) days prior to the beginning of the Accumulation Period for which it is applicable and is not less than the exercise price described in the preceding sentence.

9.4 Restrictions on Option Exercise. If the total number of Shares for which an option is exercised on any Purchase Date in accordance with this Article 9, when aggregated with all Shares previously granted under this Plan, exceeds the maximum number of Shares reserved in Section 4.1 or pursuant to any aggregate limit imposed by the Committee pursuant to Section 7.3(b)(ii), the Administrator shall make a pro rata allocation of the Shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of the cash amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as administratively practical.

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ARTICLE 10
Withdrawal From the Plan; Termination of Employment; Leave of Absence; Death

10.1 Withdrawal from the Plan. A Participant may withdraw from the Plan in full (but not in part) during any Accumulation Period by delivering a notice of withdrawal to the Company (in a manner prescribed by the Administrator) at any time prior to the first day of the calendar last month immediately preceding the Purchase Date for such Accumulation Period, or at such shorter time in advance of the Purchase Date as the Administrator may permit. If notice of withdrawal is timely received, all funds then accumulated in the Participant’s Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively practical, and the Participant’s payroll deductions shall cease as soon as administratively practical. An Employee who has withdrawn during an Accumulation Period may not return funds to the Company or a Participating Subsidiary during the same Accumulation Period and require the Company or Participating Subsidiary to apply those funds to the purchase of Shares, nor may such Participant’s payroll deductions continue, in accordance with Article 6. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date following withdrawal in accordance with the provisions of Article 6.

10.2 Termination of Employment. Participation in the Plan terminates immediately when a Participant ceases to be employed by the Company or any Participating Subsidiary for any reason whatsoever, including but not limited to termination of employment, whether voluntary or involuntary, or on account of disability, or retirement, but not including death, or if the Participating Subsidiary employing the Participant ceases for any reason to be a Participating Subsidiary. Participation in the Plan also terminates immediately when a Participant ceases to be an Eligible Employee under Article 5 or withdraws from the Plan. Upon termination of participation such terminated Participant’s outstanding options shall thereupon terminate. As soon as administratively practicable after termination of participation, the Company shall pay to the Participant or legal representative all amounts accumulated in the Participant’s Account and held by the Company at the time of termination of participation, and any Participating Subsidiary shall pay to the Participant or legal representative all amounts accumulated in the Participant’s Account and held by the Participating Subsidiary at the time of termination of participation.

10.3 Leave of Absence. If a Participant takes an unpaid leave of absence without terminating employment, such Participant will be deemed to have discontinued contributions to the Plan in accordance with Section 8.3, but will remain a Participant in the Plan through the balance of the Accumulation Period in which his or her leave of absence begins, so long as such leave of absence does not exceed ninety (90) days. If a Participant takes an unpaid leave of absence without terminating employment, such Participant will be deemed to have withdrawn from the Plan in accordance with Section 10.1 on the ninety-first (91st) day of such leave of absence.

10.4 Death. As soon as administratively feasible after the death of a Participant, amounts accumulated in his or her Account shall be paid in cash to the beneficiary or beneficiaries designated by the Participant on a beneficiary designation form approved by the Administrator, but if the Participant does not make an effective beneficiary designation then such amounts shall be paid in cash to the Participant’s spouse if the Participant has a spouse, or, if the Participant does not have a spouse, to the executor, administrator or other legal representative of the Participant’s estate. Such payment shall relieve the Company and the Participating Subsidiary of further liability with respect to the Plan on account of the deceased Participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the Account unless the Participant has given express contrary instructions. None of the Participant’s beneficiary, spouse, executor, administrator or other legal representative of the Participant’s estate shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the amounts credited to the Participant’s Account under the Plan.

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ARTICLE 11
Miscellaneous

11.1 Interest. Interest or earnings will not be paid on any Employee Accounts.

11.2 Restrictions on Transfer. The rights of a Participant under the Plan shall not be assignable or transferable by such Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10.1.

11.3 Administrative Assistance. If the Administrator in its discretion so elects, it may retain a brokerage firm, bank, other financial institution or other appropriate agent to assist in the purchase of Shares, delivery of reports or other administrative aspects of the Plan. If the Administrator so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the account in the Participant’s name, or if the Participant so indicates in the enrollment form, in the Participant’s name together with the name of one or more other persons in joint tenancy with right of survivorship or in tenancy by the entireties or as spousal community property, or in such forms of trust as may be approved by the Administrator, to the extent permitted by law.

11.4 Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company or Participating Subsidiaries, including any brokerage fees on the purchased Shares; excepting that any stamp duties, transfer taxes, fees to issue stock certificates, and any brokerage fees on the sale price applicable to participation in the Plan after the initial purchase of the Shares on the Purchase Date shall be charged to the Account or brokerage account of such Participant.

11.5 Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

11.6 Amendment and Termination.

(a) The Board or the Board’s Compensation Committee may amend, alter or terminate the Plan at any time. Notwithstanding any provision hereunder to the contrary, no amendment which would amend or modify the Plan in a manner requiring stockholder approval under any securities exchange on which the Shares are traded shall be effective unless, within one year after it is adopted, it is approved by the holders of a majority of the voting power of the Company’s outstanding shares. The provisions of this Section 11.6 are in addition to, and not in lieu of, the authority of the Administrator to amend or modify the Plan under other provisions of the Plan.

(b) If the Plan is terminated, the Administrator may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with the terms of this Plan (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

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11.7 No Right of Employment. Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or Participating Subsidiary any obligation to employ or continue to employ any employee. The right of the Company or Participating Subsidiary to terminate any employee shall not be diminished or affected because any rights to purchase Shares have been granted to such employee.

11.8 Requirements of Law. The making of payroll deductions and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan, Participants shall not be entitled to receive benefits under the Plan, and the Company (and any Subsidiary Corporation) shall not be obligated to deliver any Shares or deliver benefits to a Participant, if such delivery would constitute a violation by the Participant or the Company or any of its Subsidiary Corporations of any applicable law or regulation.

11.9 Gender. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

11.10 Military Service. The Plan shall be administered in accordance with Section 14(u) of the Internal Revenue Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

11.11 Code Section 409A. Purchase rights granted hereunder are intended to be exempt from the application of Code Section 409A as a statutory option described in Section 423 of the Code and any ambiguities shall be construed and interpreted in accordance with such intent.

11.12 Stockholder Approval. All options granted on or after the Effective Date and prior to the date the Company’s stockholders approve the Plan are expressly conditioned upon and subject to approval of the Plan by the Company’s stockholders.

* * *

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EXHIBIT G

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is dated as of June 21, 2021 by and among Big Cypress Holdings LLC, a Delaware limited liability company (the “Sponsor”), the Persons set forth on Schedule I hereto (together with the Sponsor, each, a “Sponsor Party” and, together, the “Sponsor Parties”), Big Cypress Acquisition Corp., a Delaware corporation (“Parent”), and SAB Biotherapeutics, Inc., a Delaware corporation (the “Company” and, collectively with the Sponsor Parties and Parent, the “Parties”).

RECITALS

WHEREAS, each Sponsor Party is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the Parent Shares and the Parent Warrants as set forth opposite such Sponsor Party’s name on Schedule I attached hereto;

WHEREAS, concurrently herewith, Parent, the Company, Big Cypress Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein), Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving corporation of the Merger;

WHEREAS, as an inducement to Parent and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the Parties desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE 1
SPONSOR SUPPORT AGREEMENT; COVENANTS; VESTING

Section 1.1. Binding Effect of Merger Agreement. Each Sponsor Party hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax, legal and other advisors with respect thereto and hereto. Each Sponsor Party shall be bound by and comply with Section 5.4 (Public Announcements) of the Merger Agreement (and any relevant definitions contained in any such sections) as if such Sponsor Party was an original signatory to the Merger Agreement with respect to such provisions.

Section 1.2. No Transfers. Prior to the earlier of the (x) the Effective Time and (b) such date and time as the Merger Agreement is terminated validly in accordance with its terms prior to the Effective Time (the “Expiration Time”), each Sponsor Party shall not (i) directly or indirectly sell, transfer, hypothecate, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily, any of its Parent Shares or Parent Warrants, (ii) enter into any Contract or option with respect to any transaction specified in clause (i) or any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of its Parent Shares or Parent Warrants, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii) (any transaction specified in clauses (i), (ii) or (iii), a “Transfer”); provided, however, that the foregoing shall not prohibit a Transfer to an Affiliate of the Sponsor or to another Sponsor that is a party to this Agreement and bound by the terms and obligations hereof; provided, further, that any such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the transferor under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 1.2 shall not relieve the transferor of its obligations under this Agreement. Any Transfer in violation of this Section 1.2 shall be null and void.

Section 1.3. New Shares. In the event that (a) any Parent Shares, Parent Warrants or other equity securities of Parent are issued to a Sponsor pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent Shares or Parent Warrants of, on or affecting the Parent Shares or Parent Warrants owned by such Sponsor Party as of the date hereof or (b) a Sponsor acquires the right to vote or share in the voting of any Parent Shares or other equity securities of Parent during prior to the Expiration Time (such Parent Shares, Parent Warrants or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor Party shall be subject to the terms of this Agreement to the same extent as if they constituted the Parent Shares or Parent Warrants owned by such Sponsor Party as of the date hereof.

Section 1.4. Agreement to Vote and Approve.

(a) Each Sponsor Party, solely in its capacity as a stockholder of Parent, irrevocably and unconditionally agrees that, from and after the date hereof until the Expiration Time, at any meeting of the stockholders of Parent or any adjournment or postponement thereof or in connection with any action by written consent of the stockholders of Parent, it shall, and shall cause its controlled Affiliates to, (i) appear at each such meeting or otherwise cause all Parent Shares which the Sponsor Party has a right to vote or owned of record by the Sponsor Party to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted, in person or by proxy, or execute and deliver a written consent (or cause a consent to be validly executed and delivered) covering, the Parent Shares which the Sponsor Party has a right to vote or owned of record by the Sponsor Party (A) in favor of the Transaction Proposals, (B) against any business combination (other than the Business Combination Proposal) and (C) against any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Business Combination Proposal or would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent under the Merger Agreement or would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor Party contained in this Agreement.

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(b) Prior to the Expiration Time, the Sponsor Party hereby covenants and agrees that such Sponsor Party shall not (i) enter into any voting agreement or voting trust with respect to any of the Parent Shares beneficially owned by such Sponsor Party that is inconsistent with such Sponsor Party’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Parent Shares beneficially owned by such Sponsor Party that is inconsistent with such Sponsor Party’s obligations pursuant to this Agreement.

Section 1.5. No Inconsistent Agreement. Each Sponsor Party hereby agrees that such Sponsor Party shall not enter into any agreement that would restrict, limit or interfere with the performance of such Sponsor Party’s obligations hereunder.

Section 1.6. Lock-Up. Each Sponsor Party hereby agrees that it will execute the Registration Rights Agreement at the Closing and agree to be bound by the terms provided for therein, including the lock-up provision set forth in Article 6 therein.

Section 1.7. Waiver of Anti-Dilution Provision; No Redemption.

(a) Each of the Sponsor Parties hereby (but subject to the consummation of the Merger) waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law and the amended and restated certificate of incorporation of Parent, any anti-dilution or similar rights.

(b) Each of the Sponsor Parties hereby irrevocably and unconditionally agrees that, prior to the Expiration Time, such Sponsor Parties shall not elect to cause Parent to redeem any Parent Shares or Parent Warrants beneficially owned or owned of record by such Sponsor Party or submit any of the Parent Shares or Parent Warrants for redemption in connection with the Merger or the Transaction Proposals or otherwise.

Section 1.8. Vesting Provisions Applicable to Founder Shares.

(a) General. the Sponsor Party agrees that, as of immediately prior to the Closing, the Specified Founder Shares shall be unvested and, from and after the Closing, shall be subject to the vesting and forfeiture provisions set forth in this Section 1.8.

(b) Special Transfer Restrictions for Specified Founder Shares. Neither the Sponsor nor any of its Permitted Transferees (as defined in the Registration Rights Agreement) shall Transfer any of its Specified Founder Shares prior to the time such Specified Founder Shares become vested pursuant to Section 1.8(c), except to Permitted Transferees that agree in writing to be bound by this Section 1.8.

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(c) Vesting of Founder Shares.

(i) If, at any time during the five (5)-year period immediately following the Closing, the VWAP of the Parent Shares is greater than or equal to $15.00 for any 20 Trading Days within a period of 30 consecutive Trading Days (the date when the foregoing is first satisfied, the “First Vesting Achievement Date”), then 25% of the Specified Founder Shares shall immediately vest.

(ii) If, at any time during the five (5)-year period immediately following the Closing, the VWAP of the Parent Shares is greater than or equal to $20.00 for any 20 Trading Days within a period of 30 consecutive Trading Days (the date when the foregoing is first satisfied, the “Second Vesting Achievement Date”), then 25% of the Specified Founder Shares shall immediately vest.

(iii) If, at any time during the five(5)-year period immediately following the Closing, the VWAP of the Parent Shares is greater than or equal to $25.00 for any 20 Trading Days within a period of 30 consecutive Trading Days (the date when the foregoing is first satisfied, the “Third Vesting Achievement Date”), then 25% of the Specified Founder Shares shall immediately vest.

(iv) If, at any time during the five (5)-year period immediately following the Closing, the VWAP of the Parent Shares is greater than or equal to $30.00 for any 20 Trading Days within a period of 30 consecutive Trading Days (the date when the foregoing is first satisfied, the “Fourth Vesting Achievement Date”), then 25% of the Specified Founder Shares shall immediately vest.

(v) If, at any time during the five (5)-year period immediately following the Closing, there is a Change of Control, then any Specified Founder Shares that would have been vested prior to the First Vesting Achievement Date, the Second Vesting Achievement Date, the Third Vesting Achievement Date or the Fourth Vesting Achievement Date, as applicable, determined based on whether the aggregate consideration to be received by the Parent stockholders in exchange for a Parent Share in such Change of Control equals or exceeds the applicable stock price threshold set forth above, shall be deemed vested immediately prior to consummation of such Change of Control transaction. By way of example, if such aggregate consideration is $18.00 and the First Vesting Achievement Date has not previously occurred, then 25% of the Specified Founder Shares shall be vested. Any Specified Founder Shares not vested in connection with the Change of Control shall be canceled and of no further force or effect.

(d) Forfeiture of Unvested Founder Shares.

(i) If the First Vesting Achievement Date does not occur (or is not deemed to occur) by the end of the five (5)-year period immediately following the Closing (inclusive of the last day of such period), all of the Specified Founder Shares shall be forfeited without any consideration paid therefor.

(ii) If the Second Vesting Achievement Date does not occur (or is not deemed to occur) by the end of the five (5)-year period immediately following the Closing (inclusive of the last day of such period), 75% the Specified Founder Shares shall be forfeited without any consideration paid therefor.

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(iii) If the Third Vesting Achievement Date does not occur (or is not deemed to occur) by the end of the five (5)-year period immediately following the Closing (inclusive of the last day of such period), 50% the Specified Founder Shares shall be forfeited without any consideration paid therefor.

(iv) If the Fourth Vesting Achievement Date does not occur (or is not deemed to occur) by the end of the five (5)-year period immediately following the Closing (inclusive of the last day of such period), 25% the Specified Founder Shares shall be forfeited without any consideration paid therefor.

(e) Proportional Voting of Unvested Founder Shares. Each Sponsor Party hereby agrees that, with respect to all of its Specified Founder Shares, such Specified Founder Shares shall be present at all stockholder meetings for purposes of a quorum and voted at all such meetings, or voted, consented or approved in any other circumstances, upon which such vote, consent or other approval (including providing any written consent as of any specified date) is sought or obtained by or from the stockholders of Parent, in the same manner (including by voting “for” or “against,” abstaining or withholding votes) as, and in the same proportion to, the votes cast “for” or “against,” and abstentions or vote withholdings made, in respect of all Parent Shares, held by the holders thereof (other than the unvested Specified Founder Shares).

(f) Economic Rights of Unvested Founder Shares. Any economic rights (including rights to dividends) of unvested Specified Founder Shares shall be set aside for so long as such unvested Specified Founder Shares remain unvested. Should unvested Specified Founder Shares become vested in accordance with Section 1.8(c), such Specified Founder Shares shall become entitled to all such economic rights that were set aside during the unvested period, including in the form of a lump sum payment of all dividends that were set aside, together with interest on such set-aside dividends, at the prime rate published in The Wall Street Journal for the relevant date each such dividend was set aside through the date of the lump sum payment.

(g) Equitable Adjustments. In the event that the Parent Shares are changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then unvested Specified Founder Shares shall be equitably adjusted in the same manner as all other Parent Shares.

(h) Certain Definitions. For purposes of this Agreement:

(i) “Specified Founder Shares” means the shares of Parent Shares set forth across from the Sponsor Party’s name on Schedule I under the column “Specified Founder Shares”;

(j) “Trading Day” means any day on which Parent Shares are actually traded on the principal securities exchange or securities market on which Parent Shares are then traded; and

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(k) “VWAP” means, for any security as of any day or multi-day period, the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time on such day or the first day of such multi-day period (as applicable), and ending at 4:00:00 p.m., New York time on such day or the last day of such multi-day period (as applicable), as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time on such day or the first day of such multi-day period (as applicable), and ending at 4:00:00 p.m., New York time on such day or the last day of such multi-day period (as applicable), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. during such day or multi-day period (as applicable). If the VWAP cannot be calculated for such security for such day or multi-day period (as applicable) on any of the foregoing bases, the VWAP of such security shall be the fair market value per share at the end of such day or multi-day period (as applicable) as reasonably determined by the board of directors of Parent.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of the Sponsor Parties. Each Sponsor Party represents and warrants as of the date hereof to Parent and the Company (severally and not jointly and solely with respect to itself, himself or herself and not with respect to any other Sponsor) as follows:

(a) Organization; Due Authorization. If such Sponsor Party is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Sponsor Party’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor Party. If such Sponsor Party is an individual, such Sponsor Party has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Sponsor Party and, assuming due authorization, execution and delivery of this Agreement by each of the Company and Parent, this Agreement constitutes a legally valid and binding obligation of such Sponsor Party, enforceable against such Sponsor Party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

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(b) Ownership. Such Sponsor Party is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Sponsor Party’s Parent Shares and Parent Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Parent Shares or Parent Warrants (other than transfer restrictions under the Securities Act)) affecting any such Parent Shares or Parent Warrants, other than Liens pursuant to (i) this Agreement, (ii) the Parent Governing Documents, (iii) the Merger Agreement or (iv) any applicable securities Laws. Such Sponsor Party’s Parent Shares and Parent Warrants are the only equity securities in Parent owned of record or beneficially by such Sponsor Party on the date of this Agreement, and none of such Sponsor Party’s Parent Shares or Parent Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Parent Shares or Parent Warrants, except as provided hereunder and under the Insider Letter. Other than the Parent Warrants, such Sponsor Party does not hold or own any rights to acquire (directly or indirectly) any equity securities of Parent or any equity securities convertible into, or which can be exchanged for, equity securities of Parent.

(c) No Conflicts. The execution and delivery of this Agreement by such Sponsor Party does not, and the performance by such Sponsor Party of his, her or its obligations hereunder will not, (i) if such Sponsor Party is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor Party or if such Sponsor Party is an individual, conflict with the rights of such Sponsor Party’s spouse or domestic partner, as applicable, or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor Party or such Sponsor Party’s Parent Shares or Parent Warrants), in each case, to the extent the absence of such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor Party of its, his or her obligations under this Agreement.

(d) Litigation. As of the date hereof, there are no Proceedings pending against such Sponsor Party, or to the knowledge of such Sponsor Party threatened against such Sponsor Party, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor Party of its, his or her obligations under this Agreement.

(e) Update of Schedule I. If any Sponsor Party acquires record or beneficial ownership of any Parent Shares or Parent Warrants prior to the Expiration Time, such Sponsor Party shall promptly notify the Company and Parent in writing, and Schedule I shall be updated to reflect such Sponsor Party’s ownership of such additional Parent Shares or Parent Warrants, as applicable.

ARTICLE 3
MISCELLANEOUS

Section 3.1. Non-Survival of Representations and Warranties; Termination.

(a) This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall have no further effect, upon the earlier of (i) the date and time the Merger Agreement is terminated validly in accordance with its terms prior to the Effective Time and (ii) the time this Agreement is terminated upon the mutual written agreement of the Company, Parent and the Sponsor.

(b) Notwithstanding the provisions of Section 3.1(a), Section 1.8 shall terminate only upon the earliest to occur of (i) such date and time as the Merger Agreement shall have been terminated validly in accordance with its terms and (ii) such time as all of the Specified Founder Shares shall have vested or shall have been forfeited and cancelled pursuant to the terms of Section 1.8.

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(c) No such termination, however, shall relieve any party hereto of any liability or damages to the other party hereto resulting from any willful breach of, or Fraud in connection with, this Agreement prior to its termination.

Section 3.2. Capacity. Notwithstanding anything in this Agreement to the contrary, each Sponsor Party is entering into this Agreement solely in its capacity as a record holder or beneficial owner of Parent Shares and Parent Warrants and not in its (or any Affiliate’s) capacity as an officer or director of Parent, if applicable. Notwithstanding any asserted conflict, nothing herein will limit or affect any Sponsor Party’s ability to act as an officer or director of Parent.

Section 3.3. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, including its statute of limitations, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws or statute of limitations of another jurisdiction.

Section 3.4. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) Any Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby may only be brought in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state and federal courts in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 3.4(a).

(b) EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.5. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall (a) be assigned by any of the Sponsor Parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of Parent and the Company or (b) be assigned by Parent or the Company, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the Company (in the case of an attempted assignment by Parent) or Parent (in the case of an attempted assignment by the Company). Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

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Section 3.6. Specific Performance. The Parties agree that irreparable damage (for which monetary damages, even if available, would not be an adequate remedy) would occur, and that the Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to specific performance, an injunction or injunctions, or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each Party acknowledges and agrees that the right of specific enforcement is an integral part of the transactions contemplated hereby and that, without such right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law.

Section 3.7. Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Parent, the Company and each Sponsor Party charged with such amendment, modification or supplement.

Section 3.8. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 3.9):

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(a)	If to Parent prior to the Closing:

Big Cypress Acquisition Corp.
300 W. 41st Street, Suite 202
Miami Beach, Florida 33140
Attention: Samuel J. Reich
Email: sam@bigcypressaccorp.com

with a copy (which shall not constitute notice) to:

Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Ilan Katz and Brian Lee
Email: ilan.katz@dentons.com and brian.lee@dentons.com

(b)	If to the Company:

SAB Biotherapeutics, Inc.
2100 East 54th Street North
Sioux Falls, SD 57104

Attention: Eddie Sullivan
Email: Esullivan@sabbiotherapeutics.com

with a copy (which shall not constitute notice) to:

Stradling Yocca Carlson & Rauth
800 Anacapa Street, Suite A
Santa Barbara, CA 93101
Attention: Ian Smith
Email: Ismith@stradlinglaw.com

(c)	If to a Sponsor: to such Sponsor Party’s address set forth in Schedule I

Section 3.10. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 3.11. Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the Parties to the extent they relate in any way to the subject matter hereof.

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Section 3.12. Mutual Release.

(a) Effective as of the Closing, Parent, on behalf of itself and its successors and assigns (each, a “Parent Releasing Party”), hereby unconditionally and irrevocably forever releases and discharges each Sponsor Party and each of its Affiliates, and any past, present or future directors, managers, officers, employees, representatives, agents, lenders, investors, partners, principals, members, managers, direct or indirect shareholders or equityholders of any of the foregoing Persons, and the respective successors and assigns of the foregoing Persons (each, a “Parent Released Party”), of and from, and hereby unconditionally and irrevocably waives, releases and discharges any and all proceedings, covenants, claims, liabilities, suits, judgments, accounts, actions and causes of action of any kind or character whatsoever, known or unknown, suspected or unsuspected, in Contract, direct or indirect, primary or secondary, at Law or in equity, that such Parent Releasing Party ever had, now has or ever may have or claim to have against any Parent Released Party, for or by reason of any matter, circumstance, event, action, inaction, omission, cause or thing arising at or prior to the Closing, or otherwise related to the pre-Closing period; provided, that nothing contained in this Section 3.12(a) shall be construed as a waiver of any rights under (i) this Agreement, (ii) any other Transaction Document to which any Parent Releasing Party is party or (iii) with respect to any Parent Released Party who is a natural person, any indemnification, employment or other similar arrangements (including any such arrangement providing for exculpation or advancement of expenses). Parent, on behalf of itself and the other Parent Releasing Parties, expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims, and understands the significance of this release of unknown claims and waiver of statutory protection against a release, on behalf of itself and the other Parent Releasing Parties, of unknown claims, and acknowledges and agrees that this waiver is an essential and material term of this Agreement. Parent, on behalf of itself and each other Parent Releasing Party, acknowledges that each Sponsor Party will be relying on the waiver and release provided in this Section 3.12(a) in connection with entering into this Agreement and that this Section 3.12(a) is intended for the benefit of the Parent Released Parties and to grant third party beneficiary rights to each Parent Released Party to enforce this Section 3.12(a).

(b) Effective as of the Closing, each Sponsor Party, on behalf of itself and its Affiliates and its and their respective successors and assigns (each, a “Sponsor Releasing Party”), hereby unconditionally and irrevocably forever releases and discharges Parent and each of its Affiliates, and any past, present or future directors, managers, officers, employees, representatives, agents, lenders, investors, partners, principals, members, managers, direct or indirect shareholders or equityholders of any of the foregoing Persons, and the respective successors and assigns of the foregoing Persons (each, a “Sponsor Released Party”), of and from, and hereby unconditionally and irrevocably waives, releases and discharges any and all proceedings, covenants, claims, liabilities, suits, judgments, accounts, actions and causes of action of any kind or character whatsoever, known or unknown, suspected or unsuspected, in Contract, direct or indirect, primary or secondary, at Law or in equity, that such Sponsor Releasing Party ever had, now has or ever may have or claim to have against any Sponsor Released Party, for or by reason of any matter, circumstance, event, action, inaction, omission, cause or thing arising at or prior to the Closing, or otherwise related to the pre-Closing period; provided, that nothing contained in this Section 3.12(b) shall be construed as a waiver of any rights under (i) this Agreement, (ii) any other Transaction Document to which such Sponsor Party or any of its associated Sponsor Releasing Parties is party or (iii) with respect to any Sponsor Releasing Party who is a natural person, any indemnification, employment or other similar arrangements (including any such arrangement providing for exculpation or advancement of expenses). Each Sponsor Party, on behalf of itself and each of its associated Sponsor Releasing Parties, expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims, and understands the significance of this release of unknown claims and waiver of statutory protection against a release, on behalf of itself and its associated Sponsor Releasing Parties, of unknown claims, and acknowledges and agrees that this waiver is an essential and material term of this Agreement. Each Sponsor Party, on behalf of itself and each of its associated Sponsor Releasing Parties, acknowledges that Parent will be relying on the waiver and release provided in this Section 3.12(b) in connection with entering into this Agreement and that this Section 3.12(b) is intended for the benefit of the Sponsor Released Parties and to grant third party beneficiary rights to each Sponsor Released Party to enforce this Section 3.12(b).

(Signature Page Follows)

11

IN WITNESS WHEREOF, the Sponsor Parties, Parent, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SAB BIOTHERAPEUTICS, INC.

By:
Name:	Eddie J Sullivan
Title:	Chief Executive Officer

BIG CYPRESS ACQUISITION CORP.

By:
Name:	Samuel J. Reich
Title:	Chief Executive Officer

BIG CYPRESS HOLDINGS LLC

By:
Name:	Samuel J. Reich
Title:	Managing Member

LADENBURG THALMANN & CO. INC.

By:
Name:	Steven Kaplan
Title:	Head of the Capital Markets

Steven Kaplan

Peter Blum

Jeff Caliva

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

Schedule I

Sponsor Party Name and Address	Parent Shares	Parent Warrants	Specified Founder Shares
Big Cypress Holdings LLC	3,047,827	208,600	547,700
Ladenburg Thalmann & Co. Inc.	122,188	0	25,440
Steven Kaplan	48,988	0	10,200
Peter Blum	48,988	0	10,200
Jeff Caliva	24,209	0	5,040

SCHEDULE I

Schedule I

BioDak, LLC

Sanford Frontiers

Sioux Falls Development Foundation Inc.

Dakota Ag Investments, LLC

SD Equity Partners Limited Partnership

Sanford Therapeutics, LLC